UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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Avangrid, Inc.

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Letter to our Shareholders

April [28], 2017

Dear Fellow Shareholders:

It is our pleasure to invite you to attend our 2017 Annual Meeting of Shareholders. The meeting will be held at 10:30 a.m. (local time) on Thursday, June 22, 2017, at WilmerHale, 60 State Street, Boston, Massachusetts, 02109.

At the Annual Meeting, we will ask you to (i) elect our Board of Directors, (ii) ratify the selection of KPMG US, LLP as the company’s independent registered public accounting firm for 2017, (iii) approve, on an advisory basis, our named executive officer’s compensation, (iv) approve an amendment of our by-laws to adopt majority voting in the election of directors in uncontested elections, (v) approve an amendment of our by-laws to increase the minimum number of independent members of our board of directors and (vi) consider any other business that may properly come before the meeting.

In reviewing this year’s proxy statement, you will find detailed information beginning on page 10 about the qualifications of our director nominees that demonstrate their credentials and expertise to represent your interest as a shareholder.

As discussed in our Compensation Discussion and Analysis, which begins on page 28, we continue to maintain an executive compensation program that creates strong alignment between our executive’s pay and the company’s performance. The board believes our current compensation program, which is highly performance-based, incentivizes our management team to execute on our strategic goals and is strongly aligned with the interests of our shareholders. In addition, this year’s proxy statement details the steps we have taken to build on and expand our strong corporate governance practices. For example, in 2016 we launched a comprehensive shareholder engagement effort and reached out to shareholders representing more than 92% of our outstanding common shares. Discussions with our shareholders were primarily focused on corporate governance practices, our executive compensation program and the board’s role in oversight of critical issues to the company. Based in part on that shareholder feedback, we have made several positive changes to our corporate governance practices, including the establishment of a compensation, nominating and corporate governance committee.

We are using the Internet as our primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We instead sent shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We invite you to review all of these materials.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented and voted at the meeting. I urge you to promptly vote and submit your proxy electronically, by phone or, if you elected to receive paper copies of the proxy materials by mail, by following the instructions on the proxy card or voting instruction card. If you attend the Annual Meeting, you may vote your shares in person, even if you have previously voted your proxy. It is important that all of the company’s shareholders, regardless of the number of shares owned, participate in the affairs of the company. At the company’s 2016 annual meeting, approximately 98% of the company’s outstanding shares were represented in person or by proxy.

On behalf of our management team and directors, I would like to express our appreciation for your continued ownership of the company and thank you for your continued support and confidence in 2017.

Very truly yours,

Ignacio Sánchez Galán

Chairman of the Board

The attached proxy statement is dated April [28], 2017, and is first being made available to shareholders on or about April [28], 2017.

Notice of Annual Meeting of Shareholders

DATE OF MEETING

June 22, 2017

TIME

10:30 a.m.

PLACE

WilmerHale

60 State Street

Boston, Massachusetts

ITEMS OF BUSINESS

We are holding the 2017 Annual Meeting of Shareholders for the following purposes:

1.	Election of Directors. Election to our board of 14 director nominees (Proposal One).

2.	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the selection of KPMG US LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2017 (Proposal Two).

3.	Advisory Vote to Approve Executive Compensation. To approve, on an advisory basis, named executive officer compensation (Proposal Three).

4.	By-Laws Amendment. To approve an amendment to Avangrid’s by-laws to implement a majority voting standard in the election of directors in uncontested elections (Proposal Four).

5.	By-Laws Amendment. To approve an amendment to Avangrid’s by-laws to increase the minimum number of independent members of the board of directors from three (3) to five (5) (Proposal Five).

6.	Other Business. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The enclosed proxy statement describes these items in more detail. As of the date of this notice, we have not received notice of any other matters that may be properly presented at the annual meeting.

RECORD DATE

April 24, 2017

DATE THESE PROXY MATERIALS ARE FIRST BEING MADE AVAILABLE

On or about April [28], 2017

By order of the board of directors,

R. Scott Mahoney

Senior Vice President –

General Counsel and Secretary;

Chief Compliance Officer

April [28], 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 22, 2017. The notice of annual meeting of shareholders, proxy statement and 2016 annual report are available at www.proxyvote.com.

Proxy Summary

This summary highlights certain information contained elsewhere in this proxy statement for the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Avangrid, Inc. (“Avangrid” or the “company”), which is being solicited by the board of directors of the company. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

2017 Annual Meeting of Shareholders

Time and Date:	10:30 a.m. (local time), June 22, 2017
Place:	WilmerHale 60 State Street Boston, MA
Record Date:	April 24, 2017
Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other proposal to be voted on.
Admission:

If you plan to attend the Annual Meeting in person, you must bring photo identification to be admitted. If you are a beneficial owner, you also must bring a letter from your nominee confirming your beneficial ownership of your shares and, if you intend to vote the shares, a proxy permitting you to vote them. To request a proxy, follow the instructions at www.proxyvote.com.

For additional information about our Annual Meeting, see Frequently Asked Questions beginning on page 74.

How to Vote

It is important that your shares be represented and voted at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, please vote in advance of the meeting in the event your plans change. Whether you vote by Internet, by telephone or by mail, please have your proxy card or voting instruction card in hand and follow the instructions.

For registered holders:

(Your shares are registered in your name with our transfer agent Broadridge Corporate Issuer Solutions)

BY TELEPHONE You can vote your shares toll-free by calling 1-800-690-6903.*

BY INTERNET You can vote your shares online at www.proxyvote.com* or scan the QR Barcode on your proxy card.

BY MAIL

You can vote by mail by returning a properly executed and dated paper proxy card, which you may request by calling 1-800-579-1639 or by emailing sendmaterials@proxyvote.com and following the instructions on the Notice sent to you by Broadridge.

* You will need your 16-digit control number available on the Notice of Internet Availability of the Proxy Materials sent to you by Broadridge.

For beneficial owners:

(You hold your shares in a brokerage account or by a bank or other holder of record (that is, in “street name”))

BY TELEPHONE You can vote your shares toll-free by calling 1-800-454-8683.

BY INTERNET You can vote your shares online at www.proxyvote.com.*

BY MAIL Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or other similar organizations makes available.

2017 Proxy Statement	1

Proxy Summary (continued)

Matters to be Voted on at Our Annual Meeting

		More Information	Board Vote Recommendation	Broker Non-Vote	Abstentions	Vote Required for Approval
Proposal One	Election of Directors	Page 9	FOR each director	Do not count	Do not count	14 nominees receiving the highest number of “FOR” votes
Proposal Two	Ratification of KPMG US, LLP (“KPMG”) as our Independent Registered Public Accounting Firm for 2017	Page 62	FOR	Vote against	Vote against	Majority of votes cast
Proposal Three	Advisory Vote to Approve Named Executive Officer Compensation (“Say on Pay”)	Page 63	FOR	Vote against	Vote Against	Majority of votes cast
Proposal Four	Amendment to Avangrid’s By-Laws to Adopt a Majority Voting Standard in the Election of Directors in Uncontested Elections	Page 64	FOR	Vote against	Vote against	Majority of votes cast

Proposal Five	Amendment to Avangrid’s By-Laws to Increase the Minimum Number of Independent Members of the Board of Directors from Three (3) to Five (5)	Page 66	FOR	Vote against	Vote against	Majority of votes cast

2017 Proxy Statement	2

Proxy Summary (continued)

Avangrid Organizational Structure

Avangrid Executive Officers

Name	Age	Title
James P. Torgerson	64	Chief Executive Officer
Richard J. Nicholas	61	Senior Vice President – Chief Financial Officer
Daniel Alcain	43	Senior Vice President – Controller
Frank Burkhartsmeyer	52	Chief Executive Officer of Avangrid Renewables, LLC (“Renewables”)
Sara J. Burns	61	President and Chief Executive Officer of Central Maine Power Company (“CMP”)
Sheila Duncan	52	Senior Vice President – Human Resources & Corporate Administration
Ignacio Estella	51	Senior Vice President – Corporate Development
Daryl W. Gee	53	Chief Executive Officer of ENSTOR Gas, LLC (“Gas”)
Robert D. Kump	55	President and Chief Executive Officer of Avangrid Networks, Inc. (“Networks”)

Mark S. Lynch	64	President and Chief Executive Officer of New York State Electric & Gas Corporation (“NYSEG”) and Rochester Gas and Electric Corporation (“RG&E”)
R. Scott Mahoney	51	Senior Vice President – General Counsel and Secretary; Chief Compliance Officer
Anthony Marone	53	President and Chief Executive Officer of UIL Holdings Corporation (“UIL”)

2017 Proxy Statement	3

Proxy Summary (continued)

Performance Highlights

The following key metrics reflect our financial performance during 2016. We manage and measure our business performance with a significant focus on Adjusted Net Income, Adjusted EPS, Adjusted EBITDA and Adjusted Gross Margin. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries since it eliminates the impact of financing and certain non-cash charges. In addition, we present non-GAAP financial measures because they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance. See Annex A to this proxy statement for a discussion of Adjusted Net Income, Adjusted EPS, Adjusted EBITDA and Adjusted Gross Margin as well as a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures.

Strong earnings performance

4Q ’16 Net Income $207M ($0.67/share)

Full Year ’16 Net Income $630M ($2.04/share)

            Net Income ($M)                     EPS

Adjusted Net Income ($M)        Adjusted EPS

Executing on our strategic plan

Capital investments up 64% to $1.9B

Integration efforts well under way

Capital Expenditures

2017 Proxy Statement	4

Proxy Summary (continued)

Executive Compensation Highlights

We provide highlights of our compensation program below. It is important that you review our section entitled “Compensation Discussion and Analysis” beginning on page 28 and the compensation-related tables beginning on page 38 for a complete understanding of our compensation program.

2016 Compensation Decisions

At our 2016 annual meeting, over 95.4% of the votes cast were in favor of our named executive officer compensation. The following table summarizes the 2016 compensation decisions for our named executive officers. This table is not a substitute for, and should be read together with, the

Summary Compensation Table on page 38, which presents 2016 named executive officer compensation in accordance with the disclosure rules of the U.S. Securities and Exchange Commission (the “SEC”) and includes additional compensation elements and other important information.

Name & Principal Position	Annualized Base Salary ($)	Annual Incentive Plan Bonus ($)	Performance Share Units ($)
James P. Torgerson Chief Executive Officer	1,000,000	1,000,000	6,590,645
Richard J. Nicholas SVP-Chief Financial Officer	449,500	269,700	2,066,364
Robert D. Kump President and CEO of Networks	691,900	380,545	2,877,709
Sara J. Burns President and CEO of CMP	361,400	162,630	702,430
Sheila Duncan SVP—Human Resources & Corporate Administration	333,900	150,255	1,164,866

Key Elements of the Compensation Program

The board of directors believes that the mix and structure of compensation for our executives strikes an appropriate balance to promote long-term returns without motivating or rewarding excessive risk taking. The board of directors believes that our executive compensation program also helps the company to attract, retain and motivate a highly talented team of executives with the requisite set of skills and experience to successfully lead the company in creating value for our shareholders. The compensation objectives, principles and philosophies that govern the company’s compensation decisions include:

•

Recruitment, Retention and Motivation of Key Leadership Talent. We ensure that our compensation, in terms of structure and total amount, is competitive with that of comparable entities. We review market data to obtain a general understanding of current compensation practices to ensure that compensation offered to our named executive officers is reasonable.

•	Pay for Performance. A significant portion of compensation for our named executive officers is linked to the achievement of specific, pre-established, quantifiable objectives in line with our corporate interests and strategic goals.
•

Emphasis on Performance over Time. The compensation program for our named executive officers is designed to mitigate excessive short-term decision making and risk taking, while encouraging the attainment of strategic goals through the inclusion of long-term incentives.

We regularly review our compensation practices and policies and periodically modify our compensation programs in light of evolving best practices, competitive positions and changing regulatory requirements. Our board had not historically designated a compensation committee. During 2016, we established an independent compensation forum of our board to help assist with our compensation programs for our named executive officers, which was replaced in October 2016 with the newly established compensation, nominating and corporate governance committee. In addition, our board engaged Aon Hewitt, an independent compensation consulting firm, to review our executive compensation practices for 2016.

2017 Proxy Statement	5

Proxy Summary (continued)

The compensation, nominating and corporate governance committee works to ensure that the design of our executive compensation program is focused on long-term shareholder value creation, emphasizes pay for performance and does not encourage imprudent short-term risks. The compensation, nominating and corporate governance committee will use the “say on pay” vote as a guidepost for shareholder sentiment, along with continued shareholder outreach, and believes it is critical to maintain and continually develop our compensation program to promote ongoing shareholder engagement, communication and transparency.

Recent Changes to the Executive Compensation Program

•

Removed the “evergreen feature” from our 2016 Avangrid, Inc. Omnibus Incentive Plan. Our board of directors has amended the 2016 Avangrid, Inc. Omnibus Incentive Plan (the “Omnibus Incentive Plan”) to remove the “evergreen” feature so that shareholder approval is required to increase the number of shares available for equity grants under the plan.

•

Established a new compensation, nominating and corporate governance committee. The compensation, nominating and corporate governance committee is responsible for executive compensation, the company’s director nominating process and procedures, and developing and maintaining Avangrid’s corporate governance system.

•

Strengthened the hedging and pledging prohibition. All officers, directors, financial personnel and certain other individuals are prohibited from shorting, hedging and pledging Avangrid securities or holding Avangrid securities in a margin account.

•	Committed to no new tax gross-up provisions. Our board of directors committed to no new tax gross-up provisions in executive employment agreements and executive compensation plans.
•

Adopted stock ownership and retention guidelines for senior management. Our board of directors has adopted stock ownership and retention guidelines to ensure the alignment of the financial interests of the company’s executive officers with those of the company’s shareholders.

•

Granted performance stock units. Executive officers and other key employees were granted performance stock units (“PSUs”) with a four-year performance period and a subsequent three-year payout period to align management and shareholder value.

We encourage you to read the more detailed description of our compensation program in “Compensation Discussion and Analysis” beginning on page 28 before voting on Proposal Three: Advisory Vote to Approve Named Executive Officer Compensation (“Say on Pay”).

Our Commitment to Sustainability

Sustainability is firmly entrenched in the values and principles that guide our board of directors and we believe respect for people, safety, communities and the environment are key priorities for our business success. The company’s commitment to sustainability is articulated in five basic principles of conduct set forth in the Iberdrola, S.A. Sustainability Policy, which has been adopted by our board of directors and is available at www.avangrid.com:

•	competitiveness of energy products supplied;
•	safety in the supply of energy products;
•	reduction in the environmental impact of all activities performed by the company;
•	creation of value for shareholders, customers, and suppliers, attending to corporate profits as one of the foundations for the future sustainability of the company and its subsidiaries; and
•	boosting the social dimension of the company’s activities.

We encourage you to read the company’s Sustainability Report for 2016 (available at www.avangrid.com) in which you can find more information regarding the company’s economic, social, and environmental goals and achievements during 2016.

2017 Proxy Statement	6

Proxy Summary (continued)

Corporate Governance Highlights

✓	Two new independent directors	2016 Corporate Governance Enhancement
✓	Robust shareholder engagement program	2016 Corporate Governance Enhancement
✓	New compensation, nominating and corporate governance committee	2016 Corporate Governance Enhancement
✓	Audit and compliance committee comprised of all independent members	2016 Corporate Governance Enhancement
✓	Independent director to lead regular executive sessions of non-management and independent directors	2016 Corporate Governance Enhancement
✓	Continuous updating of Corporate Governance System to reflect best practices and approval of new governance policies
✓	Unaffiliated committee comprised of directors not-affiliated with Iberdrola, S.A responsible for, among other things, approving all transactions entered into between the company and Iberdrola, S.A. and its affiliates
✓	No poison pill
✓	Finalist in the “Best Governance, Risk and Compliance Program at Large-Cap Company” category at the NYSE Governance Services’ third annual Governance, Risk and Compliance Leadership Awards
✓	Annual board and committee self-assessment
✓	Annual evaluation by an independent third party of the board, audit and compliance committee, and principal subsidiary governance bodies
✓	Annual election of directors (i.e., no staggered board)

2017 Proxy Statement	7

Proxy Summary (continued)

Director Nominees

		Director Since		Independent		Committee Memberships
Name	Age		Principal Occupation	Yes	No
Ignacio Sánchez Galán	66	2014	Chairman and CEO of Iberdrola, S.A.		×	• Compensation, Nominating and Corporate Governance • Executive
John E. Baldacci	62	2014	Senior Advisor for Economic Development & Government Relations at Pierce Atwood LLP		×
Pedro Azagra Blázquez	48	2014	Iberdrola Group’s Director of Corporate Development		×	• Executive
Felipe de Jesús Calderón Hinojosa	54	2016	Chair of The Global Commission on the Economy and Climate	✓		• Unaffiliated
Arnold L. Chase	65	2015	President and a Director of Gemini Networks, Inc.		×	• Unaffiliated
Alfredo Elías Ayub	67	2014	President of the board of directors of Promociones Metropolis, S.A. de C.V.	✓		• Compensation, Nominating and Corporate Governance • Unaffiliated
Carol L. Folt	65	2015	Chancellor of the University of North Carolina at Chapel Hill	✓		• Audit and Compliance
John L. Lahey	70	2015	President of Quinnipiac University	✓		• Compensation, Nominating and Corporate Governance • Executive
Santiago Martinez Garrido	48	2015	Director of Legal Services for Iberdrola, S.A. and Deputy Secretary of the Iberdrola, S.A. board of directors		×
Juan Carlos Rebollo Liceaga	55	2015	Administration and Control Director of Iberdrola, S.A.		×
José Sainz Armada	57	2014	Chief Financial Officer of Iberdrola, S.A.		×	• Executive
Alan D. Solomont	68	2014	Pierre and Pamela Omidyar Dean of the Jonathan M. Tisch College of Citizenship and Public Service at Tufts University	✓		• Audit and Compliance
Elizabeth Timm	63	2016	President of the Maine chapter of the International Women’s Forum	✓		• Audit and Compliance
James P. Torgerson	64	2015	Chief Executive Officer of Avangrid		×	• Executive

Shareholder Engagement

As part of the company’s commitment to corporate governance, we have established a robust engagement program to discuss and obtain feedback from our shareholders on our corporate governance and executive compensation practices and the board’s role in oversight of critical issues to the company. During 2016, the company reached out to shareholders holding approximately 92 percent of our shares to discuss, among other issues, board structure, director independence and executive compensation, and regularly provided feedback to the board on these discussions. The board carefully considered shareholder feedback in acting on matters of corporate governance and executive compensation. A more complete discussion of our shareholder engagement program is included on page 25.

2017 Proxy Statement	8

Corporate Governance

Proposal One: Election of Directors

Our board of directors has nominated the following 14 candidates to serve on the board. We have a declassified board, which means that all directors are voted on every year at the annual meeting of shareholders. If any director is unable to stand for election, our board of directors may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve. The compensation, nominating and corporate governance committee has recommended the following current directors as nominees for director and the board of directors has approved their nomination for election.

It is intended that proxies will be voted for the nominees set forth herein. Under our bylaws, assuming a quorum is present at the annual meeting, the election of directors shall be decided by a plurality of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein. This means that the 14 nominees receiving the highest numbers of “FOR” votes at the Annual Meeting by the holders of shares of our common stock will be elected as directors.

Set forth on the following pages is each nominee’s name, his or her age, the date first elected as a director of the company, and a brief summary of the nominee’s business experience, including the nominee’s particular experience, qualifications, attributes or skills that led the board to conclude that the nominee should continue to serve as a director. Each nominee has indicated he or she will stand for election and will serve as a director if elected. Messrs. Torgerson, Chase and Lahey were selected to serve as directors pursuant to the shareholder agreement dated December 16, 2015, between the company and Iberdrola, S.A. (the “Shareholder Agreement”). See the section entitled “Certain Relationships and Related Party Transactions—The Shareholder Agreement” for additional information beginning on page 66.

Board Recommendation

After review of the individual qualifications and experience of each of our director nominees and his or her contributions to the board, our board of directors has determined unanimously to recommend that shareholders vote “FOR” the election of all of our director nominees.

2017 Proxy Statement	9

Corporate Governance (continued)

Ignacio Sánchez Galán Chairman of the Board of Directors COMMITTEES: • Compensation, Nominating and Corporate Governance • Executive (Chair)	Director Since: 2014 Age: 66

EXPERIENCE

Since 2006, Mr. Galán has served as Chairman and CEO of Iberdrola, S.A. Since 2007, Mr. Galán has also served as the Chairman of Scottish Power Ltd. (“Scottish Power”), a subsidiary of Iberdrola, S.A. Mr. Galán previously served as Executive Vice President and CEO of Iberdrola, S.A. from 2001 to 2006. Mr. Galán also previously served as Chairman at Eurojet from 1993 to 1995 and Chief Executive Officer at Airtel Móvil (now Vodafone Spain) from 1995 to 2001. Mr. Galán held various management positions at Sociedad Española del Acumulador Tudor, S.A. (now Grupo Exide) and served as Director and General Manager of Industria de Turbo Propulsores, S.A. Mr. Galán holds honorary degrees from the Universities of Salamanca, Edinburgh and Strathclyde, where he is a visiting professor, and is Chairman of the Social Council of the University of Salamanca and a Patron of the Comillas-ICAI University Foundation. He is also on the Presidential CEO Advisory Board of Massachusetts Institute of Technology (MIT). He chaired the utilities group at the World Economic Forum from 2014 to 2016 and is a member of the steering committee and board of the European Round Table of Industrialists. In 2016 Mr. Galán was named the best CEO in the European Utilities sector for the tenth time by the Institutional Investor Research Group and, in 2014, Mr. Galán received the Award for Responsible Capitalism from FIRST, a multi-disciplinary international affairs organization. Mr. Galán graduated in Electromechanical Industrial Engineering at the Instituto Católico de Artes e Industrias of the Universidad Pontificia Comillas. He also holds a degree in Business Administration from the Instituto Católico de Administración y Dirección de Empresas of the Universidad Pontificia Comillas and in Business Administration and Foreign Trade from the Escuela de Organización Industrial.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Galán was selected to serve on the board because of his extensive knowledge of and expertise in the energy industry and risk management and his leadership experience at Iberdrola, S.A.

John E. Baldacci Vice Chair of the Board of Directors	Director Since: 2014 Age: 62

EXPERIENCE

Mr. Baldacci has served as Senior Advisor for Economic Development & Government Relations at Pierce Atwood LLP since 2012, and has served as Vice Chair of the board of the Northeast Midwest Institute since 2013. Mr. Baldacci served as the 73rd Governor of the State of Maine from 2003 until 2011. He previously served as director of the U.S. Department of Defense’s Military Health Care Reform Initiative from 2011 to 2012, U.S. Representative for Maine’s 2nd Congressional District from 1995 to 2003, a member of the Maine Senate from 1982 to 1994, and a member of the Bangor City Council from 1978 to 1981. Mr. Baldacci is the former Chairman of the board of directors and current board member for Jobs for America’s Graduates, a national nonprofit organization that works to reduce barriers to high school graduation and help students to transition to college. Mr. Baldacci earned a B.A. in History from the University of Maine at Orono. See the section entitled “Certain Relationships and Related Party Transactions—Other Relationships” in this proxy statement.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Baldacci was selected to serve on the board because of his extensive experience in economic development and government regulations.

2017 Proxy Statement	10

Corporate Governance (continued)

Pedro Azagra Blázquez COMMITTEES: •Executive	Director Since: 2008 Age: 48

EXPERIENCE

Mr. Azagra Blázquez has served as the Chief Development Officer of Iberdrola, S.A. since 2008. He previously served as Director of Strategy from 1997 to 2001 and was responsible for corporate development activities of the Iberdrola Group from 2001 to 2008. He was also responsible for the U.S. businesses in 2008. He served as a board member of Iberdrola México, S.A. de C.V, a subsidiary of Iberdrola, S.A. from 2014 until 2016. He also served as member of the board of directors of Iberdrola USA, Inc. and Energy East Corporation (now Avangrid) from 2008 to 2011 and RG&E, NYSEG and CMP, each an indirect subsidiary of the company, from 2009 to 2011. Mr. Azagra Blázquez has also served as Professor of Corporate Finance and Mergers and Acquisitions at Universidad Pontificia de Comillas, Madrid, Spain since 1998. Before joining the Iberdrola Group he worked at Morgan Stanley in London and New York in the investment banking division in advisory, equity and debt transactions. He earned a business degree and a law degree from Universidad Pontificia de Comillas and a M.B.A. from the University of Chicago.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Azagra Blázquez was selected to serve on the board because of his extensive knowledge of the Avangrid businesses and the U.S. utilities industry, capital markets and corporate strategy and the international business environment.

Felipe de Jesús Calderón Hinojosa COMMITTEES: • Unaffiliated (Chair)	Director Since: 2016 Age: 54

EXPERIENCE

President Calderón served as the 56th President of Mexico from 2006 to 2012. Since 2012, President Calderón has served as the Chair of The Global Commission on the Economy and Climate. President Calderón also serves a member of the Policy Advisory Council of the World Business Council for Sustainable Development, president of the Sustainable Human Development Foundation, and as a member of the board of directors of the World Resources Institute. President Calderón has a law degree from the Escuela Libre de Derecho, a master’s degree in economics from the Instituto Tecnológico Autónomo de México and a master’s degree in public administration from the John F. Kennedy School of Government at Harvard University.

Particular experience, attributes or skills that qualify candidate for board membership:

President Calderón was selected to serve on the board because of his extensive executive leadership experience and his expertise and experience in economic development, sustainability and government regulations.

2017 Proxy Statement	11

Corporate Governance (continued)

Arnold L. Chase COMMITTEES: • Unaffiliated	Director Since: 2015 Age: 65

EXPERIENCE

Mr. Chase currently serves as President and a Director of Gemini Networks, Inc. and Managing Member of Chase Enterprises Holding LLC, Hartford, Connecticut, both of which are privately owned investment holding companies. Mr. Chase previously served as a Director of UIL Holdings Corporation (“UIL”) from 1999 to 2015 and served as the Chair of the Retirement Benefits Plans Investment Committee. Mr. Chase is also a Trustee of Connecticut Public Broadcasting, Inc. and Talcott Mountain Science Center. Mr. Chase holds a Bachelor of Science degree in business administration from Babson College.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Chase was selected to serve on the board because he has a highly technical background that gives him a unique perspective when evaluating the technical and engineering aspects of potential projects brought before the board and due to his familiarity with the regulatory process, both at the state and federal level.

Alfredo Elías Ayub COMMITTEES: • Compensation, Nominating and Corporate Governance Committee (Chair) • Unaffiliated	Director Since: 2014 Age: 67

EXPERIENCE

Mr. Elías Ayub is currently the president of the board of directors of Promociones Metropolis, S.A. de C.V. From 2012 to 2015, Mr. Elías Ayub served as a director of Arcos Dorados Holdings Inc. (NYSE: ARCO). Mr. Elías Ayub previously served as Chief Executive Officer and a director of Federal Electricity Commission, a Mexican state owned electricity company, from 1999 to 2011. From 1996 to 1999, he was the Chief Executive Officer of Aeropuertos y Servicios Auxiliares, Mexico’s airport operator that was responsible for managing 58 airports. He held a number of positions in the state owned industry and energy sector including Deputy Minister of Mines and Basic Industry and Deputy Energy Minister. He previously served as Deputy Director and Director of Universidad Anáhuac’s Engineering School from 1978 to 2013 and a member of the Dean of Students Board of Advisors of Harvard University Business School from 2010 to 2013. He held a number of positions for Mexican Fund for Social Activities including Deputy Director General and Director General from 1978 to 1983. He served as Executive Coordinator at the State of Mexico Government’s Urban Development Department/Secretariat from 1983 to 1986. Mr. Elías Ayub earned a degree in Civil Engineering from Universidad Anáhuac, in Mexico City, and a M.B.A. from Harvard University.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Elías Ayub was selected to serve on the board because of his executive leadership experience and his extensive expertise in the energy and natural resources industries, risk management and the international business environment.

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Corporate Governance (continued)

Carol L. Folt COMMITTEES: • Audit and Compliance	Director Since: 2015 Age: 65

EXPERIENCE

Ms. Folt has been a member of the board of directors and president of the University of North Carolina at Chapel Hill since 2013. Ms. Folt became the 11th Chancellor of the University of North Carolina at Chapel Hill and its 1st female leader on July 1, 2013. Ms. Folt previously served as interim president of Dartmouth College from 2012 to 2013 and provost from 2009 to 2012, among other roles, and was on the faculty in Biology. She holds tenured appointments in the faculties of Biological Sciences and the School of Global Public Health at the University of North Carolina. Ms. Folt earned a bachelors and masters of arts at the University of California, Santa Barbara, and a Ph.D. from the University of California, Davis.

Particular experience, attributes or skills that qualify candidate for board membership:

Ms. Folt was selected to serve on the board because of her scientific contributions, leadership experience and financial knowledge.

John L. Lahey COMMITTEES: • Compensation, Nominating and Corporate Governance • Executive	Director Since: 2015 Age: 70

EXPERIENCE

Mr. Lahey currently serves as President of Quinnipiac University in Hamden, Connecticut, a private, coeducational university with approximately 7,000 undergraduate and 3,000 graduate students. Mr. Lahey has also served as a director of Independence Holding Company (NYSE: IHC) since 2006. Mr. Lahey previously served as a Director of UIL from 1994 to 2015 and has served as its Non-Executive Chair since 2010. Mr. Lahey is also a Trustee of Yale-New Haven Hospital and a Director of the Yale New Haven Health System, The NYC Saint Patrick’s Day Parade, Inc., Standard Security Life Insurance Company of New York, Independence Holding Company and Alliance for Cancer Gene Therapy. He is a former Director of The Aristotle Corporation. Mr. Lahey holds bachelor’s and master’s degrees from the University of Dayton, a master’s degree from Columbia University, and a Ph.D. from the University of Miami.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Lahey was selected to serve on the board because he possesses considerable financial knowledge through his experience on the audit and compliance committee of The United Illuminating Corporation, as well as his considerable experience in board development, board marketing, and strategic decision-making and communication.

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Corporate Governance (continued)

Santiago Martinez Garrido	Director Since: 2015 Age: 48

EXPERIENCE

Since 2016 Mr. Martinez Garrido has been the Head of Legal Services for Iberdrola, S.A. and served as Deputy Secretary of the Iberdrola, S.A. board of directors since 2015. He has served as a member of the board of directors of Ekektro Holding, S.A., a subsidiary of Iberdrola, S.A., since 2012, and as a member of the board of directors of Neoenergia, S.A., a Brazilian energy company, since 2004. Previously, he served as Head of Corporate Legal Services of Iberdrola, S.A. and director, legal counsel and secretary of the board of directors of Iberdrola Renovables, S.A. From 2014 to 2016, he also served as a secretary of the board of directors of Iberdrola España, S.A., a direct subsidiary of Iberdrola, S.A., and from 2010 to 2015, he served as secretary of Fundación Iberdrola, a charitable foundation of Iberdrola, S.A. Before joining Iberdrola, S.A., Mr. Martinez Garrido served as Chief of Staff of the Minister of Justice of Spain and of the Justice Secretary of State of Spain from 2000 to 2004. Mr. Martinez Garrido has served as the secretary of the Board of Trustees of the Royal Academy of Jurisprudence and Legislation in Madrid since 2014. Mr. Martinez Garrido is a State Lawyer and has a degree in Law from Universidad Complutense in Madrid, a degree in Business Studies from Colegio Universitario San Pablo in Madrid and a PhD from Universidad Autónoma de Barcelona.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Martinez Garrido was selected to serve on the board because of his extensive legal experience and his executive legal position at Iberdrola, S.A.

Juan Carlos Rebollo Liceaga	Director Since: 2015 Age: 55

EXPERIENCE

Since 2010, Mr. Rebollo Liceaga has been Administration and Control Director of Iberdrola, S.A. Mr. Rebollo Liceaga also currently serves as a member of the board and the audit committee of Iberdrola España, S.A. and Scottish Power, each subsidiaries of Iberdrola, S.A. Mr. Rebollo Liceaga also previously served on the board of directors of Energy East (now Avangrid) from February 2009 until April 2011. Prior to joining Iberdrola, S.A., Mr. Rebollo Liceaga worked at Arthur Andersen. Mr. Rebollo Liceaga holds a degree in Business Administration from the Universidad Comercial de Deusto.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Rebollo Liceaga was selected to serve on the board because of his extensive financial, accounting and risk management experience and his executive position at Iberdrola, S.A.

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Corporate Governance (continued)

José Sainz Armada COMMITTEES: • Executive	Director Since: 2014 Age: 57

EXPERIENCE

Mr. Sainz Armada has been the Chief Financial Officer of Iberdrola, S.A. since 2003. Prior to his appointment as Chief Financial Officer, Mr. Sainz Armada was Director of Development & Finance of Iberdrola, S.A. from 2002. Before joining Iberdrola, S.A., Mr. Sainz Armada started his professional career at JP Morgan, he then held different positions at Corporación Bancaria de España where he was its CFO from 1996 to 2000 and then moved to Banco Bilbao Vizcaya Argentaria (“BBVA”), where he was General Manager of Asset Management from 2001 to 2002, and Managing Director of Corporate Value of BBVA from 2000 to 2001. Mr. Sainz Armada earned a degree in Law and Business Administration from the Catholic Institute of Business Administration from the Universidad Pontificia de Comillas Madrid and a M.B.A. from INSEAD in Fontainebleau, France.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Sainz Armada was selected to serve on the board because of his extensive experience in finance and corporate strategy and his executive position at Iberdrola, S.A.

Alan D. Solomont COMMITTEES: • Audit and Compliance (Chair)	Director Since: 2014 Age: 68

EXPERIENCE

Mr. Solomont has served as Pierre and Pamela Omidyar Dean of the Jonathan M. Tisch College of Civic Life at Tufts University since January 2014. Mr. Solomont has also served on the board of directors of MAPFRE U.S.A. Corp., the U.S. subsidiary of MAPFRE S.A., since February 2014, and as the chairman of the board of directors of the Spain-U.S. Chamber of Commerce since 2013. He served as United States Ambassador to Spain and Andorra from 2009 to 2013. Prior to his posting to Madrid, he was a member of the bipartisan board of directors of the Corporation for National and Community Service beginning in 2000, and he was elected chair in 2009. Mr. Solomont has served on the boards of directors of a number of other nonprofit and for profit organizations, including Boston Medical Center from 1995 to 2009, Boston Private Bank & Trust Co. from 1999 to 2009, Angel Healthcare Investors from 2000 to 2009, the New Israel Fund from 1998 to 2008, Israel Policy Forum from 1998 to 2008, the University of Lowell from 1984 to 1991, the University of Massachusetts from 1991 to 1992, the John F. Kennedy Presidential Library Foundation from 2001 to 2009 and the WGBH Education Foundation from 1999 to 2005. Mr. Solomont has a B.A. in political science and urban studies from Tufts University and a B.S. in nursing from the University of Massachusetts Lowell.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Solomont was selected to serve on the board because of his extensive experience in the nonprofit industry and background in public service.

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Corporate Governance (continued)

Elizabeth Timm COMMITTEES: • Audit and Compliance	Director Since: 2016 Age: 63

EXPERIENCE

Ms. Timm currently serves as chair of the board of directors of the Girl Scouts of Maine. She also serves as a member of the Boston Club and its corporate board committee, an advisory member of the Olympia Snowe Leadership Institute. She is the immediate past president of the Maine chapter of the Internal Women’s Forum. Most recently she was a management and financial consultant for RE/MAX By the Bay in Portland until December 2015. From 1998 until 2012, Ms. Timm served as the Maine Market President of the Bank of America (NYSE: BAC) and its predecessor company, Fleet Bank. Ms. Timm served as an independent director of Networks, a wholly-owned subsidiary of the company, and chair of the audit and compliance committee of the board of directors of Networks from March 2015 until her election to our board of directors. Ms. Timm holds a Bachelor of Arts degree in Psychology from the University of Maine and an M.B.A. in Business from the University of Southern Maine.

Particular experience, attributes or skills that qualify candidate for board membership:

Ms. Timm was selected to serve on the board because of her financial and business expertise and executive leadership experience.

James P. Torgerson COMMITTEES: • Executive	Director Since: 2015 Age: 64

EXPERIENCE

Mr. Torgerson has served as the Chief Executive Officer and as a director of Avangrid since December 2015. Mr. Torgerson had been President and Chief Executive Officer and a director of UIL since 2006. Prior to 2006, Mr. Torgerson was President and Chief Executive Officer of Midwest Independent Transmission System Operator, Inc. He is a Trustee of the Yale-New Haven Hospital and a Director of Yale New Haven Health System. Mr. Torgerson is the Chairman of the Connecticut Institute for the 21st Century. He is the former Chairman and a Director of the Connecticut Business and Industry Association and is a member of the board and executive committee of the Edison Electric Institute and the American Gas Association. Mr. Torgerson is a Trustee of the Hartford Bishops’ Foundation. Mr. Torgerson holds a bachelor’s of business administration degree in accounting from Cleveland State University.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Torgerson was selected to serve on the board because he brings considerable financial and business experience by virtue of his background as former Chief Executive Officer of UIL, and former Chief Financial Officer of publicly traded companies, in addition to his expertise in utility operations and ratemaking.

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Corporate Governance (continued)

Composition and Skills

Director Age and Tenure

61 Average Age of Directors

3 Average Tenure of Directors

New Directors since the 2016 Annual Meeting

Following the 2016 annual meeting of shareholders, the board sought to recruit additional board members whose qualifications align with the needs of the board in light of the major risks and issues facing the company as well as its long-term strategy. As such, in July 2016 the chairman of the board of directors recommended that the size of the board be increased from 12 to 14 and that Felipe de Jesús Calderón Hinojosa and Elizabeth Timm be appointed to fill the vacancies created. Effective July 14, 2016, the board voted to elect President Calderón and Ms. Timm as directors of the company. In connection with the election of the new directors, Carol L. Folt resigned as a member and the chair of the unaffiliated committee and President Calderón was appointed to serve as a member and the chair of the unaffiliated committee. Ms. Timm was appointed to serve on the audit and compliance committee.

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Corporate Governance (continued)

Corporate Governance System

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The board has approved a set of corporate governance guidelines in accordance with rules of the New York Stock Exchange (the “NYSE”). These guidelines set forth the key policies relating to corporate governance, including director qualification standards, director responsibilities and director compensation. The board has also approved a code of business conduct and ethics in accordance with rules of the NYSE and the SEC applicable to all directors, officers and employees including the chief executive officer, the principal financial and accounting officer and other senior financial officers. The code is intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. Copies of the company’s corporate governance guidelines and its code of business conduct and ethics may be found on the company’s website at www.avangrid.com. Any amendment to the code, or any waivers of its requirements, will be disclosed on the company’s website.

The board oversees the management of the company and its business with a view to enhancing the long-term value of the company for its shareholders. The company’s corporate governance system is inspired by and based on a commitment to ethical principles, transparency and leadership in the application of best practices in good governance and is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance. The company’s by-laws, the corporate polices, the internal corporate governance rules and the other internal codes and procedures approved or adopted by the board form the framework of governance of the company. The company’s corporate governance system is periodically reviewed by the board, and is subject to modification from time to time. The company’s corporate governance system reflects the main principles that make up the corporate governance system of Iberdrola, S.A., which owns 81.5% of the outstanding shares of Avangrid common stock, subject to certain exceptions, additions, and modifications required for publicly-listed companies in the United States.

Board Leadership Structure

The company’s bylaws and corporate governance guidelines allow the flexibility to separate or consolidate the positions of chairman of the board and chief executive officer. The board currently believes that separating the roles of chairman and chief executive officer allows for better alignment of corporate governance with shareholder interests and aids in the board’s oversight of management and the board’s ability to carry out its roles and responsibilities on behalf of the shareholders. The board also believes that the separation of the roles of chairman and chief executive officer allows the chief executive officer to focus more of his time and energy on operating and managing the company and leverages the chairman’s experience in the energy industry.

Director Independence

Due to the company’s status as a controlled company, the company relies on exemptions from the rules of the NYSE that would otherwise require that our board of directors be comprised of a majority of “independent” directors as defined under the rules of the NYSE. The company is also required to have an “independent” audit committee under the NYSE’s listed company requirements. See the section entitled “Corporate Governance System—Audit and Compliance Committee” for additional information.

The board has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment and affiliations, including family relationships, the board has determined that each of Mmes. Folt and Timm and

Messrs. Calderón, Elías Ayub, Lahey, and Solomont do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the NYSE. In making these determinations, the board considered the current and prior relationships that each non-employee director has with the company and all other facts and circumstances the board deemed relevant in determining their independence, including the beneficial ownership of the company’s securities by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 67.

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Corporate Governance (continued)

The Controlled Company Exemption

The company is a “controlled company” within the meaning of the rules of the NYSE because Iberdrola, S.A. owns more than 50% of the company’s outstanding shares of common stock. Consequently, the company is not required to comply with certain of the NYSE listed company requirements, such as the requirement to have a majority of “independent” directors on the company’s board of directors, or the requirement to have compensation and nominating/corporate governance committees comprised of “independent” directors.

Board Meetings and Committees

During 2016, the board held seven meetings. Each director attended at least 75 percent of the meetings of the board of directors and the committees on which he or she served during 2016. It is our policy to schedule board and committee meetings to coincide with the annual meeting of shareholders, and directors are expected to attend the annual meeting of shareholders. All directors attended our 2016 Annual Meeting.

Our board has the authority to appoint committees to perform certain management and administration functions. The board has an audit and compliance committee, compensation, nominating and corporate governance committee, executive committee and unaffiliated committee. The composition and responsibilities of the committees are described below. Members will serve on committees until their resignation or until otherwise determined by the board of directors.

The compensation, nominating and corporate governance committee, which is comprised of a majority of independent directors, was formed by the board of directors in October 2016. Because the company is a “controlled company” under the rules of the NYSE, the board of directors had determined that it was appropriate to not have a committee responsible for executive compensation and corporate governance matters before the formation of the compensation, nominating and corporate governance committee. During 2016, the board of directors relied on an independent compensation forum, comprised of only independent directors, to make certain decisions regarding executive compensation.

The following table identifies the current membership of the audit and compliance, compensation, nominating and corporate governance, executive and the unaffiliated committees:

Director	Audit and Compliance Committee	Executive Committee	Unaffiliated Committee	Compensation, Nominating and Corporate Governance
Ignacio Sánchez Galán	—	Chair	—	X
John E. Baldacci	—	—	—	—
Pedro Azagra Blázquez	—	X	—	—
Felipe de Jesús Calderón Hinojosa	—	—	Chair	—
Arnold L. Chase	—	—	X	—
Alfredo Elías Ayub	—	—	X	Chair
Carol L. Folt	X	—	—	—
John L. Lahey	—	X	—	X
Santiago Martinez Garrido	—	—	—	—
Juan Carlos Rebollo Liceaga	—	—	—	—
José Sainz Armada	—	X	—	—
Alan D. Solomont	Chair	—	—	—
Elizabeth Timm	X	—	—	—
James P. Torgerson	—	X	—	—

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Corporate Governance (continued)

Audit and Compliance Committee

The audit and compliance committee oversees the company’s accounting and financial reporting process and the audit of the company’s financial statements and assists the board in monitoring the company’s financial systems and the company’s legal and regulatory compliance. The audit and compliance committee operates under a written charter adopted by the board in accordance with applicable rules of the NYSE and the SEC, which is available on the company’s website at www.avangrid.com. As stated in the charter, the audit and compliance committee’s principal responsibility is to provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, the investment community and others relating to:

•

overseeing the compliance division, which is responsible for regulatory compliance and the prevention and correction of illegal or fraudulent acts, as well as approving the compliance division budget and the compliance programs;

•

overseeing and recommending the appointment of the company’s director of internal audit, including ensuring that management comply with the recommendations of the internal audit division, as well as proposing the internal audit budget for approval by the board and approving the internal audit plan;

•	reviewing the adequacy and effectiveness of the company’s internal monitoring systems over financial reporting to identify financial or economic risks;

•

the appointment, retention and compensation of the company’s independent auditors and overseeing the independent auditor’s work, including discussing with management the recommendations of the independent registered public accounting firm regarding financial reporting;

•	approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;

•	reviewing the qualifications and independence of the independent registered public accounting firm;

•

reviewing and discussing with management the company’s financial statements and related disclosures and reviewing the company’s critical accounting policies and practices; establishing procedures for the receipt, retention and treatment of accounting, auditing and corporate governance related complaints and concerns through the company’s compliance division; and

•

reviewing any regulated business separation of activities report of the company and its subsidiaries and informing the board in advance of any changes to the business separation of activities regulatory requirements applicable to the company and its subsidiaries.

Mmes. Folt and Timm and Mr. Lahey served on the audit and compliance committee during 2016, with Mr. Solomont serving as the Chair. Mr. Rebollo Liceaga served on the audit and compliance committee until his resignation on November 11, 2016. Mr. Lahey resigned from the audit and compliance committee on March 16, 2017. All members of the audit and compliance committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. In addition, the board has determined that Ms. Timm is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”) and has the requisite financial experience as defined by the NYSE corporate governance rules.

The board has determined that each of the current members of the Audit and Compliance Committee are “independent” as defined under the NYSE listing standards and under Rule 10A-3(b)(1) of the Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Rebollo Liceaga, who served as a member of the committee until November 11, 2016, is not “independent” as defined under the NYSE listing standards and as defined in Rule 10A-3(b)(1) of the Exchange Act.

Pursuant to the NYSE rules, the company is permitted to phase in its independent audit and compliance committee by requiring one independent member at the time of listing, a majority of independent members within 90 days of the effectiveness of the company’s registration statement and a fully independent committee within one year of the effectiveness of the registration statement. Prior to Mr. Rebollo Liceaga’s resignation the board determined that the fact that the audit and compliance committee was made up in the majority but not entirely of independent directors did not materially adversely affect the ability of our audit and compliance committee to act independently and to satisfy the other requirements of the SEC and NYSE.

The audit and compliance committee held eight meetings during 2016. A copy of Report of the Audit and Compliance Committee is on page 58.

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Corporate Governance (continued)

Executive Committee

The executive committee is a standing committee that has and may exercise all the powers of the board when the full board is not in session, to the extent permitted by applicable law and provided that any of the authorities assigned to the audit and compliance committee or the unaffiliated may not be so delegated. The executive committee held four meetings during 2016.

Unaffiliated Committee

The unaffiliated committee was established in accordance with the Shareholder Agreement and has responsibilities designated therein, including, without limitation the responsibility for reviewing and approving all transactions entered into between the company and Iberdrola, S.A., or its affiliates and ensuring that they are entered into on arms’ length basis.

Mr. Elías Ayub and Mr. Chase served on the unaffiliated committee during 2016, with Ms. Folt serving as the Chair until her resignation from the committee on July 15, 2016, and Mr. Calderón Hinojosa serving as Chair since July 15, 2016. The unaffiliated committee is comprised solely of “independent” directors; provided, however, that Mr. Chase, for so long as he is a director, is permitted to serve as a member of the unaffiliated committee irrespective of whether he qualifies as an “independent” director (as that term is defined under the rules of the NYSE). See the section entitled “Certain Relationships and Related Party Transactions—The Shareholder Agreement” for additional information. The unaffiliated committee held three meetings during 2016.

Compensation, Nominating and Corporate Governance Committee

Initially following the consummation of the merger with UIL, the board determined that it was in the best interests of the company to have any executive incentive plans, including equity incentive plans, reviewed and approved by at least two outside directors who are members of the independent compensation forum. In addition, the board appointed an alternate member entitled to participate fully in any meeting in replacement of any member absent from that meeting. The board, having reviewed the relationships that were known to exist between the company and Messrs. Solomont, Lahey and Elías Ayub, determined that Messrs. Solomont, Lahey and Elías Ayub are “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act and are “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”). The independent compensation forum was responsible for reviewing and recommending the approval to the full board of all executive incentive and equity incentive plans.

On October 15, 2016, after engagement with shareholders and careful consideration, the board determined that it was in the best interests of the company to establish a compensation, nominating and corporate governance committee. The board appointed Messrs. Galán and Lahey to serve as members of the compensation, nominating and corporate governance committee, with Mr. Elías Ayub serving as the Chair. Messrs. Elías Ayub and Lahey are “independent” as defined under the NYSE listing standards. The company relies on the controlled company exemption from the rules of the NYSE that would otherwise require the committee be comprised of solely “independent” directors as defined under the rules of the NYSE.

The compensation, nominating and corporate governance committee operates under a written charter adopted by the board in accordance with applicable NYSE charter requirements for both compensation and nomination/corporate governance committees, which is available on the company’s website at www.avangrid.com. As stated in its charter, the compensation, nominating and corporate governance committee’s principal responsibility is to provide assistance to the board of directors in fulfilling its oversight responsibility with respect to executive compensation, the director nomination process and procedures, developing and maintaining the company’s corporate governance system, and any related matters required by federal securities laws. Specifically, the compensation, nominating and corporate governance committee is responsible for, among other things:

•	reviewing and approving executive officer compensation;
•	reviewing and approving (and, when appropriate, recommending to the board for approval) incentive compensation plans and equity-based plans;
•	administering the company’s incentive compensation plans and equity-based plans;
•	reviewing, and recommending to the board for approval, director compensation;
•	periodically reviewing the chief executive officer succession plan;
•	determining the qualifications, qualities, skills, and other expertise required to be a director;
•	reviewing and making recommendations to the board regarding the selection and approval of the nominees for director;

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Corporate Governance (continued)

•	overseeing the company’s corporate governance policies and procedures; and
•	overseeing the board and committee annual self-evaluation.

To the extent the board and compensation, nominating and corporate governance committee deem appropriate, executive compensation matters relating to or governed by Section 162(m) of the Code or Rule 16b-3 of the Exchange Act, are delegated to a subcommittee of the compensation, nominating and corporate governance committee comprised entirely of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act (the “compensation subcommittee”). Messrs. Elías Ayub and Lahey currently serve on the compensation subcommittee. The compensation subcommittee serves to (i) establish, administer, approve and certify (for the purposes of Section 162(m) of the Code) performance goals for employee compensation awards and (ii) review and approve (for purposes of Rule 16b-3 of the Exchange Act) compensation grants and awards by the company of its securities to an officer or director of the company. Prior to the payment of any compensation awarded by the compensation subcommittee, all compensation decisions by the compensation subcommittee are subject to ratification from the full board.

The compensation, nominating and corporate governance committee also reviews and discusses with management the Compensation Discussion and Analysis required by the SEC to be included in our proxy statement.

The independent compensation forum held three meetings and the compensation, nominating and corporate governance committee held one meeting during 2016.

The independent compensation forum retained Aon Hewitt to serve as its compensation consultant in 2016 to provide counsel and advice on executive and non-employee director compensation matters. Aon Hewitt provided the independent compensation forum, and later the compensation, nominating and corporate governance committee as its successor, and the company’s management, information about peer groups against which performance and pay should be examined, financial metrics to be used to assess the company’s relative performance, competitive long-term incentive practices in the marketplace, and compensation levels relative to market practice. Aon Hewitt received $134,500 in fees in 2016 for services related to determining or recommending the amount or form of executive and non-employee director compensation. Separately, management engaged Aon Hewitt to perform unrelated services and Aon Hewitt was paid approximately $2.9 million for these services, which included actuarial, pension administration, and health and welfare benefits administration and other consulting services. The independent compensation forum was informed about these services, but its formal approval was not requested. A copy of the compensation, nominating and corporate governance committee report is on page 58.

To ensure that Aon Hewitt’s consulting services remain independent and objective: (i) at least annually, Aon Hewitt conducts a review of its performance; and (ii) Aon Hewitt’s fees are not linked to the size of the company’s executive compensation. The compensation, nominating and corporate governance committee has reviewed the independence of Aon Hewitt, including the “independence” factors contained in Section 303A.05 of the NYSE Listed Company Manual, and determined that Aon Hewitt is independent and the services provided by Aon Hewitt do not raise any conflicts of interest.

The Chief Executive Officer and the Senior Vice President—Human Resources & Corporate Administration make recommendations regarding compensation of the executive officers (other than for the Chief Executive Officer) based on competitive market data, internal pay equity, responsibilities and performance. The independent compensation forum made all final determinations regarding executive officer compensation, including salary, bonus targets, equity awards, and related performance goals during 2016. For more information on how executive compensation decisions are made, see the section entitled “Executive Compensation—Compensation Discussion and Analysis” beginning on page 28 below.

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Corporate Governance (continued)

Corporate Governance Matters

PriceWaterhouseCoopers Corporate Governance Assessment

In keeping with international best practices, the company engaged PricewaterhouseCoopers Asesores de Negocio, S.L. (“PwC”) as an external advisor to assess its corporate governance practices. PwC also performs a similar assessment of the corporate governance practices of Iberdrola, S.A. and its other subsidiaries. The objective of this assessment is a review of and any recommended improvements to the operations of the board and the audit and compliance committee. PwC reviewed the company’s internal standards and practices and noted (i) full compliance for the board with 50 assessment indicators, of which 38 relate to the analysis of compliance with internal regulations and 12 relate to the monitoring of trends in corporate governance and (ii) full compliance for the audit and compliance committee with 18 assessment indicators, of which 16 relate to the analysis of compliance with internal regulations and two relate to the monitoring of trends in corporate governance. PwC made a similar assessment of the company’s principal subsidiary governing bodies, the Networks board of directors and audit and compliance committee and the Renewables board of directors, and concluding that the company and its principal subsidiary governance bodies were each in full compliance with all internal regulations.

Annual Board Self-Assessment

The board conducts an annual assessment of the performance of the board and its committees. The purpose of this evaluation is to identify ways to enhance the effectiveness of the board, its committees and the directors. The evaluation process includes completion by directors of an anonymous questionnaire to solicit candid feedback and gather additional suggestions for improvement. The responses and comments of the directors are then compiled and presented to the chairman of the board of directors and, beginning for 2016, the compensation, nominating and corporate governance committee. The chairman of the board of directors and the chair of the compensation, nominating and corporate governance committee then presents the results of the assessments to the board for discussion and action.

Risk Management Oversight

In the normal course of its business, the company is exposed to a variety of risks, including political and regulatory risks and credit and investment risks. In connection with the board’s oversight function, the board oversees the company’s policies and procedures for managing risk. The audit and compliance committee of the board of directors has been delegated primary responsibility for oversight of the company’s risk management practices and reports to the board. The audit and compliance committee reviews the company’s risk assessment and regulatory compliance through the company’s compliance division and chief compliance officer. See the section entitled “Corporate Governance System—Audit and Compliance Committee” for additional information.

In addition, the company conducts risk assessments to determine the extent, if any, to which the company’s compensation programs and practices may create incentives for excessive risk-taking. For a discussion of these assessments, see the section entitled “Compensation Discussion and Analysis—Compensation and Risk.”

2017 Proxy Statement	23

Corporate Governance (continued)

Director Nomination Procedures

During 2016, the entire board participated in the consideration of nominees for director. On October 14, 2016, the board established a compensation, nominating and corporate governance committee, which, among other things, is responsible for recommending to the board nominees, including any nominees recommended by shareholders, for director at each year’s annual meeting of shareholders and, when vacancies occur, names of individuals who would make suitable directors of the company. The compensation, nominating and corporate governance committee may engage an external search firm or a third party from time to time to assist it in identifying and evaluating director-nominee candidates, in addition to current members of the board standing for reelection.

Our criteria for directors are discussed in our corporate governance guidelines and our compensation, nominating and corporate governance committee charter, copies of which are available on our website at www.avangrid.com. Consistent with these guidelines, the compensation, nominating and corporate governance committee ensures that the nominees are qualified with relevant expertise, competence, experience, and training. All of the nominees must also have the time and commitment to meet their responsibilities as members of the board of directors.

The compensation, nominating and corporate governance committee has no specific policy on diversity. However, the board recognizes the benefit of having directors who reflect differing individual attributes to contribute to the board’s discussion, evaluation and decision-making and considers diversity of knowledge, experience, origin, nationality, and gender. In the board’s annual performance evaluations conducted by the board and its committees, the board from time to time considers whether the members of the board reflect such diversity and whether such diversity contributes to a constructive and collegial environment.

Shareholders wishing to suggest potential candidates for membership on the board may address such information, in writing, to our Senior Vice President—General Counsel and Secretary; Chief Compliance Officer at the mailing address set forth on page 25 of this proxy statement. The communication must identify the writer as a shareholder of the company and provide sufficient detail for the board to consider the individual’s qualifications. Nominees proposed by the company’s shareholders are evaluated and considered in the same manner as nominees recommended by any other source.

Independent Compensation Forum and Compensation, Nominating and Corporate Governance Committee Interlocks and Insider Participation

From January 2016 to October 2016, Messrs. Solomont and Lahey deliberated on executive compensation matters during the last fiscal year in their capacity as members of the independent compensation forum. Beginning in October 2016, Messrs. Elías Ayub, Galán and Lahey deliberated on executive compensation matters in their capacity as members of the compensation, nominating and corporate governance committee.

None of these directors is, or has ever been, an officer or employee of the company or any of its subsidiaries. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our board.

Executive Sessions

In accordance with our corporate governance guidelines, to ensure that non-management directors serve as an effective check on management and to encourage open discussion among such non-management directors, our non-management directors meet in executive sessions without management directors or management present on a periodic basis but no less than twice a year. Our chairman, a non-management director, presides at these meetings. In accordance with the NYSE rules, our independent directors also meet in an executive session at least once a year. President Calderón, as Chair of the unaffiliated committee, presides at the executive sessions of independent directors.

2017 Proxy Statement	24

Corporate Governance (continued)

Communications with the Board

Any shareholder or interested party who wishes to communicate or request a meeting with members of the board of directors or with only non-management directors or any specified individual director may do so by writing to:

R. Scott Mahoney

Senior Vice President—General Counsel and Secretary; Chief Compliance Officer

Avangrid, Inc.

157 Church Street

New Haven, Connecticut 06506

All communications received in accordance with these procedures will be reviewed by our Senior Vice President—General Counsel and Secretary; Chief Compliance Officer who will, in consultation with our Chairman of the Board, determine whether the subject matter of the communication should be brought to the attention of the non-management directors, the full board, or one or more of its committees, as well as whether any response to the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

Shareholder Engagement

As part of our efforts to continuously improve our governance system, we launched an investor outreach program in 2016 to enable management and the board to understand the issues that matter most to our shareholders and address them effectively. In 2016, we reached out to holders of approximately 92 percent of the company’s outstanding shares throughout the year. Our discussions with shareholders during the 2016 corporate governance engagement program focused on the structure of our corporate governance system, executive compensation, the skills of our directors, and the board’s role in oversight of critical issues for the company. The board carefully considered shareholder feedback and took a number of actions to enhance the company’s corporate governance system. These actions included the addition of two new independent directors, the elimination of the evergreen provision in the Omnibus Incentive Plan, the board’s renewed commitment to no tax gross-up provisions in new executive employment contracts, the establishment of the compensation, nominating and corporate governance committee, and the proposal to implement a majority voting standard uncontested director elections.

2017 Proxy Statement	25

Summer The board reviews shareholder votes at our most recent annual meeting as well as the results at other annual meetings across the nation in order to stay in touch with current governance practices Winter The compensation, nominating and corporate governance committee reviews the feedback from the fall shareholder meetings and discusses the company’s corporate governance practices in light of those discussions Spring Annual Meeting of Shareholders Fall Management meets with shareholders to discuss our corporate governance practices and listen to the concerns and priorities of our shareholders relating to the company’s corporate governance and executive compensation practices Spring Management meets again with shareholders to discuss the matters being voted on at the upcoming annual meeting

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the company regarding the beneficial ownership of its common stock as of April 24, 2017, by (i) each person known by the company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors and nominees, (iii) each of our named executive officers and (iv) all of our executive officers and directors serving as of April 24, 2017, as a group. Unless otherwise stated, the address of each named executive officer and director is c/o Avangrid, Inc., 157 Church Street, New Haven, Connecticut 06506. The persons listed below have sole voting and investment power as to all shares indicated unless otherwise noted.

Name	Total number of shares beneficially owned and nature of beneficial ownership	Percent of outstanding shares of common stock owned		Of total number of shares beneficially owned, number of deferred shares
Iberdrola, S.A(1)	252,235,232	81.6		—
Ignacio Sánchez Galán	106,400		*	—
John E. Baldacci	—	—		—
Pedro Azagra Blázquez	—	—		—
Sara J. Burns	—	—		—
Felipe de Jesús Calderón Hinojosa	—	—		—
Arnold L. Chase(2)	506,143		*	—
Sheila Duncan	—	—		—
Alfredo Elías Ayub	—	—		—
Carol L. Folt	—	—		—
Robert D. Kump	—	—		—
John Lahey	22,048		*	71,274
Santiago Martinez Garrido	—	—		—
Richard J. Nicholas	55,159		*	82,389
Juan Carlos Rebollo Liceaga	—	—		—
José Sainz Armada	—	—		—
Alan D. Solomont	1,214	—		—
Elizabeth Timm	524		*	—
James P. Torgerson	111,196		*	288,877
All directors and executive officers as a group (26 persons)	802,684		*	442,540

*	The percentage of shares beneficially owned by such director or named executive officer does not exceed one percent of the outstanding shares of common stock.

(1)

Information with respect to Iberdrola, S.A. was obtained from a Schedule 13G filed with the SEC on February 12, 2016. Iberdrola, S.A.’s address is c/o Avangrid, Inc. 157 Church Street, New Haven, Connecticut 06506.

(2)

Shares reported as beneficially owned by Mr. Chase include 457,339 shares directly held by Mr. Chase with respect to which he holds sole voting and investment power; 44,166 shares directly held by The Sandra and Arnold Chase Family Foundation, Inc., a charitable foundation of which Mr. Chase serves as a director, president and chief executive officer, and with respect to which he may be deemed to hold shared voting and investment power; 498 shares of Avangrid common stock held by Mr. Chase as custodian for his non-adult children, with respect to which he holds sole voting and investment power; and 2,175 shares of Avangrid common stock held by Mr. Chase’s spouse.

2017 Proxy Statement	26

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Avangrid’s directors, certain of its officers and persons who beneficially own more than 10% of the outstanding shares of Avangrid’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on Avangrid’s review of copies of such reports, and on written representations from such reporting persons, Avangrid believes that in 2016 all such reporting persons filed the required reports on a timely basis in accordance with Section 16(a), except for the late filing of a Form 4 on behalf of Mr. Solomont with respect to the acquisition of 109 shares pursuant to a Rule 10b5-1 trading plan.

2017 Proxy Statement	27

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section explains how our executive compensation programs are designed and operate with respect to the following officers identified in the table below, or the named executive officers:

James P. Torgerson	Chief Executive Officer
Richard J. Nicholas	Senior Vice President – Chief Financial Officer
Robert D. Kump	President and Chief Executive Officer of Networks
Sara J. Burns	President and Chief Executive Officer of CMP
Sheila Duncan	Senior Vice President – Human Resources & Corporate Administration

Explanatory Note

On December 16, 2015, we completed an acquisition pursuant to which UIL merged with and into our wholly-owned subsidiary, Green Merger Sub, Inc. (“Merger Sub”), with Merger Sub surviving as our wholly-owned subsidiary. The acquisition was effected pursuant to the Agreement and Plan of Merger, dated as of February 25, 2015 (the “merger agreement”), by and among us, Merger Sub and UIL. Following the completion of the acquisition, Merger Sub was renamed “UIL Holdings Corporation.” This Compensation Discussion and Analysis also reflects certain historical compensation programs of UIL assumed by us that are applicable to Messrs. Torgerson and Nicholas, who formerly served as UIL’s President and Chief Executive Officer and UIL’s Executive Vice President and Chief Financial Officer, respectively, immediately prior to the closing.

Prior to the acquisition, our board had not historically designated a compensation committee. Instead, our full board was integrally involved in the design of our compensation program and decisions with respect to executive compensation. During 2016, the independent compensation forum of our board was established to help assist with our compensation programs for our named executive officers beginning with 2016 compensation. In October 2016, our board of directors established a compensation, nominating and corporate governance committee, which replaced the independent compensation forum.

Our named executive officers also serve as executive officers of our subsidiaries and receive compensation for service at our subsidiaries. In determining the compensation for the named executive officers for 2016, consideration was made to all responsibilities and sources of compensation. See “—Elements of Compensation.” Certain of our named executive officers received retirement benefits through plans administered by our subsidiaries. See “Executive Compensation—Pension Benefits” and “Executive Compensation—Nonqualified Deferred Compensation.” Compensation of our named executive officers was set so that the aggregate compensation received from us and our subsidiaries was reasonable and commensurate with overall responsibilities of each named executive officer and their respective roles in the group of companies held by us. Consistent with this holistic approach, we evaluated our 2016 performance in light of the performance of our operating companies.

2017 Proxy Statement	28

Executive Compensation (continued)

Summary of Executive Compensation Practices

The table below highlights certain of our executive compensation practices, including practices we have implemented in 2016 that drive performance as well as those not implemented because we do not believe they would serve our shareholders’ interests.

WHAT WE DO
✓	No new tax gross-ups. Our board has committed to no new tax gross-up provisions in executive employment agreements and executive compensation plans.
✓	Pay for performance. Tie pay to performance by ensuring that a significant portion of executive officer compensation is performance-based and at-risk.
✓

Robust stock ownership guidelines with an equity retention requirement. Our board adopted stock ownership guidelines of five (5) times base salary for the chief executive officer and three (3) times base salary for our other named executive officers and an equity award retention requirement of 50% of net shares until ownership guidelines are met.

✓

Independent compensation consultant. The compensation, nominating and corporate governance committee (and the independent compensation forum as its predecessor) uses an independent compensation consultant.

✓

Engage shareholders on executive compensation matters. We engage with our shareholders on governance and executive compensation matters and carefully consider the feedback received. For example, our board responded to some of the feedback we heard from shareholders in 2016 by eliminating the evergreen provision in our Omnibus Incentive Plan, committing to no new tax gross-up provisions in executive employment agreements and forming a new compensation, nominating and corporate governance committee.

✓

Consider prior year’s “say on pay” vote. The compensation, nominating and corporate governance committee considers the results of the advisory vote on executive compensation when designing our compensation program, including our emphasis on pay for performance, which is structured and designed to achieve our stated goals and objectives. In addition, we engage our shareholders in open dialogue regarding our compensation program.

WHAT WE DON’T DO
×	No pledging of shares. Our directors and officers are not permitted to pledge Avangrid shares as collateral for loans or any other purpose.
×

No hedging of shares. We prohibit directors and officers from engaging in short sales of Avangrid shares or similar transactions intended to hedge or offset the market value of Avangrid shares owned by them.

×	No single trigger change of control agreements. Neither our employment agreements nor our change of control agreements provide for single trigger termination rights.
×

Issue stock options or permit repricing. While there are no stock options outstanding and we do not intend to issue stock options, if they are issued in the future, all stock option exercise prices will be set equal to the grant date market price and may not be repriced.

×	No excessive perquisites.

2017 Proxy Statement	29

Executive Compensation (continued)

Our Compensation Program Objectives and Guiding Principles

Our executive compensation philosophy is to offer compensation that makes it possible to attract, retain, and motivate the most qualified professionals, in order to enable us to attain our strategic objectives within the increasingly competitive and internationalized context in which we operate. Significant practices include:

•	ensuring that our compensation, in terms of structure and total amount, is competitive with that of comparable entities;

•	establishing compensation, in accordance with objective standards, based on the individual performance of the named executive officers and on the achievement of our corporate objectives;

•	including a significant annual variable component tied to the achievement of specific, pre-established objectives in line with our corporate interests and strategic goals; and

•

fostering and encouraging the attainment of strategic goals through the inclusion of long-term incentives, generating a motivating effect that acts as a driving force to ensure the loyalty and retention of the best professionals.

2016 “Say on Pay” Advisory Vote on Executive Compensation

At our 2016 annual meeting, our shareholders voted 94.5% (represented by 281,265,712 votes) in favor of approving the compensation of our named executive officers. The board of directors and the compensation, nomination and governance committee have each considered these results in determining compensation policies and decisions and have concluded that the compensation paid to our named executive officers and the company’s overall pay practices are strongly supported by our shareholders.

Determining Executive Compensation

Any adjustment to current pay levels of our named executive officers depends on several factors, including the scope and complexity of the functions an executive officer oversees, the contribution of those functions to our overall performance, individual experience and capabilities, individual performance and competitive pay practices. Any variation in compensation among our executive officers reflects differences in these factors.

Compensation Consultant

Our board believes that market data is essential to determining compensation targets and actual awards for executives in an effort to attract and retain highly talented executives. Market data is used to assess the competitiveness of the company’s compensation packages relative to similar companies and to ensure the company’s compensation program is consistent with its compensation philosophy. The board’s objective is to provide executives with target total direct compensation that is competitive and reflective of each such executive’s strengths, level and scope of responsibilities, skills, experience and past performance and potential, but does not target direct compensation at any particular percentage of the market median.

The board engaged Aon Hewitt, an independent executive compensation consulting firm, in 2016 to conduct a market compensation analysis for our executive officers, including the named executive officers, utilizing proprietary survey data and a group of comparable companies appropriate to our size and industry. For more information regarding the engagement of Aon Hewitt, see the discussion under “Corporate Governance System—Compensation, Nominating and Corporate Governance Committee” on page 21.

The company’s executive compensation program is reviewed against the following group of utility and energy companies that are similar to the company in size as measured by revenues and market capitalization and have positive total shareholder return:

2017 Proxy Statement	30

Executive Compensation (continued)

Avangrid Proxy Peer Group
Alliant Energy Corporation	NiSource Inc.

Our board and compensation, nominating and corporate governance committee, as well as the independent compensation forum as its predecessor, used the Avangrid proxy peer group to assist in setting 2016 target compensation for our named executive officers. We believe that the Avangrid proxy peer group provided an appropriate reference for compensation data for companies with which Avangrid competes for talent.

Ameren Corporation	OGE Energy Corp.
American Electric Power Co, Inc.	Pinnacle West Capital Corporation
CenterPoint Energy, Inc.	PPL Corporation
CMS Energy Corp.	Public Service Enterprise Group Inc.
Consolidated Edison, Inc.	SCANA Corp.
DTE Energy Company	Sempra Energy
Edison International	WEC Energy Group, Inc.
Eversource Energy	Westar Energy, Inc.
FirstEnergy Corp.	XCEL Energy Inc.

Role of Executive Officers in Executive Compensation Decisions

The Chief Executive Officer and Senior Vice President—Human Resources & Corporate Administration make recommendations regarding compensation of the executive officers (other than for the Chief Executive Officer) based on competitive market data, internal pay equity, responsibilities and performance. The independent compensation forum and later the compensation, nominating and corporate governance committee as its successor made all final determinations regarding executive officer compensation, including salary, bonus targets, equity awards, and related performance goals with respect to 2016 compensation. The named executive officers do not propose or seek approval for their own compensation.

Elements of Compensation

The objective of our executive compensation programs is to attract and retain talented executives and motivate them to achieve our business goals through a combination of cash and stock-based compensation. Compensation for the named executive officers primarily consists of:

•	base salary;

•	annual incentive; and

•	long-term incentive.

Other elements of compensation, including retirement benefits, life insurance, savings, health and welfare plans and other benefits offered to employees generally are also considered in order to evaluate the entire compensation package offered to executives.

	Compensation Element	Form	Purpose	How it Links to Performance
FIXED	Base Salary	Cash	To provide a fixed element of compensation, which is intended to help attract and retain the best talent	Reviewed annually in light of performance factors (company and individual) and market compensation practices
AT-RISK	Annual Incentive	Cash	To promote the achievement of annual performance measures, which are reviewed annually to support our strategic vision	Variable and based on pre-established company and individual performance goals
	Long-Term Incentive Awards	Equity	To motivate sustained performance over the long term, and align the interests of our executives and our shareholders	Variable and based on our financial performance in the form of PSUs that only pay if the applicable performance goals over the four-year performance period are met

2017 Proxy Statement	31

Executive Compensation (continued)

Details of Each Element of Compensation

Base Salary

We pay base salaries to provide a minimum, fixed level of cash compensation for our named executive officers to compensate them for services rendered during the fiscal year. Our compensation, nominating and corporate governance committee reviews, and the independent compensation forum as its predecessor previously reviewed, base salaries annually. The 2016 base salary of each of our named executive officers was set following review by the independent compensation forum, which considered comparisons to the salaries of executives in similar positions obtained from peer group proxy data, market surveys and internal comparisons. Consideration was also accorded to the overall objective for each named executive officer’s base salary to be competitive within the marketplace from which we draw our executive talent, while recognizing the need to maintain internal equity relative to other employees within Avangrid. In setting each named executive officer’s salary, consideration was also accorded to the other elements of each named executive officer’s overall compensation package as well as to each named executive officer’s experience and skills. Effective January 1, 2016, in connection with entering into an employment agreement to serve as chief executive officer of Avangrid, Mr. Torgerson’s salary was increased to $1,000,000. Messrs. Nicholas’ and Kump’s salaries each increased 1.0%, and Mmes. Burns’ and Duncan’s salaries increased 1.8% and 6.0%, respectively, during 2016 commensurate with their continued service in their existing roles at Avangrid.

Annual Incentive

All of our named executive officers participated in the company’s executive annual incentive plan (the “EAIP”), during the year ended December 31, 2016. The EAIP is a sub-plan of the Omnibus Incentive Plan approved by the shareholders of the company. The EAIP is designed to provide executives and certain other key employees of the company and its affiliates with the opportunity to earn annual incentive compensation through superior management performance and is intended to promote the future growth and success of the company and its affiliates, and enhance the linkage between employee, customer and shareholder interests. Officers and key employees of the company and its affiliates selected to participate by the board of directors and who were employed prior to October 1, 2016 were eligible to participate in the EAIP during 2016. The independent compensation forum approved a target and maximum incentive, expressed as a percentage of annual base salary as of December 31, 2016, for each named executive officer, which is dependent on the level of the employee’s position and the scope of the employee’s responsibilities. Target annual incentive levels for each named executive officer are shown in a table below under “—Determination of EAIP Bonus and Payouts.” Payments under the EAIP are granted in cash. However, the board of directors may, in its sole discretion, approve payouts in Avangrid stock or a combination of cash and Avangrid stock. The board of directors did not opt to exercise discretion to approve stock, rather than cash payouts, under the 2016 EAIP. Participants may elect, during the year preceding the performance period, to defer up to 100% of any potential cash incentive award.

EAIP Metrics. Performance under the EAIP is measured under three levels (Avangrid corporate, business/corporate function, and individual), which are weighted differently for participants based on their respective roles to reflect the business areas where each participant has the most significant impact on Avangrid’s results. For named executive officers, all EAIP corporate and business/corporate function metrics are set by the independent compensation forum and the compensation, nominating and corporate governance committee as its successor. Target metrics are established to be challenging but attainable. The various threshold and maximum levels for each performance metric are determined on the basis of key business objectives and expected levels of achievement. The level of achievement of the corporate metrics is the same for each participant under the EAIP, including the named executive officers. Business and individual metrics are established at the beginning of each year, specific to the participant’s business area objectives and personal functions and responsibilities. Subsequently, the levels of achievement of the business and individual metrics are measured against these pre-established goals and objectives. The business and individual metrics are intended to be considered together with the corporate metric to ensure a tailored evaluation of individual performance. EAIP awards are not payable if minimum performance targets are not met at the Avangrid corporate level. Threshold performance is obtained by achieving 80% of the target performance goal and results in 50% payout of the target award for each named executive officer. Maximum performance is obtained by achieving 120% of the target performance goal and results in 150% payout for Messrs. Torgerson and Nicholas, and 200% payout for Mr. Kump and Mmes. Burns and Duncan. For each metric, performance between threshold and target or between target and maximum is determined by linear interpolation.

2017 Proxy Statement	32

Executive Compensation (continued)

The tables below show the EAIP level weighting and performance calculations for each named executive officer.

Name	Avangrid Corporate Metric	Business/Corporate Function Metrics	Individual Metrics
James P. Torgerson	100%	—	—
Richard Nicholas	50%	40%	10%
Robert D. Kump	50%	40%	10%
Sara J. Burns	30%	40%	30%
Sheila Duncan	50%	40%	10%

EAIP Avangrid Corporate Metrics Performance Calculations

Performance Metric	Threshold	Target	Maximum	Results	Weight
Net Profit	95% of Budget	Budget	105% of Budget	102%	30%
Net Operating Expenses/Gross Margin	+1 basis point of Budget	Budget	-1 basis point of Budget	-2.3 bp	30%
Share Price Performance	3rd	2nd	1st	5th	20%
Health and Safety	0.76	0.70	0.64	0.70	20%

•

Net Profit, as used for the purposes of the EAIP goal, is Avangrid’s net profit for the year ended December 31, 2016, as calculated in accordance with generally accepted accounting principles in the United States.

•

Net Operating Expenses/Gross Margin, as used for the purpose of the EAIP goal is measured by dividing (i) operations and maintenance expenses for the year ended December 31, 2016 net of total personnel cost, external services, capitalized labor and other operating income by (ii) gross margin for the year ended December 31, 2016, both as reported for internal management reporting purposes.

•

Share Price Performance, as used for the purpose of the EAIP goal, is measured based on Avangrid’s share price performance ranking relative to the S&P 500 utilities index and the shares of three of the company’s leading competitors (Nextera Energy, Inc., Consolidated Edison, Inc. and Eversource Energy). Share price performance is measured based on the average price on the first and last trading days of 2016.

•

Health and Safety, as used for the purpose of the EAIP goal is measured in four parts based upon (i) employee lost time accident (“LTA”) incidence rate; (ii) contractor LTA incidence rate; (iii) percent completion of the predetermined objectives in an Avangrid preventive activity plan; and (iv) implementation of a predetermined Occupational Safety and Health Administration (“OSHA”) plan.

2017 Proxy Statement	33

Executive Compensation (continued)

Business and Individual Metrics

Mr. Nicholas was subject to four business metrics and two individual metrics during 2016 related to: (1) launching the investor relations function; (2) rationalizing liquidity management for the company and its subsidiaries; (3) implementing and managing risk management policies and procedures; (4) integrating purchasing policies and procedures for the company and its subsidiaries; (5) overseeing integration efforts for the finance and treasury function, and; (6) participating in investor relations activities. Mr. Nicholas exceeded all of his business and individual metrics and, in conjunction with the company results, achieved 122% of his target, as determined by the compensation, nominating and corporate governance committee.

Mr. Kump was subject to four business metrics and three individual metrics during 2016 relating to: (1) Networks profitability; (2) achieving certain capital expenditures levels relative to plans; (3) maintaining safety as measured by lost time incidence rates, achievement of the annual health & safety plan, and obtaining certain OSHA certifications; (4) implementing quality and efficiency improvements; (5) accomplishing certain transmission projects; (6) achieving certain global practice group goals, and; (7) optimizing cash impacts of regulatory assets and liabilities. Mr. Kump exceeded all but one of his business and individual metrics and achieved 135% of his target, as determined by the compensation, nominating and corporate governance committee.

Ms. Burns was subject to four Networks business metrics for 2016 relating to: (1) Networks profitability; (2) achieving capital expenditures levels relative to plans; (3) maintaining safety as measured by lost time incidence rates, achievement of the annual health & safety plan, and obtaining certain OSHA certifications; and (4) implementing quality and efficiency improvements. Ms. Burns was also subject to five individual metrics relating to: (1) CMP operations and maintenance and capital expenditures budgets; (2) achievement of key milestones for certain business development project plans; (3) achieving positive results on the independent CMP customer satisfaction survey; (4) developing and maintaining regulatory relationships with various federal, regional, and state regulators; and (5) rate case outcomes in New York and Maine. Ms. Burns exceeded all of her business and individual metrics and achieved 146% of her target, as determined by the compensation, nominating and corporate governance committee.

Ms. Duncan was subject to five business metrics and one individual metric for 2016 relating to: (1) costs; (2) systems implementations; (3) integration and process improvements of core human resources policies and procedures; and (4) coordinating the delivery of key business objectives in IT and General Services. Ms. Duncan exceeded all of her business and individual metrics and achieved 151% of her target, as determined by the compensation, nominating and corporate governance committee, based on achieving between target performance and maximum performance on each objective.

Determination of EAIP Bonus and Payouts

Based on the extent to which the company, Avangrid, Networks, CMP, and the corporate functions of finance and human resources achieved the performance goals, as shown above, the following table shows the incentive eligible earnings and threshold, target and maximum incentive percentages and actual payout amounts for each named executive officer expressed as a percentage of incentive eligible earnings commensurate with such named executive officer’s position and scope of responsibilities for 2016 performance. The target percentage of base salary is based on industry-competitive practices and internal equity considerations. Additionally, the percentage of compensation at risk reflects the organizational level of each participant which reflects levels of accountability and degree of influence each participant has with respect to the performance of the company. Senior executives have greater levels of accountability and degrees of influence, which corresponds to a greater multiple of base salary under the EAIP and, in turn, results in a greater aggregate payout opportunity. The range of the EAIP payout is set at 50% and 200% (150% for former UIL participants, including Messrs. Torgerson and Nicholas) of target for threshold and maximum performance levels, respectively. On March 16, 2017, the board, upon the recommendation of the compensation, nominating and corporate governance committee, approved an increase in the maximum opportunity level under the EAIP for Messrs. Torgerson and Nicholas to increase the maximum performance opportunity beginning in the 2017 performance year (i) from 150% of his base salary to 200% of his base salary for Mr. Torgerson, and (ii) from 90% of his base salary to 110% of his base salary for Mr. Nicholas. The 2017 opportunity is not reflected in the table below.

2017 Proxy Statement	34

Executive Compensation (continued)

Name	Base Salary ($)	Threshold Incentive (% Base Salary)	Target Incentive (% Base Salary)	Maximum Incentive (% Base Salary)	Actual Performance (% Target)	Actual Incentive (% Base Salary)	Actual Incentive Amount ($)
James P. Torgerson	1,000,000	50.00	100.00	150.00	101.67%	102%	1,016,700
Richard J. Nicholas	449,500	30.00	60.00	90.00	122.08	73	329,267
Robert D. Kump	691,900	27.50	55.00	110.00	134.83	74	513,081
Sara J. Burns	361,400	22.50	45.00	90.00	146.49	66	238,237
Sheila Duncan	333,900	22.50	45.00	90.00	151.67	68	227,889

Long-Term Incentive

2016-2019 Long-Term Incentive Plan. On July 14, 2016, the independent compensation forum granted Messrs. Torgerson, Nicholas, Kump, and Mmes. Burns and Duncan performance share units (“PSUs”) under the 2016-2019 Long-Term Incentive Plan (the “2016 LTIP”), a sub-plan of the Omnibus Incentive Plan approved by the shareholders of the company. The 2016 LTIP is designed to promote the achievement of key strategic goals and retention of Avangrid senior management. In determining the size of equity awards to these named executive officers, the independent compensation forum considered peer group proxy and market survey data. A summary of all 2016 LTIP grants made to the named executive officers in 2016 is as follows:

Name	Maximum Performance Share Units (#)
James P. Torgerson	207,253
Richard J. Nicholas	64,980
Robert D. Kump	90,494
Sara J. Burns	22,089
Sheila Duncan	36,631

The 2016 LTIP is tied to achievement of the following performance metrics during the 2016 to 2019 performance period:

•

Net Income: This performance objective is measured bycontinuous average annual growth in pro-forma consolidated net income made up of the sum of our pre-merger entities, Iberdrola USA, Inc. (“IUSA”) and UIL at year-end 2014 and the company’s net income at year-end 2019 calculated in accordance with US GAAP. Target performance is achieved if growth is 8%. This performance objective will not be satisfied if such growth is less than 6%.

•

Operational Efficiency (Net Debt/Adjusted EBITDA): This performance objective is measured as net debt divided by Adjusted EBITDA as of the end of the performance period. Target performance is achieved if the ratio is 2.7. This performance objective will not be satisfied if the metric is greater than 2.8. See Annex A to this proxy statement for a discussion of Adjusted EBITDA.

•

Avangrid Share Price Performance: This performance objective is measured compared to three leading US competitors (Consolidated Edison Inc., Eversource, and Nextera) and the S&P 500 Utilities Index. Share price performance is calculated based on the average price of the company’s shares of common stock on the NYSE on the first and last trading days of the performance period. Target performance is achieved if the share’s listing price is better than two of the four reference shares.

Performance share units vest at the end of the four-year period to the extent that the company has met the performance goals established by the independent compensation forum. Vested PSUs are then paid in Avangrid common shares over an additional three year period. Unvested PSUs do not earn dividends.

2017 Proxy Statement	35

Executive Compensation (continued)

Iberdrola, S.A. 2014-2016 Strategic Bonus Plan. Mr. Kump and Mmes. Burns and Duncan participated in the 2014-2016 Strategic Bonus Plan of Iberdrola, S.A. (the “Strategic Bonus Plan”), for senior officers and officers of Iberdrola, S.A. and its subsidiaries. The Strategic Bonus Plan grants participants shares of Iberdrola, S.A. stock based on achievement of pre-established performance metrics from 2014 to 2016. The Strategic Bonus Plan is designed to promote loyalty and retention of senior officers and officers of Iberdrola, S.A. and its subsidiaries, including the named executive officers of Avangrid. No executive officers received new awards under the Strategic Bonus Plan during 2016.

The board of directors of Iberdrola, S.A., at the recommendation of the chairman and chief executive officer of Iberdrola, S.A. and the remuneration committee of Iberdrola, S.A., allocate a number of Iberdrola, S.A. shares to each participant at the time such officer is designated and invited to join in the Strategic Bonus Plan. The Strategic Bonus Plan is tied to attainment of the following key strategic objectives of Iberdrola, S.A. during the 2014 to 2016 period:

•

Change in consolidated net profits. This performance objective is measured by average annual growth in consolidated net profits, based on the consolidated net profits at year-end 2014. Target performance is achieved if such growth is 4%. This performance objective will not be satisfied if such growth is less than 2%.

•

Iberdrola, S.A. share price performance. This performance objective is measured compared to the Eurostoxx Utilities index and the shares of the five leading European competitors (ENEL, E.ON, RWE, EDF, and GDFSuez). Target performance is achieved if the share’s listing price is better than that of at least three of the reference shares.

•

Improvement in Iberdrola, S.A.’s financial strength. This performance objective is measured through funds from operations divided by net debt. Target performance is achieved if the ratio is greater than 22%.

Payment of shares under the Strategic Bonus Plan varies depending on performance, which is designed to be challenging but attainable. The target performance levels under the 2014-2016 Strategic Bonus plan are the same for each participant, as established by the board of directors of Iberdrola, S.A. on the basis of key business objectives and expected levels of achievement.

Following the completion of the UIL acquisition, the board of directors of Iberdrola, S.A. declared an early termination of the 2014-2016 Strategic Bonus Plan for participants from IUSA, including Mr. Kump and Mmes. Burns and Duncan effective December 31, 2015. The payout amount will be pro-rated for the two years that had elapsed since the commencement of the 2014-2016 Strategic Bonus Plan. The level of achievement will be determined by the Iberdrola, S.A. board on or after March 31, 2017, and first installment will be paid after that date but on or before June 30, 2017. The second installment will be paid on or after January 1, 2018, but no later than March 31, 2018. As a result of an amendment to the 2014-2016 Strategic Bonus Plan made in connection with the early termination, it has been determined that the payout will be made in cash, rather than shares of Iberdrola, S.A. stock.

UIL 2008 Stock Plan. Messrs. Torgerson and Nicholas participated in the UIL Holdings Corporation 2008 Stock and Incentive Compensation Plan (the “UIL 2008 Stock Plan”) prior to the acquisition of UIL. The UIL 2008 Stock Plan was assumed by Avangrid upon completion of the acquisition. No awards were granted pursuant to the UIL 2008 Stock Plan subsequent to the acquisition. Amounts outstanding under the UIL 2008 Stock Plan based on prior awards to Messrs. Torgerson and Nicholas for service prior to the acquisition are provided under “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”

Perquisites and Other Personal Benefits

We offer a limited number of perquisites and other personal benefits to our named executive officers. Perquisites are not a material part of our compensation program. Our board reviews the levels of perquisites and other personal benefits provided to our named executive officers. See “Executive Compensation—Summary Compensation Table—All Other Compensation.”

2017 Proxy Statement	36

Executive Compensation (continued)

Post-Employment Compensation Arrangements

To promote retention and recruiting, we offer various arrangements that provide certain post-employment benefits in order to alleviate concerns that may arise in the event of an employee’s separation from service with us and enable employees to focus on their duties while employed by us. These post-employment benefits are provided through employment agreements, letter agreements and severance agreements as described more fully below under “Executive Compensation—Summary of Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Certain of our named executive officers also participate in qualified defined benefit pension and non-qualified deferred compensation plans. See “Executive Compensation—Pension Benefits” and “Executive Compensation—Nonqualified Deferred Compensation.” The named executive officers also may participate in a defined contribution 401(k) retirement plan, administered through Avangrid Service Company, a wholly-owned subsidiary of the company, and is available to substantially all of our non-union employees.

Deductibility Cap on Executive Compensation

Section 162(m) of the Code, precludes a public corporation from deducting for federal income tax purposes compensation in excess of $1 million in any taxable year for its chief executive officer or any of its three other highest paid executive officers, not including the chief financial officer. Certain performance-based compensation is not subject to that limitation. As part of its role, the compensation, nominating and corporate governance committee considers, and the independent compensation forum as its predecessor previously considered, the anticipated tax treatment to us and the executive officers in its review and establishment of compensation programs and payments.

Compensation and Risk

We regularly conduct risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. We believe our compensation program mitigates risk by emphasizing long-term compensation and financial performance measures, rather than simply rewarding shorter-term performance and payout periods, which discourages imprudent short-term decision making and risk taking. In addition, our insider trading policy (which is applicable to all officers, directors, financial personnel and certain other individuals) expressly prohibits shorting, hedging and pledging Avangrid securities or holding Avangrid securities in a margin account. For these reasons, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Stock Ownership and Retention Guidelines

Effective February 16, 2017, we implemented a stock ownership policy designed to align the interests of our executive officers with those of the company’s shareholders by requiring all executive officers to maintain a stated level of stock ownership. Pursuant to this policy, each executive officer must retain at least 50% of net shares paid as incentive compensation until such officer has met or exceeded his or her respective ownership requirement. In accordance with this policy, our chief executive officer is required to hold shares equal to at least five times his base salary and our other named executive officers are required to hold shares equal to at least three times their base salary.

No New Tax Gross-up Provisions

As a part of the company’s commitment to corporate governance and in response to feedback from proxy advisory firms and our shareholders, our board of directors and compensation, nominating and corporate governance committee are committed to phasing out tax gross-up provisions in executive employment agreements and executive compensation plans and will not include such provisions in any new agreements or plans.

2017 Proxy Statement	37

Executive Compensation (continued)

Summary Compensation Table

The following table provides certain information concerning the compensation for services rendered to us during the three years ended December 31, 2016 by (i) our principal executive officer, (ii) our principal financial officer, and (iii) each of the three other most highly-compensated individuals in 2016 who were serving as executive officers of the company as of December 31, 2016:

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
James P. Torgerson (6) - CEO	2016	996,633	—	6,590,645	1,016,700	—	1,022,600	9,626,578
	2015	63,460	—		—	—	100	63,560
Richard J. Nicholas (6) - SVP & CFO	2016	448,294	200,000	2,066,364	329,267	251,597	9,800	3,305,322
	2015	34,222	—		—	368,875	100	403,197
Robert D. Kump - President & CEO of Networks	2016	753,548		2,877,709	513,081	116,107	86,521	4,346,966
	2015	822,500	400,000	141,505	601,216	41,333	81,782	2,088,336
	2014	760,923		2,137,661	618,015	387,198	109,490	4,013,287
Sara J. Burns - President & CEO of CMP(7)	2016	361,400	—	702,340	238,237	124,629	46,465	1,473,161
	2015	364,669	—	89,424	261,192	57,589	48,418	821,292
Sheila Duncan - SVP Human Resources and Corporate Administration(8)	2016	333,900	—	1,164,866	227,889	—	338,912	2,065,567

(1)

Mr. Nicholas received a discretionary bonus of $200,000 in recognition of his contributions to the successful merger of the two companies. Mr. Kump received a discretionary bonus of $400,000 in recognition of his contributions to the UIL acquisition process on December 31, 2015. These discretionary amounts were approved by our board.

(2)

“Stock Awards” reflect the aggregate grant date fair value of the long-term incentive equity awards, computed in accordance with Financial Accounting Standards Board Accounting Standard Codification, Topic 718 (“ASC Topic 718”). The stock awards granted during 2016 were issued in the form of PSUs. For discussion of the assumptions used in these valuations, see Note 25—Stock-Based Compensation of our audited consolidated financial statements for the year ended December 31, 2016 included in our 2016 Annual Report on Form 10-K.

(3)

The amounts shown represent the components of the cash bonuses relating to the attainment of performance metrics earned by the named executive officers under our EAIP, as discussed more fully in the section entitled “Compensation Discussion and Analysis—Details of Each Element of Compensation—Annual Incentive.”

(4)

The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” reflects the aggregate increases in actuarial present value of the accumulated benefit under each named executive officer’s defined benefit and actuarial pension plans in which the executives participated(in the case of Mr. Nicholas, the UI Pension Plan and UI SERP; in the case of Mr. Kump, the Retirement Benefit Plan for Employees of NYSEG; and in the case of Ms. Burns, the Retirement Income Plan for Nonunion Employees of CMP). For discussion of the assumptions used in these valuations, see Note 16-Post-retirement and Similar Obligations of our consolidated financial statements for the fiscal year ended December 31, 2016 included in our 2016 Annual Reports on Form 10-K.

(5)	Amounts reported under “All Other Compensation” for 2016 include:

(a)

For Mr. Torgerson,$1,000,000 contribution by the company to the UIL Holdings Corporation Deferred Compensation Plan in connection with the execution of his new employment agreement; $19,650 of employer contributions to the UIL Holdings Corporation 401(k) plan; $1,750 in financial and estate planning and tax preparation assistance; and $1,200 in parking allowance.

(b)	For Mr. Nicholas $7,950 of employer contribution to the UIL Holdings Corporation 401(k) plan; $650 in tax preparation assistance; and $1,200 in parking allowance.

2017 Proxy Statement	38

Executive Compensation (continued)

(c)

For Mr. Kump, $7,950 of employer contribution to the Avangrid Service Company’s 401(k) plan, $69,190 in a contractual deferred compensation contribution by the company and $9,381 in dividend payments in respect of performance shares granted in 2011.

(d)	For Ms. Burns, $10,325 of employer contribution to CMP’s 401(k) plan; and $36,140 in a contractual deferred compensation contribution by Avangrid.

(e)

For Ms. Duncan, $19,357 for reimbursement of moving expenses; a $8,000 for vehicle allowance; $175,737 for reimbursement of housing expenses; $121,970 for reimbursement of UK taxable earnings on strategic bonus payment; $5,777 for U.S. tax equalization to the United Kingdom; and $8,070 for UK social security benefits.

(6)

For Messrs. Torgerson and Nicholas, who served as UIL’s President and Chief Executive Officer and UIL’s Executive Vice President and Chief Financial Officer, respectively, prior to our acquisition of UIL, 2015 amounts reflect compensation paid subsequent to the acquisition.

(7)	Ms. Burns first became a named executive officer in 2015 and, in accordance with SEC rules, only compensation information for 2015 and 2016 is provided in the Summary Compensation Table.

(8)	Ms. Duncan first became a named executive officer in 2016 and, in accordance with SEC rules, only compensation information for 2016 is provided in the Summary Compensation Table.

2017 Proxy Statement	39

Executive Compensation (continued)

Grants of Plan-Based Awards

The following table sets forth the information concerning the grants or modifications of any plan-based compensation to each named executive officer during 2016. The non-equity awards described below were made under our EAIP. The equity awards described below were made under our 2016 LTIP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Maximum (#)
James P. Torgerson	3/16/2016	$500,000	$1,000,000	$1,500,000	-	-	-	-
	7/14/2016	-	-	-	69,084	207,253	207,253	$6,590,645
Richard J. Nicholas	3/16/2016	$134,853	$269,705	$404,558	-		-	-
	7/14/2016	-	-	-	21,660	64,980	64,980	$2,066,364
Robert D. Kump	3/16/2016	$190,273	$380,545	$761,090	-		-	-
	7/14/2016	-	-	-	30,164	90,494	90,494	$2,877,709
Sara J. Burns	3/16/2016	$81,315	$162,630	$325,260	-		-	-
	7/14/2016	-	-	-	7,363	22,089	22,089	$702,430
Sheila Duncan	3/16/2016	$75,128	$150,255	$300,510	-		-	-
	7/14/2016	-	-	-	12,210	36,631	36,631	$1,164,866

(1)

Amounts represent estimated possible payments at threshold, target and maximum achievement under the EAIP. Actual amounts paid under the EAIP for 2016 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” For more information on the performance metrics applicable to these awards, see “Compensation Discussion and Analysis—Details of Each Element of Compensation—Annual Incentive.”

(2)

Amounts represent the threshold and target maximum number of performance units under the 2016 LTIP. The actual number of units earned (if any) will be based on performance at the end of the applicable performance period and paid in Avangrid shares as described under “Compensation Discussion and Analysis—Details of Each Element of Compensation—Long Term Incentive.”

(3)

Amounts reflect the grant date fair values of PSUs determined by multiplying the number of target maximum units to be granted by the fair value of each unit, which was $31.80, calculated in accordance with ASC Topic 718. For discussion of the assumptions used in this valuation, see Note 25—Stock-Based Compensation of our consolidated financial statements for the year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K.

2017 Proxy Statement	40

Executive Compensation (continued)

Summary of Employment Agreements

Certain of the amounts shown in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table are provided for in employment or letter agreements, as the case may be. The material terms of those agreements are summarized below.

James P. Torgerson

Mr. Torgerson entered into an employment agreement dated as of January 1, 2016, to serve as Chief Executive Officer of Avangrid. The agreement provides for a base salary of $1,000,000 as of January 1, 2016, subject to annual review and adjustment. Mr. Torgerson is also eligible for (i) an annual bonus equal to 50% of base salary for “satisfactory” performance, 100% for “good” performance and 150% for “excellent” performance, and (ii) an initial long-term incentive equal to 200% of base salary for “excellent performance” (subject to and in accordance with our long-term incentive compensation plan). The agreement provides for Mr. Torgerson’s continued participation in the UIL Holdings Corporation Deferred Compensation Plan (the “UIL Deferred Compensation Plan”) with annual Company Discretionary Contributions (as such term is defined in the plan) of $1,000,000 for 2016 and 15% of Mr. Torgerson’s base salary thereafter, provided that Mr. Torgerson is employed by us on the date of each contribution. Mr. Torgerson also continues to be eligible, pursuant to the employment agreement, to participate in the UIL Long Term Incentive Program for performance periods 2014-2016 and the UIL Long Term Compensation Program 2015-2017 in accordance with the terms of such plans. Other than in the context of a termination due to a “constructive termination event,” Mr. Torgerson is required to give at least 90 days prior written notice in order to terminate his employment. We may terminate Mr. Torgerson’s employment at any time, without cause, upon 90 days prior written notice.

The employment agreement provides that Mr. Torgerson shall not be entitled to participate in any pension plan or defined benefit supplemental executive retirement plan of Avangrid or entities that control, are controlled by, or are under common control with, Avangrid (the “Avangrid Group”). In addition, Mr. Torgerson waived, under the employment agreement, any rights he otherwise would have to payments or benefits arising under the UIL Change in Control Severance Plan II (the “CIC Plan II”).

In the event that Mr. Torgerson’s employment is terminated without “cause,” or in the event of a “constructive termination event” he is entitled to receive (i) unpaid base salary through the date of termination as well as certain other amounts owed to him (including unreimbursed business expenses, accrued but unpaid vacation and amounts payable due to participation in certain predecessor plans and the deferred compensation plans); (ii) any earned but unpaid annual short-term incentive bonus, (iii) a pro-rated short-term incentive bonus calculated as if Mr. Torgerson had been employed on the last day of the year in which he terminates, based on actual performance with respect to the achievement of Avangrid corporate goals and the board’s (or a committee thereof) determination of Mr. Torgerson’s performance; (iv) benefits or amounts payable, on account of Mr. Torgerson’s participation in any elective deferred compensation plan determined in accordance with the terms and conditions of such plan; (v) benefits or amounts payable, on account of the Mr. Torgerson’s participation in any long-term incentive compensation plan and equity compensation plan or arrangement as determined in accordance with the terms and conditions of such plans and arrangements; (vi) lump sum severance, payable in substantially equal installments during the one (1) year period following the date of termination in accordance with Avangrid Service Company’s standard payroll practices, equal to one (1) times the sum of: (1) the base salary rate in effect immediately prior to the date of termination; and (2) a pro-rated short-term annual incentive compensation payment to which Mr. Torgerson would be entitled, calculated as if he had been employed on the last day of the year of his termination, and as if both personal goals and Avangrid corporate goals had been achieved at a Good level (as defined in the plan); and (vii) subsidized COBRA coverage for a period of twelve months following the date of termination.

On a termination due to death, disability or retirement or by Mr. Torgerson on adequate notice (but not constituting a “constructive termination”), Mr. Torgerson (or his estate, as applicable) is entitled to receive the benefits described in (i) through (v) above, as well as an extension of short-term disability benefits at 50% of base salary if his length of employment is of such short duration that his short term disability benefits would otherwise expire pending the earlier determination that Mr. Torgerson is eligible to receive long-term disability benefits or termination of his employment by reason of disability. On a termination for “cause” or by Mr. Torgerson on fewer than 90 days’ notice, he would be entitled to receive only the benefits described in (i) through (iv) above.

2017 Proxy Statement	41

Executive Compensation (continued)

The obligation to make payments on a separation from service is generally conditioned upon the execution and delivery by Mr. Torgerson of a full and effective release of any and all claims against any member of the Avangrid Group and each of their respective directors, members, officers, employees, agents, and attorneys. In addition, Avangrid Service Company shall be relieved of its obligations to pay make severance and subsidized COBRA payments in the event that Mr. Torgerson breaches his restrictive covenants (including confidentiality, and 12-month post-employment non-competition and non-solicitation provisions) or if he breaches his disclosure and assignment of inventions and discoveries obligations under the agreement.

For purposes of the employment agreement, “cause” is generally defined as Mr. Torgerson’s (i) failure to comply with any material term of the employment agreement, or to perform and discharge the duties or obligations of his office, or such other duties as may from time to time be assigned to him, (ii) failure to comply with any material policy of the Avangrid Group, (iii) failure to devote substantially all of his working time and efforts to the business and affairs of the Avangrid Group unless (in the case of each of (i) through (iii)) any such failure is cured in all material respects to the reasonable satisfaction of the board within fifteen days after Mr. Torgerson receives written notice of such failure; (iv) misconduct that is (or, if it became generally known, is reasonably likely to be) demonstrably injurious to the interests of the Avangrid Group; or (v) commission of a serious crime, such as an act of fraud, misappropriation of funds, or embezzlement, a crime involving personal dishonesty or moral turpitude, or any felony.

For purposes of the employment agreement, a “constructive termination event” generally means the occurrence of any of the following (provided that Mr. Torgerson has given notice to the board within thirty-one days of the occurrence of the constructive termination event(s) that such event has occurred and such event is not cured by Avangrid within 31 days after receipt of the notice): (A) a material diminution in annual base salary rate, unless such reduction is part of, and consistent with, a general reduction of the compensation rates of all executives or all employees of the company or of Mr. Torgerson’s business unit; (B) a material diminution in authority, duties, or responsibilities, including the assignment of duties materially inconsistent in any adverse respect with Mr. Torgerson’s position, duties, responsibilities and status with the Avangrid Group immediately prior thereto, or diminishment in management responsibilities, duties or powers as in effect immediately prior thereto, or removal from the positions of Chief Executive Officer of Avangrid Service Company and Avangrid, Inc.; (C) a requirement to relocate his principal place of employment by more than fifty miles from Avangrid Service Company’s current executive offices in New Haven, Connecticut; or (D) any other action or inaction that constitutes a material breach by Avangrid Service Company of the employment agreement, including (x) a failure to include Mr. Torgerson in the management salary compensation programs then in effect on substantially the same terms and conditions as that applicable to the other officers or similarly situated executives of the Avangrid Group; (y) a failure to continue Mr. Torgerson’s participation in the material benefit plans of the Avangrid Group (other than any pension plan or defined benefit supplemental executive retirement plan) on substantially the same basis as that applicable to the other officers or similarly situated executives of the Avangrid Group.

Richard J. Nicholas

UIL’s direct subsidiary, The United Illuminating Company, entered into an employment agreement with Mr. Nicholas, dated March 1, 2005. The agreement had an original term of two years and automatically renews for additional one-year periods unless we provide Mr. Nicholas with a 90 day notice of our decision not to renew the agreement. This agreement provides an annual base salary of $227,000, subject to upward revision by the board of UIL at such times as the salary rates of other officers are reviewed by the directors, and subject to downward revision by the board of UIL contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL. Effective April 3, 2016, Mr. Nicholas’ annual base salary became $449,500.

Mr. Nicholas is also entitled to participate in UIL’s annual short-term and long-term incentive programs. Following the UIL acquisition, the company was required to assume the UIL employment agreement with Mr. Nicholas under the terms of the approved merger agreement.

If Mr. Nicholas (i) has his employment terminated by us without cause, or (ii) separates from service on account of our breach of his employment agreement, he will be entitled to receive certain severance and additional post-termination benefits. If Mr. Nicholas had an involuntary separation from service without cause or for good reason (including because his employment agreement was not renewed), as of December 31, 2016, Mr. Nicholas would

2017 Proxy Statement	42

Executive Compensation (continued)

have been entitled to the following: (i) lump sum severance equal to (A) two times the sum of his base salary plus his annual incentive compensation (at target), minus (B) his target total remuneration; (ii) his annual incentive earned for 2016 paid in a lump sum; (iii) his outstanding long-term incentive awards, paid after the end of the performance periods (if earned); (iv) a supplemental lump sum payment, paid from the UI SERP (defined below), that is actuarially equivalent to the amount by which the value of his accrued benefit under the UI Pension Plan (defined below) would have increased had he been credited with two (2) additional years of service; (v) two additional years of service credit for purposes of calculating his benefits payable under our retiree medical benefit plans, and; (vi) participation in our medical and dental plans for the COBRA continuation period on the same basis as if he were an active employee. Mr. Nicholas would also be entitled to payments on account of a covenant not to compete equal to one times his target total remuneration, paid out over a twelve month period in equal fixed monthly installments (subject to delay to the extent required under Section 409A of the Code). In order to receive severance and other benefits, Mr. Nicholas is required to execute a general release and adhere to the non-compete, confidentiality and non-solicitation provisions in his employment agreement.

If Mr. Nicholas were to have an involuntary separation from service without cause or for good reason within two years following a change in control of UIL, he would be entitled to receive a lump sum severance payment equal to (A) two times the sum of his base salary plus his annual incentive compensation, minus (B) his target total remuneration. In addition, Mr. Nicholas would be entitled to (i) participate in our medical and dental plans during the COBRA continuation period on the same terms as an active employee; (ii) a lump sum payment equal to two times the “welfare benefit supplement” amount; (iii) a supplemental lump sum payment that is actuarially equivalent to the amount by which the value of his accrued benefit under the UI Pension Plan would have increased had he been credited with two additional years of service; (iv) two additional years of service credit for purposes of calculating his benefits payable under our retiree medical benefit plans; and (v) a full gross-up for any excise tax imposed as a result of any excess parachute payment as determined under Section 280G of the Code. However, as of December 31, 2016, no excess parachute payment would have existed and, accordingly, no gross-up would have been required. In addition, our board of directors and compensation, nominating and corporate governance committee are committed to phasing out tax-gross provisions in executive employment agreements and executive compensation plans and will not include such provisions in any new agreements or plans. . See the section entitled “Compensation Discussion and Analysis—No New Tax Gross-Ups.”

In order to receive severance and other benefits, Mr. Nicholas is required to execute a general release and adhere to the non-compete, confidentiality and non-solicitation restrictions in his employment agreement. Also, if Mr. Nicholas were to have an involuntary separation from service without cause or for good reason within two years following a change in control of UIL, under his employment agreement he would be entitled to payments on account of a covenant not to compete equal to the lesser of (a) two times his base salary plus annual incentive or (b) one times his target total remuneration, paid out over a twelve month period in equal fixed monthly installments (subject to delay to the extent required under Section 409A of the Code).

If Mr. Nicholas died, retired, or otherwise terminated his employment due to disability (as defined in his employment agreement), he (or his beneficiary) would be entitled to (i) his annual incentive compensation (pro-rated to date of termination) paid in a lump sum; and (ii) any long-term incentive awards, paid at the end of the performance period (if earned). If Mr. Nicholas voluntarily terminated his employment (not on account of breach by us), he would not be entitled to severance or continued subsidized medical and dental coverage, and would forfeit his annual incentive compensation and long-term incentive awards that were not yet earned. However, Mr. Nicholas has satisfied the age and service requirements for retirement. Under all termination scenarios, Mr. Nicholas (or his beneficiary) would be eligible to receive his vested accrued benefits under the UIL 401(k) plan, the UI Pension Plan and the UIL Deferred Compensation Plan, in accordance with their terms, and retiree medical and life insurance benefits. Under all termination scenarios, other than a termination for cause, Mr. Nicholas (or his beneficiary) would be eligible for benefits under the UI SERP, in accordance with the terms of that plan.

Robert D. Kump

Employment Agreement. Mr. Kump entered into an employment agreement with Networks and Avangrid

Service Company (formerly Iberdrola USA Management Corporation), a subsidiary of Avangrid, dated October 1,

2017 Proxy Statement	43

Executive Compensation (continued)

2010, to serve as chief executive officer of Networks. At the time of execution of this agreement, this agreement was made with the entity formerly known as Iberdrola USA, Inc., which changed its name to Iberdrola USA Networks, Inc. during a corporate reorganization in 2013 and later to Networks following the acquisition of UIL in 2015. The agreement provides for an initial base salary of $600,000 and an annual bonus opportunity with a target amount of 55% of base salary with a maximum bonus of 110% of base salary. Effective January 1, 2016, Mr. Kump’s annual base salary became $691,900. The agreement provides that Mr. Kump is eligible to participate in Strategic Bonus Plan, provides that Mr. Kump will be a participant in an employer-funded non-qualified individual account deferred compensation arrangement with annual contributions equal to 10% of base salary and provides he will participate in all employee benefit plans and incentive compensation plans made available to Networks executives, other than the Energy East Supplemental Executive Retirement Plan, the Energy East Excess Plan or any compensation or non-qualified compensation plan not explicitly reflected in the employment agreement.

In the event that Mr. Kump’s employment is terminated by Networks without “cause,” on account of “good reason,” death or disability, he shall be entitled to receive a lump sum payment equal to the sum of (i) his current base salary and (ii) an amount equal to his annual bonus for the prior year. In addition, unless Networks elects to waive Mr. Kump’s compliance with the certain provisions of the Employee Invention and Confidentiality Agreement made as of February 8, 2001 between Mr. Kump and Networks from and after the date that is six months after the date of termination, Networks shall make an additional lump sum payment to Mr. Kump equal to six months of his current base salary. For purposes of the agreement “cause” is generally defined as (i) the willful and continued failure to substantially perform his duties (other than any such failure resulting from the incapacity due to physical or mental illness or his resignation for good reason) after a written demand for substantial performance is delivered by Networks board, which demand specifically identifies the manner in which the Networks board believes that he has not substantially performed his duties, or (ii) the willful engaging in conduct which is demonstrably and materially injurious to Networks or its subsidiaries, monetarily or otherwise. For purposes of this agreement, “good reason” generally means the occurrence of any of the following acts (unless such act is corrected prior to the date of termination specified in the notice of termination given in respect thereof): (a) the removal from Mr. Kump of his title of chief executive officer; (b) the assignment of duties, responsibilities, or authorities, or failure to assign to Mr. Kump duties, responsibilities, or authorities, consistent with his position as the chief executive officer; or (c) Networks requires Mr. Kump, without his consent, to move his principal office to a location that would cause his regular commute to be both (i) substantially longer than his commute prior to such move and (ii) in excess of one hour.

The employment agreement provides that Mr. Kump and Networks acknowledge that the Agreement and Release between Mr. Kump and Networks executed on September 25, 2009 shall remain in full force and effect, except as modified by the terms of his employment agreement. Pursuant to the Agreement and Release, Mr. Kump withdrew a notice of termination of employment from Energy East Management Corporation, a predecessor of Avangrid Service Company, in exchange for a one-time settlement payment of $1,000,000, which was paid six months and one day following the execution of the Agreement and Release. In satisfaction of all accrued benefits under and in consideration of his agreement to forego future participation in the Supplemental Executive Retirement Plan of Energy East Corporation and the Excess Benefit Plan of Energy East Corporation, Mr. Kump agreed to a lump sum payment of $3,333,241, plus investment gains on such amount, which will become payable six months and one day following the termination of Mr. Kump’s employment. Mr. Kump also may be entitled to an additional payment to offset increased taxes due as a result of increases in the applicable tax rates between 2010 and the time of payment. Under the employment agreement, Mr. Kump and Networks agree that the amount payable to Mr. Kump pursuant to such Agreement and Release shall be increased by an amount equal to the amount earned by the Energy East Management Corporation Benefit Trust on its investment of $3,333,241 in a financial vehicle to be selected by Networks in a commercially reasonable manner consistent with the goal of obtaining a net guaranteed level of interest without risk of loss of principal. In the event Mr. Kump’s employment is terminated by Networks for cause or by Mr. Kump without good reason and early termination or redemption fees are incurred in connection with the above-mentioned financial vehicle, the amount of such early termination or redemption fees shall be deducted from the amount otherwise payable to Mr. Kump pursuant to the employment agreement. Losses with respect to any such investment may not be passed along to Mr. Kump, and Networks guarantees that Mr. Kump shall receive not less than $3,333,241 at the time payment is due.

Service Contract. Mr. Kump and Avangrid also entered into a service contract effective as of January 16, 2014. The service contract had an initial term of one year and continued thereafter unless either party gave three months

2017 Proxy Statement	44

Executive Compensation (continued)

advance notice of nonrenewal. Mr. Kump received an annual fee of $120,000 for providing the additional services related to the legal and environment in the United

States and . Following the acquisition of UIL, Mr. Kump no longer served as Avangrid’s principal executive officer. As a result, his service contract terminated on June 30, 2016.

Sara J. Burns

Ms. Burns entered into an employment agreement with CMP and Avangrid (formerly Iberdrola USA, Inc.), as of January 1, 2012 (the “2012 Agreement”). Certain provisions of the June 14, 1999 agreement between Ms. Burns, Energy East Corporation and CMP continue to be in force and effect (the “1999 Agreement”). Pursuant to the 2012 Agreement, Ms. Burns serves as president and chief executive officer of CMP, reporting to the Chief Executive Officer of Avangrid (or such other executive as to whom the presidents of operating subsidiaries of Avangrid are required to report).

The agreement requires 30 days’ written notice upon a termination of employment due to disability, not less than 30 days’ and no more than 60 days’ written notice upon a termination of employment with or without good reason, and not less than 30 days’ and no more than 90 days’ notice upon a termination of employment without cause. Upon a termination for cause, Ms. Burns’ employment may be terminated with less than 30 days’ written notice.

The agreement provides for an annual base salary of $325,000, which may be increased but not decreased during the term as well as for eligibility to participate in the EAIP, with a target bonus opportunity of 45% of base salary and a maximum opportunity of 90% of base salary. Effective January 1, 2016, Ms. Burns’ annual base salary became $361,400. In addition, Ms. Burns is designated as a participant in Avangrid’s Non-qualified Individual Account Balance Deferred Compensation Plan (the “Avangrid Deferred Compensation Plan”) to which Avangrid makes an annual contribution of 10% of Ms. Burns’ base salary. Ms. Burns is also eligible under the employment agreement to be considered for participation in any incentive compensation program that is a successor to the Strategic Bonus Program or otherwise covers periods during the term of her employment after January 1, 2014.

The Agreement and Release between Ms. Burns and CMP, executed on November 25, 2009, which provides for the payment of $4,074,646.35 to Ms. Burns in exchange for the extinguishment of all her rights and obligations under the East Energy Supplemental Executive Retirement Plan and the Energy East Excess Plan, remains in full force and effect, as modified by the 2012 Agreement. The 2012 Agreement increases the amount payable to Ms. Burns under the Release by an amount equal to the amount earned by the CMP Benefit Trust on its investment of $4,074,646.35 in a financial vehicle selected by Avangrid. Ms. Burns is guaranteed to receive no less than $4,074,646.35 (subject to any early termination or redemption fees). In the event Ms. Burns’ employment is terminated by Avangrid for cause or by Ms. Burns without good reason and early termination or redemption fees are incurred in connection with the financial vehicle, any such penalties will be deducted from the amount otherwise payable to Ms. Burns under the 2012 Agreement.

Upon a termination of her employment by Avangrid without cause, by Ms. Burns for good reason or due to death or disability, Ms. Burns will be entitled to receive: (i) a lump sum payment equal to the sum of (A) her then current base salary and (B) an amount equal to her EAIP award for the prior year; (ii) amounts payable under the EAIP and the Strategic Bonus Plan, as applicable, in accordance with their terms; and (iii) all compensation and benefits payable to Ms. Burns through the termination date (“Accrued Rights”). If her employment is terminated by Avangrid for cause or by Ms. Burns without good reason, CMP will pay (i) Ms. Burns’ base salary through the termination date and (ii) her Accrued Rights. The obligation to make payments on a separation from service is generally conditioned upon the execution and delivery by Ms. Burns of a full and effective release of claims.

The 1999 Agreement provides Ms. Burns with a 280G tax gross-up for any excise taxes pursuant to Section 4999 of the Code. Under the 1999 Agreement, Ms. Burns is also entitled to the payment of any reasonable legal fees and expenses she incurs, if any, with respect to a claim regarding her tax gross-up or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code. However, as of December 31, 2016, no excess parachute payment would have existed and, accordingly, no gross-up would have been required. In addition our board of directors and compensation, nominating and corporate governance committee are committed to phasing out tax gross-up provisions in executive employment agreements and executive compensation plans and will not include such provisions in any new agreements or plans. See the section entitled “Compensation Discussion and Analysis—No New Tax Gross-Ups.”

2017 Proxy Statement	45

Executive Compensation (continued)

Ms. Burns is subject to confidentiality provisions during the term and post-termination of employment. Except as permitted by Avangrid in writing, during the term and for one year post-termination of employment, Ms. Burns is prohibited from competing with Avangrid, CMP, or any of their subsidiaries or affiliates with respect to products or services of Avangrid, CMP, or any of their subsidiaries or affiliates in Connecticut, New York, Massachusetts, and Maine. However, Ms. Burns may be employed by, or render services to, a competitor if she renders those services only in lines of business of the competitor that are not directly competitive with a primary line of business of Avangrid, CMP, or any of their subsidiaries or affiliates.

For purposes of the employment agreement “cause” is defined as Ms. Burns’ (i) willful and continued failure to substantially perform her duties with Avangrid and CMP (other than any such failure resulting from her incapacity due to physical or mental illness or her resignation for good reason) Avangrid, which demand specifically identifies the manner in which she has not substantially performed her duties, and she does not cure the failure within fifteen days of the delivery of such written demand, or (ii) willful engagement in conduct which is demonstrably and materially injurious to Avangrid or its subsidiaries, monetarily or otherwise.

For purposes of the employment agreement “good reason” is defined as the occurrence (without Ms. Burns’ express written consent) of any of the following acts by Avangrid, unless the act is corrected prior to the termination date specified in the termination notice: (i) the removal of her title of President of CMP, provided that CMP may assign that title to another individual, and remove such title from Ms. Burns, during a transition period not to exceed two months; (ii) the assignment to Ms. Burns of duties, responsibilities, or authorities inconsistent with, or failing (other than during a transition period not to exceed two months) to assign her duties, responsibilities, or authorities consistent with, her status as a member of Avangrid’s senior management team; (iii) Avangrid or CMP requires Ms. Burns, without her consent, to move her principal office to a location more than fifty miles from the location of her principal office on the date of the employment agreement; or (iv) a material breach by Avangrid or CMP of any of its obligations under the employment agreement. Good reason will not exist unless Ms. Burns provides written notice to Avangrid and CMP identifying in reasonable detail the conduct alleged to constitute good reason and the act is not cured within fifteen days of the delivery of the written notice.

Sheila Duncan

Ms. Duncan is on international assignment from Scottish Power, a wholly-owned subsidiary of Iberdrola, S.A., and executed a letter agreement with Iberdrola USA Management Corporation (now known as Avangrid Management Corporation), a subsidiary of the company, dated April 1, 2015 to act as Chief Human Resources Officer of the company. The letter provides for an annual base salary of $315,000 and participation in the company’s annual incentive program with an annual bonus opportunity of 45% to 90% of base salary. Effective January 1, 2016, Ms. Duncan’s annual base salary became $333,900. In addition, the letter provides that Ms. Duncan will receive immigration assistance, an annual housing allowance, an annual car allowance, and relocation benefits, among other benefits generally available to international assignees of Iberdrola, S.A.

Summary of Executive Annual Incentive Plan

In the event that a participant under the EAIP is terminated for any reason other than retirement, disability or death, such participant shall not be entitled to receive the EAIP award unless otherwise determined by the board of directors in its sole discretion. In the event of retirement, disability or death, the participant is entitled to a prorated award based on the number of days of participation. For additional information about the EAIP, see the section entitled “Compensation Discussion and Analysis—Details of Each Element of Compensation—Annual Incentive” beginning on page 32.

2017 Proxy Statement	46

Executive Compensation (continued)

Summary of Equity Incentive Plans

2016 LTIP

In the event that a participant under the 2016 LTIP is terminated for any reason other than death, disability, retirement, Resignation for Good Reason or termination by the company without Cause (all as defined in the 2016 LTIP), such participant shall not be entitled to receive the outstanding unvested awards. In the event of retirement, disability, death or Resignation for Good Reason, the participant is entitled to a prorated award based on the number of days of participation, subject to the objectives having been achieved and certain other conditions having been fulfilled. For additional information about the 2016 LTIP, see the section entitled “Compensation Discussion and Analysis—Details of Each Element of Compensation—Long Term Incentive” beginning on page 35.

Strategic Bonus Plan

Mmes. Burns and Duncan and Mr. Kump participated in the 2014-2016 Strategic Bonus Plan, which grants participants shares of Iberdrola, S.A. stock based on achievement of pre-established performance metrics from 2014 to 2016.

Following the completion of the UIL acquisition, the board of directors of Iberdrola, S.A. declared an early termination of the 2014-2016 Strategic Bonus Plan for participants from the company, including Mr. Kump and Mmes. Burns and Duncan effective December 31, 2015. The payout amount will be pro-rated for the two years that had elapsed since the commencement of the 2014-2016 Strategic Bonus Plan. The level of achievement will be determined by the Iberdrola, S.A. board on or after March 31, 2017, and first installment will be paid after that date but on or before June 30, 2017. The second installment will be paid on or after January 1, 2018, but no later than March 31, 2018. As a result of an amendment to the 2014-2016 Strategic Bonus Plan made in connection with the early termination, it has been determined that the payout will be made in cash, rather than shares of Iberdrola, S.A. stock.

In the event that a participant under the Strategic Bonus Plan is terminated for any reason other than retirement, disability or death, such participant shall not be entitled to receive the Strategic Bonus Plan award. In the event of termination following retirement, disability or death, the participant will receive part of the benefit in proportion to the time that such participant remained employed during the evaluation period, subject to the objectives having been achieved, a minimum participation period of one year and other conditions having been fulfilled. For additional information about the Strategic Bonus Plan, see the section entitled “Compensation Discussion and Analysis—Details of Each Element of Compensation—Long Term Incentive” beginning on page 35.

UIL 2008 Stock Plan

Messrs. Torgerson and Nicholas participate in the UIL 2008 Stock Plan. The awards held by these executives were subject to “double trigger” vesting provisions that would result in acceleration of these awards in the event the executive was involuntarily or constructively terminated within 24 months following a change in control of UIL. The change in control requirement for such accelerated vesting was triggered as a result of our acquisition of UIL in 2015. Therefore, the outstanding awards held by these executive under the UIL 2008 Stock Plan will become vested in the event of such a termination.

2017 Proxy Statement	47

Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning unvested stock and equity incentive plan awards outstanding as of December 31, 2016, for each named executive officer:

Name		Stock Awards
	Plan Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Numbers of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
James P. Torgerson	2016 LTIP(2)	July 14, 2016			207,253	7,850,744
	UIL 2008 Stock Plan(3)	March 24, 2015			42,503	1,610,015
	Employment agreement	(4)	6,313	$239,150
Richard J. Nicholas	2016 LTIP(2)	July 14, 2016		-	64,980	2,461,442
	UIL 2008 Stock Plan(3)	March 24, 2015		-	14,330	542,816
Robert D. Kump	2016 LTIP(2)	July 14, 2016		-	90,494	3,427,913
	2014-2016 Strategic Bonus Plan(5)	June 24, 2014		-	218,243	1,538,770
Sara J. Burns	2016 LTIP(2)	July 14, 2016		-	22,089	836,731
	2014-2016 Strategic Bonus Plan(5)	June 24, 2014		-	52,025	341,870
Sheila Duncan	2016 LTIP(2)	July 14, 2016		-	36,631	1,387,582
	2014-2016 Strategic Bonus Plan(5)	June 24, 2014		-	93,028	655,917

(1)

Amounts represent the product of the fair value as of December 31, 2016 multiplied by the number of shares subject to the awards. Amounts for 2016 LTIP awards, UIL 2008 Stock Plan awards, and Mr. Torgerson’s employment agreement are based on the December 31, 2016 closing price of Avangrid common stock of $37.88. Amounts for 2014-2016 Strategic Bonus Plan awards are based on Iberdrola, S.A. share price of [6.234][5.857] euros and exchange rate of 1.[05411][.0741] as of December 31, 2016.

(2)

Number of performance share units represents the estimated maximum award level under the 2016 LTIP, as the actual performance during the measurement period from January 1, 2016 to December 31, 2019 is not yet determinable. The actual number of units earned (if any) will be based on performance at the end of the performance period described under “Compensation Discussion and Analysis—Details of Each Element of Compensation—Long Term Incentive.”

(3)

Number of performance share units is based on the actual performance assuming a truncated performance measurement period of January 1, 2015 to December 31, 2016 and represents the target award level of 2015—2017 UIL long-term incentive plans, which were assumed by us upon the acquisition of UIL. The actual number of performance share units earned (if any) will be based on performance at the end of the performance period. The target number of performance share units will be earned if combined net income from the United Illuminating Company, the Southern Connecticut Gas Company, Connecticut Natural Gas Corporation, and Berkshire Gas Company totals at least $175 million by the end of the performance period and the executive has been continuously employed by the corporation from January 1, 2015 through December 31, 2017 (unless the executive experienced a Separation from Service from the Company prior to December 31, 2017, on account of death, disability, retirement or Involuntary Separation from Service Without Cause (as defined in the UIL Change in Control Severance Plan II).

(4)

The outstanding restricted stock award listed for Mr. Torgerson’s employment agreement represents the unvested portion of: 2,286 shares of UIL restricted stock that vest ratably over a five year period beginning March 23, 2012; 2,033 shares of restricted stock that vest ratably over a five year period beginning March 25, 2013; 2,196 shares of restricted stock that vest ratably over a five year period beginning March 24, 2014; and, 1,584 shares of restricted stock that vest ratably over a five year period beginning March 23, 2015, which were assumed by us upon the acquisition of UIL, at which time UIL shares were converted to company shares using a conversion factor of 1.2806.

(5)

Number of performance share units represents two-thirds of the actual award level under the 2014-2016 Strategic Bonus Plan. Performance share units vest annually in equal installments over a two year period beginning on January 1, 2017. As a result of an amendment to the 2014-2016 Strategic Bonus Plan, it has been determined that the payout will be made in cash, rather than shares of Iberdrola, S.A. stock. See the section entitled “Compensation Discussion and Analysis—Details of Each Element of Compensation—Long Term Incentive.”

2017 Proxy Statement	48

Executive Compensation (continued)

Stock Vested

The following table provides information concerning vesting of stock awards during 2016 for each named executive officer:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James P. Torgerson(2)	62,723	2,513,305
Richard J. Nicholas (2)	18,542	742,978
Robert D. Kump(3)	66,667	437,222
Sara J. Burns(3)	41,667	273,264
Sheila Duncan(3)	35,457	232,538

(1)	Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of shares of stock by the fair market value on the distribution date.

(2)

The distribution date for shares vested under the UIL 2008 Stock Plan is March 1, 2016, and includes 59,984 shares for Mr. Torgerson and 18,542 shares for Mr. Nicholas. In addition, Mr. Torgerson also vested in 2,739 previously-granted shares of restricted stock.

(3)

The distribution date for shares vested under the 2011-2013 Strategic Bonus Plan is February 23, 2016, and includes, 66,667 shares vested for Mr. Kump, 41,667 shares for Ms. Burns, and 35,457 shares for Ms. Duncan. For the Strategic Bonus Plan, the value was based on a share price of 5.961 euros and an exchange rate of 1.1002.

Pension Benefits

The following table sets forth information as to the named executive officers regarding payments or other benefits at, following or in connection with retirement:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
James P. Torgerson(1)	—	—	—	—
Richard J. Nicholas(2)	UI Pension Plan	15.67	746,556	—
	UI SERP	15.67	1,288,905	—
Robert D. Kump(2)	Retirement Benefit Plan for Employees of NYSEG	30.50	1,583,409	—
Sara J. Burns(2)	Retirement Income Plan for Non-Union Employees of CMP	28.92	1,667,485	—
Sheila Duncan(1)	—	—	—	—

(1)	Mr. Torgerson and Ms. Duncan are not eligible for participation in company pension plans.

(2)

For a description of the calculation of present value of the accumulated benefit, see Note 16-Post-retirement and Similar Obligations of our consolidated financial statements for the fiscal year ended December 31, 2016 included in our 2016 Annual Reports on Form 10-K

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Executive Compensation (continued)

Mr. Kump participates in the Retirement Benefit Plan for Employees of NYSEG (the “NYSEG Pension Plan”), a defined benefit pension plan of Avangrid’s subsidiary intended to be qualified under Section 401(a) of the Code. Non-union employees who perform at least an hour of service are eligible to participate in the plan, provided that no new non-union employees are eligible to participate after January 1, 2014. The plan has two formulas under which employees may have their retirement benefits determined: the “traditional” pension formula or the “cash balance” pension formula. Mr. Kump’s benefits are determined under the “traditional” pension formula. Under the “traditional” formula, for non-union employees, the “base basic annual benefit” under the plan shall generally equal the sum of: (i) the product of (a) 1.37% of the first $10,000 of “final average earnings” and (b) the number of years and monthly fractions of a year in his “period of service” not exceeding 35 years; and (ii) the product of (a) 1.65% of “final average earnings” in excess of 10,000, and (b) the number of years and monthly fractions of a year in his period of service not exceeding 35 years; and (iii) the product of (a) 1% of “final average earnings,” and (b) the lesser of (A) the amount by which the number of years and monthly fractions of a year in his period of service exceeds 35 years, and (B) five. “Final average earnings” is generally defined under the plan as the participant’s average annualized regular earnings for the 60 consecutive month period of highest earnings within the 120 month period ending with the calendar month immediately preceding the calendar month in which the participant terminates service. Benefits accrued under the plan generally vest 100% after five years of service. A participant shall generally be provided with a monthly benefit that commences with the employee’s retirement date (generally, age 65) equal to 1/12 of the employee’s basic annual benefit. The normal form of benefit is a single life annuity for unmarried participants and a 50% contingent annuity with a five year pop-up for married participants, provided that the participant may elect other forms of payment including a joint and survivor annuity, a single life annuity with ten years certain or a lump-sum payment. Participants eligible for early retirement will receive a reduced basic annual benefit upon such early retirement after attaining age 55. Benefits are unreduced at age 60 for participants with at least ten years of service.

Mr. Nicholas participates in The United Illuminating Company Pension Plan (the “UI Pension Plan”), which was assumed by Avangrid upon the acquisition of UIL. The United Illuminating Company is an operating subsidiary of UIL. Retirement benefits under the UI Pension Plan are determined by a fixed formula, based on years of service and the participant’s average annual earnings during the three years during which the person’s earnings were the highest or, if greater, the average of his or her final 36 months of compensation (“Final Average Compensation”). Under the current UI Pension Plan formula, a participant’s annual accrued benefit equals 1.6% multiplied by Final Average Compensation multiplied by Years of Benefit Service up to 30 years. A participant’s accrued benefit is calculated in the form of a single life annuity beginning at his or her normal retirement date. For purposes of computing UI Pension Plan benefits, “annual earnings” includes total compensation from us, as reported on Form W-2 for a calendar year, plus elective deferrals made during a calendar year under our cafeteria plan and/or the UIL 401(k) plan. It excludes any amounts contributed to, or the value of benefits under, any deferred compensation plan, long-term incentive plan, employee benefit or fringe benefit program, any other compensation, and cash-outs of unused vacation payable to non-union employees. Under the UI Pension Plan, a participant’s “Normal Retirement Age” means his or her 65th birthday or 5th anniversary of participation in the plan, whichever is later. The plan also permits benefits to commence on or after reaching “Early Retirement.” In order to qualify for early retirement benefits under the plan, a participant must retire after reaching at least age 55 and being credited with 10 years of vesting service. If a participant is at least age 58, and the sum of his or her age and years of service equals 88 (the “rule of 88”) when he or she retires from active employment with us, then pension benefits will not be reduced for early commencement. Pursuant to the terms of the UI Pension Plan, if a participant retires on or after May 16, 2003, having reached age 55 and before age 58, and the sum of his or her age and years of service equals at least 88, then the participant’s accrued benefit will be reduced by 3% for each full year by which his or her retirement date precedes age 58. If a participant with 10 years of service retires on or after age 55 and the rule of 88 is not satisfied, then the participant’s accrued benefit will be reduced by 3% for each full year by which his or her retirement precedes his Normal Retirement Date but is on or after age 58, and by an additional 4% per year by which his or her retirement is on or after age 55 and before age 58. As of December 31, 2016, Mr. Nicholas was retirement-eligible. Mr. Nicholas also participates in The United Illuminating Company Supplemental Executive Retirement Plan (the “UI SERP”), which was assumed by Avangrid upon the acquisition of UIL. Under the terms of the UI SERP, Mr. Nicholas is entitled, upon his retirement, to a benefit equal to the difference between (A) what his annual retirement benefit would be under the UI Pension Plan, expressed as a life annuity commencing at the Participant’s Normal Retirement Date (as defined in the UI Pension Plan), without his compensation being limited by Section 401(a)(17) of the Code, and (B) what his annual benefit is under the UI Pension Plan with such

2017 Proxy Statement	50

Executive Compensation (continued)

compensation limit imposed. In calculating supplemental retirement benefits, short-term incentive compensation is included, but long-term incentive compensation is not. The United Illuminating Company maintains a “rabbi trust,” which contains certain insurance policies and other assets, intended to help The United Illuminating Company and UIL satisfy their respective obligations to executives under the UI SERP. The trust is also intended to assist UIL in meeting its obligations under the CIC Plan II in the event of a change in control of UIL.

Ms. Burns participates in The Retirement Income Plan for Non-Union Employees of CMP, a defined benefit pension plan intended to be qualified under Section 401(a) of the IRS Code. Employees who have reached age 21 are eligible, provided that no new employees are eligible to participate after January 1, 2014. The amount of monthly retirement benefit payable to a participant beginning at age 65 is generally equal to (i) (a) 1.7% of the participant’s “final average earnings” multiplied by (b) years of benefit service up to 30 such years, plus (ii) (a) 0.5% of the participant’s “final average earnings” multiplied by (b) years of benefit service in excess of 30 minus (iii)(a) 50% of the participant’s social security benefit, multiplied by (b) a fraction equal to his years of benefit service up to 35 such years divided by 35. “Final average earnings” is generally defined under the plan as the monthly average of a participant’s highest 60 consecutive calendar months of basic earnings during the 120 month period ending in the month in which the participant’s service termination date occurs. Benefit accrued under the plan generally vest 100% after five years of service. The normal form of benefit is a single life annuity for unmarried participants and a 50% contingent annuity for married participants, provided that the participant may elect other forms of actuarially equivalent benefits including a joint & survivor annuity. Participants eligible for early retirement will receive a reduced basic annual benefit upon such early retirement after attaining age 55. Benefits are unreduced at age 62 for participants with at least five years of service.

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Executive Compensation (continued)

Nonqualified Deferred Compensation

The following table sets forth information as to the named executive officers regarding defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance Last Fiscal Year ($)
James P. Torgerson	11,183,551	1,086,246	272,795	—	12,542,592
Richard J. Nicholas	3,895,825	—	149,250	—	4,045,075
Robert D. Kump	3,862,746	69,190	54,308	—	3,986,244
Sara J. Burns	4,382,228	—	62,917	—	4,481,285
Sheila Duncan(1)	—	—	—	—	—
(1)	Ms. Duncan does not participate in a deferred compensation plan sponsored by the company.

Messrs. Torgerson and Nicholas participate in UIL Deferred Compensation Plan, which was assumed by Avangrid upon the acquisition of UIL. Under the UIL Deferred Compensation Plan, executives may elect to defer certain elements of compensation. These elements include up to 85% of base salary and 100% of increases in salary, 100% of short- and long-term incentive payments, and up to 100% of restricted shares and performance shares (deferred in the form of stock units). Such deferrals are not matched by employer contributions although the UIL Deferred Compensation Plan does allow for discretionary employer contributions. Except for those deferrals deemed invested in stock units, participants in the UIL Deferred Compensation Plan are permitted to direct investments of their elective deferral accounts into ‘deemed’ investments consisting of non-publicly traded mutual funds available through variable insurance products. The rate of the return on their investments is measured by the actual rate of return of the selected investments, reduced by fund management fees and fund expenses, and no above-market earnings are credited.

Mr. Torgerson’s employment agreement with Avangrid effective January 1, 2016, provides for his continued participation in the UIL Deferred Compensation Plan with annual Company Discretionary Contributions of $1,000,000 for 2016 and 15% of Mr. Torgerson’s base salary thereafter; provided, that Mr. Torgerson is employed by us on the date of each contribution.

Mr. Kump and M. Burns participate in the Avangrid Deferred Compensation Plan. The Avangrid Deferred Compensation Plan provides that Avangrid will make annual contributions under the plan to a deferred compensation account set up for each participant in an amount set forth in a participant’s employment agreement.

For each of the participating named executive officers, the employment agreement provides that an annual employer contribution of 10% of base salary will be made to a non-qualified deferred compensation plan, such as the Avangrid Deferred Compensation Plan, with a final pro-rata contribution for the year of Mr. Kump’s and Ms. Burns’ termination of employment based upon the portion of the year in which he or she works. Under the Avangrid Deferred Compensation Plan, the participant is fully vested at all times in all contributions and earnings credited to his or her deferred compensation account. Contributions to the Avangrid Deferred Compensation Plan are notational only and earn notational investment income based on an investment vehicle selected by the Avangrid fiduciary committee. Distribution of amounts in a participant’s deferred compensation account shall commence in the form and at the time elected by the participant. Participants must make an election as to form and timing within 30 days of becoming a participant and may not modify that election. Upon a participant’s death prior to distribution, the plan will distribute the account within 60 days following in the form elected by the participant, unless it takes longer to identify the appropriate beneficiary. If a participant dies after commencing payments, the remaining payments will be made to the designated beneficiary. Amounts will be paid in one of the following forms as timely elected by the participant: (i) a single lump sum; (ii) annual or monthly installment payments for a period of either five or ten years; (iii) a single life annuity with the participant as beneficiary unless payment is due to the death of the participant, in which case a life annuity may be payable to the participant’s beneficiary; (iv) a joint and survivor annuity, with the Participant as the primary beneficiary; or (v) any combination thereof.

2017 Proxy Statement	52

Executive Compensation (continued)

Mr. Kump’s employment agreement provides that Mr. Kump and Networks acknowledge that the Agreement and Release between Mr. Kump and Networks executed on September 25, 2009 shall remain in full force and effect. Mr. Kump and Networks agree that the amount payable to Mr. Kump pursuant to such Agreement and Release shall be increased by an amount equal to the amount earned by the Energy East Management Corporation Benefit Trust on its investment of $3,333,241 in a financial vehicle to be selected by Networks in a commercially reasonable manner consistent with the goal of obtaining a net guaranteed level of interest without risk of loss of principal. In the event Mr. Kump’s employment is terminated by Networks for cause or by Mr. Kump without good reason and early termination or redemption fees are incurred in connection with the above-mentioned financial vehicle, the amount of such early termination or redemption fees shall be deducted from the amount otherwise payable to Mr. Kump pursuant to the employment agreement. Losses with respect to any such investment may not be passed along to Mr. Kump, and Networks guarantees that Mr. Kump shall receive not less than $3,333,241 at the time payment is due.

Ms. Burns participates in the CMP Non-Qualified Deferred Compensation Plan (the “CMPC NQDC Plan”). Under this plan, eligible employees may elect to defer a percentage or dollar amount of one or more payments of “Compensation” (generally defined in the plan as wages and all other payments of compensation, excluding reimbursements, certain fringe benefits and expenses). Bookkeeping accounts are maintained for each participant, which reflect these elective deferrals. Such deferrals are not matched by employer contributions. Participants in the CMPC NQDC Plan are permitted to direct investments of their elective deferral accounts into ‘deemed’ investments selected by CMP consisting of a subset of the funds available under the company 401(k) plans. Participants are entitled to receive the value of their bookkeeping accounts, plus hypothetical earnings of the selected investments, adjusted for applicable expenses, and gains and losses. No above-market earnings are credited. Each participant is fully vested in the value of their accounts. Distributions under the CMPC NQDC Plan are made in a lump sum in cash, or if specified on the participant’s annual election form, under a systematic withdrawal plan. If no election form is executed, or if the form is misplaced, distribution will be made in a single lump sum as soon as practicable following termination of employment. If a participant dies prior to complete distribution of his or her account, the balance of the account will generally be paid as soon as practicable to the designated beneficiaries. Participants (and beneficiaries) have the status of general unsecured creditors of the CMP.

Ms. Burns’ employment agreement provides that Ms. Burns and Networks acknowledge that the Agreement and Release between Ms. Burns and Networks executed on November 25, 2009 shall remain in full force and effect. Ms. Burns and Networks agree that the amount payable to Ms. Burns pursuant to such Agreement and Release shall be increased by an amount equal to the amount earned by the CMP Benefit Trust on its investment of $4,074,646 in a financial vehicle to be selected by Networks in a commercially reasonable manner consistent with the goal of obtaining a net guaranteed level of interest without risk of loss of principal. In the event Ms. Burns’ employment is terminated by Networks for cause or by Ms. Burns without good reason and early termination or redemption fees are incurred in connection with the above-mentioned financial vehicle, the amount of such early termination or redemption fees shall be deducted from the amount otherwise payable to Ms. Burns pursuant to the employment agreement. Losses with respect to any such investment may not be passed along to Ms. Burns, and Networks guarantees that Ms. Burns shall receive not less than $4,074,646, subject to any early termination or redemption fees, at the time payment is due.

2017 Proxy Statement	53

Executive Compensation (continued)

Potential Payments upon Termination or Change in Control

The amount of compensation payable to each named executive officer in the event of a termination of employment, or a change in control, on December 31, 2016, is described below under “—Quantification of Potential Payments upon Termination or Change in Control.” For additional explanation of payments under the various termination scenarios, see “Summary of Employment Agreements.”

UIL CIC Plan II

The UIL Holdings Change in Control Severance Plan II (the “CIC Plan II”) provides severance benefits to Mr. Nicholas in the event of his employment is terminated without “cause” or by the executive under circumstances giving rise to a “constructive termination” during the two-year period following a change in control. Avangrid assumed the sponsorship of the CIC Plan II upon the acquisition of UIL.

Mr. Nicholas is entitled to receive (i) a lump-sum cash severance payment equal to (A) two times the sum of his base salary plus his annual incentive compensation minus (B) his target total remuneration; (ii) benefits under UIL’s healthcare plans during the COBRA continuation period on the same terms as an active employee; (iii) a lump sum payment of two times a benefit supplement of $5,500, in lieu of continued coverage under UIL’s life insurance, disability and other employee welfare and fringe benefit plans; (iv) two additional credited years of service for the purposes of calculating benefits payable to the participant under UIL’s retiree medical benefit plans; (v) a lump sum pension supplement calculated as the difference between the pension benefit actually payable under UI Pension Plan and the pension benefit that would have been payable had the participant been credited with 2 additional years of service and (vi) a tax gross-up payment if he becomes subject to an excise tax under Section 4999 of the Code on account of any payments or benefits that are determined to constitute an “excess parachute payment” within the meaning of the Section 280G of the Code. Our board of directors and compensation, nominating and corporate governance committee are committed to phasing out tax-gross provisions in executive employment agreements, change in control agreements and executive compensation plans and will not include such provisions in any new agreements or plans. See the section entitled “Compensation Discussion and Analysis—No New Tax Gross-Ups.”

Under the CIC Plan, “cause” means the participant’s (i) commission of a serious crime, such as an act of fraud,

misappropriation of funds, embezzlement, or a crime involving personal dishonesty or moral turpitude; (ii) willful failure of the participant to substantially perform his or her duties (other than by reason of incapacity due to physical or mental illness or injury); or (iii) misconduct that is demonstrably injurious to UIL or its affiliates. Under the CIC Plan, a “constructive termination” generally means a voluntary separation by the participant under any of the following circumstances without the consent of the participant: (i) a material diminution in the participant’s annual base salary, unless such reduction is part of, and consistent with, a general reduction of the compensation rates of all employees of the participant’s employing company; (ii) a material diminution in the participant’s authority, duties, or responsibilities, including the assignment of duties inconsistent in any material adverse respect with such participant’s position, duties, responsibilities and status with the participant’s employing company immediately prior to the change in control, or material diminishment in such participant’s management responsibilities, duties or powers as in effect immediately prior to the change in control, or the removal from or failure to re-elect such participant to any such position or office; (iii) a requirement that the participant relocate his or her principal place of employment by more than 75 miles from such location immediately prior to the change in control; or (iv) any other action or inaction that constitutes a material breach by the participant’s employing company (or its successor) of any agreement under which the participant provides services. Mr. Torgerson waived any rights he otherwise would have to payment or benefits arising under the CIC Plan II he would have pursuant to his employment agreement with Avangrid Service Company dated as of January 1, 2016. Mr. Torgerson waived any rights he otherwise would have to payment or benefits arising under the CIC Plan II pursuant to his employment agreement with Avangrid Service Company dated as of January 1, 2016.

Quantification of Potential Payments upon Termination or Change in Control

The following table sets forth potential benefits that each named executive officer would be entitled to receive in the event that the executive’s employment with us is terminated for any reason, including a resignation without good reason, a termination without cause, resignation with good reason, and termination without cause or resignation with good reason in each case in connection with a change in control, in the event of a change in control without termination or death or disability. The amounts shown in

2017 Proxy Statement	54

Executive Compensation (continued)

the table are the amounts that would have been payable under existing plans and arrangements if the named executive officer’s employment had terminated, and/or a change in control occurred on December 31, 2016.

“Cash Compensation” includes payments of salary, bonus, severance or death benefit amounts payable in the applicable scenario. The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s termination or a change in control and accordingly, may differ from the estimated amounts set forth in the table below.

Named Executive Officer	Resignation by Executive Without Good Reason ($)	Termination by Company Without Cause ($)	Resignation by Executive with Good Reason ($)	Termination by Company Without Cause, or Resignation by Executive With Good Reason, in Connection with Change in Control ($)	Change in Control Without Termination ($)	Death/ Disability ($)
James P. Torgerson
Cash Compensation(1)	1,016,700	3,033,400	3,033,400	3,033,400	—	1,016,700
Health and Welfare Benefits(2)		16,881	16,881	42,114	—	—
Long-Term Incentive(3)	6,084,045	6,084,045	6,084,045	6,084,045	—	6,084,045

TOTAL	7,100,745	9,134,326	9,134,326	9,159,559	—	7,100,745

Richard J. Nicholas
Cash Compensation(1)	269,705	1,708,115	1,708,115	1,708,115	—	269,705
Health and Welfare Benefits(3)	—	27,187	27,187	38,187	—	—
Long-Term Incentive(3)	1,860,550	1,860,550	1,860,550	1,860,550	—	1,860,550
UI SERP(4)	1,300,750	1,300,750	1,300,750	1,565,974	—	1,300,750

TOTAL	3,431,005	4,896,602	4,896,602	5,442,531	—	3,431,005

Robert D. Kump
Cash Compensation(1)	4,499,325	6,138,391	6,138,391	6,138,391		5,792,441
Long-Term Incentive(3)	856,978	856,978	856,978	856,978		856,978
Unvested Strategic Bonus Awards(5)	1,538,770	1,538,770	1,538,770	1,538,770	1,538,770	1,538,770

TOTAL	6,895,073	8,534,139	8,534,139	8,534,139	1,538,770	8,188,189

Sara J. Burns
Cash Compensation(1)	4,685,890	5,308,481	5,308,481	5,308,481	—	5,308,481
Long-Term Incentive(3)	209,183	209,183	209,183	209,183	—	209,183
Unvested Strategic Bonus Awards(5)	341,870	341,870	341,870	341,870	341,870	341,870

TOTAL	5,236,943	5,859,534	5,859,534	5,859,534	341,870	5,859,534

Sheila Duncan
Cash Compensation(1)	—	—	—	—	—	150,255
Long-Term Incentive(3)	—	346,896	346,896	346,896	—	346,896
Unvested Strategic Bonus Awards(5)	655,917	655,917	655,917	655,917	655,917	655,917

TOTAL	655,917	1,002,813	1,002,813	1,002,813	655,917	1,153,068

(1)	See “— Summary of Employment Agreements.” For Mr. Nicholas, see also “— UIL CIC Plan II.”

(2)

Amounts shown reflect the value of the additional benefit Messrs. Torgerson and Nicholas would have received in the event of termination per their employment agreements. In the case of a change in control, Mr. Nicholas would also receive $11,000 in lieu of continued coverage under UIL’s life insurance, disability and other employee welfare and fringe benefit plans.

(3)

See “— Summary of Equity Incentive Plans—2016 LTIP.” Figures shown reflect the pro-rated maximum grant payable in all circumstances to Messrs. Torgerson, Nicholas and Kump and Ms. Burns due to their retirement eligibility and to Ms. Duncan after a change in control, had their employment terminated on December 31, 2016. Payouts are subject to attaining the applicable performance criteria and the amounts shown assume maximum payout levels. Actual payments may differ and could be zero.

(4)	Amount shown for Death/Disability relates only to disability. The amount payable upon death would have been $594,721.

(5)	See “— Summary of Equity Incentive Plans—Strategic Bonus Plan.”

2017 Proxy Statement	55

Director Compensation

Our non-employee directors who were also not employees of Iberdrola, SA. are annually compensated for their board service as described in the chart below:

Retainer(1)	Cash Compensation
Annual Retainer	$110,000
Vice Chair Retainer	$40,000
Committee Chair Retainer	$20,000
Committee Member Retainer	$20,000

(1)	All retainers are paid in quarterly installments.

Director Compensation

The following table provides certain information concerning the compensation for services rendered in all capacities by each director serving on the Avangrid board for the year ended December 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Ignacio Sánchez Galán(1)	—	—
John E. Baldacci	150,000	150,000
Pedro Azagra Blázquez(2)	—	—
Felipe de Jesús Calderón Hinojosa(3)	65,000	65,000
Arnold L. Chase	130,000	130,000
Alfredo Elías Ayub	130,000	130,000
Carol L. Folt	140,000	140,000
John L. Lahey	150,000	150,000
Santiago Martinez Garrido(4)	—	—
Juan Carlos Rebollo Liceaga(5)	—	—
José Sainz Armada(6)	—	—
Alan D. Solomont	150,000	150,000
Elizabeth Timm(7)	65,000	65,000
James P. Torgerson(7)	—	—

(1)	Mr. Galán is the Executive Chairman of Iberdrola, S.A. and does not receive additional compensation for service on the Avangrid board.

(2)	Mr. Azagra Blázquez is the Chief Development Officer of Iberdrola, S.A. and does not receive additional compensation for service on the Avangrid board.

(3)	President Calderón was elected as a member of the board on July 14, 2016 and received pro-rated compensation.

(4)	Mr. Martinez Garrido is the Head of Corporate Legal Services of Iberdrola, S.A. and does not receive additional compensation for service on the Avangrid board.

(5)	Mr. Rebollo Liceaga is the Administration and Control Director of Iberdrola, S.A. and does not receive additional compensation for service on the Avangrid board.

(6)	Mr. Sainz Armada is the Chief Financial Officer of Iberdrola, S.A. and does not receive additional compensation for service on the Avangrid board.

(7)	Ms. Timm was elected as a member of the board on July 14, 2016 and received pro-rated compensation.

(8)	Mr. Torgerson is the Chief Executive Officer of the company and does not receive additional compensation for service on the Avangrid board.

2017 Proxy Statement	56

Equity Compensation Plan Information

The following table shows information relating to the number of shares authorized for issuance under the company’s equity compensation plans as of December 31, 2016, including the UIL 2008 Stock Plan and the UIL Deferred Compensation Plan (collectively, the “UIL stock plans”), which are equity compensation plans assumed by us (and which were not subsequently voted on by our shareholders) in connection with our acquisition of UIL in December 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (column (a))	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity Compensation Plans

Approved by shareholders of Avangrid	1,279,491	—	1,220,509

Not approved by shareholders of Avangrid	735,948(2)	—	—

Total	2,015,439(2)	—	1,220,509
(1)	Represents 1,279,491 performance units to be issued upon satisfaction of applicable performance and service requirements.

(2)	Represents 491,459 shares of deferred restricted stock and performance shares, and 244,489 performance shares to be issued upon satisfaction of applicable performance and service requirements.

Assumption of UIL Stock Plans

In connection with the acquisition of UIL, each award of restricted UIL common stock granted under the UIL stock plans that was outstanding and unvested or otherwise subject to forfeiture or other restrictions immediately prior to the effective time of the acquisition (which are referred to as restricted shares), other than those restricted shares that vested by their terms upon the effective time of the acquisition, converted into the right to receive the number of validly-issued restricted shares of our common stock equal to the product (rounded up to the nearest whole number) of the number of such restricted shares multiplied by the equity exchange factor of 1.2806. Any restricted shares of our common stock received remain subject to the same terms and conditions (including vesting and forfeiture restrictions) as were applicable to the corresponding UIL restricted shares immediately prior to the effective time of the acquisition.

In connection with the acquisition of UIL, each award of UIL restricted stock units, performance shares, phantom stock units or other similar rights or awards granted or deferred under a UIL stock plan and relating to shares of UIL common stock (which is referred to as a UIL equity right), ceased to relate to or represent a right to receive shares of UIL common stock and were converted, at the effective time of the acquisition, into an award of restricted stock units, performance shares, stock units, phantom stock units or other similar rights or awards, as applicable, relating to our shares of common stock (which is referred to as an Avangrid equity right) of the same type and on the same terms and conditions as were applicable to the corresponding UIL equity right, except as adjusted as described in our Form S-4 filed with the SEC, which was declared effective on November 12, 2015. The number of shares of our common stock covered by each such Avangrid equity right were equal in number to the product (rounded up to the nearest whole number) of the number of shares of UIL common stock subject to the corresponding UIL equity right multiplied by the equity exchange factor of 1.2806. With respect to any UIL equity right that, immediately prior to the effective time of the acquisition, was subject to performance-based vesting or other performance conditions, determination of performance will continue to be made pursuant to the terms of equity right. See the section entitled “Compensation Discussion and Analysis” for additional information.

2017 Proxy Statement	57

Compensation, Nominating and Corporate Governance Committee Report

The compensation, nominating and corporate governance committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, recommended to the board of directors that the Compensation Discussion and Analysis section be included in this proxy statement and incorporated by reference into the 2016 annual report on Form 10-K.

Compensation, Nominating and Corporate Governance Committee

Alfredo Elías Ayub (Chair)

Ignacio Sánchez Galán

John Lahey

Report of the Audit and Compliance Committee

On behalf of the board, the audit and compliance committee oversees the operation of Avangrid’s system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of its independent registered public accounting firm. The audit and compliance committee’s function is one of oversight, recognizing that Avangrid’s management is responsible for preparing its financial statements, and the company’s independent registered public accounting firm is responsible for auditing those financial statements.

Consistent with this oversight responsibility, the audit and compliance committee has reviewed and discussed with management the audited financial statements of Avangrid for the year ended December 31, 2016, and management’s assessment of internal control over financial reporting as of December 31, 2016.

The audit and compliance committee has also discussed with Ernst & Young LLP (“E&Y”) the matters required to be discussed by the Statement on Auditing Standards No. 1301 adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The audit and compliance committee has also received the written disclosures in the letter from E&Y required by the applicable requirements of the PCAOB regarding E&Y’s independence and has discussed with E&Y their independence.

Based on these reviews and discussions, the audit and compliance committee recommended to the board that Avangrid’s audited financial statements for the year ended December 31, 2016, be included in its annual report on Form 10-K for the fiscal year then ended. The audit and compliance committee has selected KPMG US, LLP as our independent registered public accounting firm for the year ending December 31, 2017, and has asked the shareholders to ratify the selection.

Audit and Compliance Committee

Alan D. Solomont (Chair)

Carol L. Folt

Elizabeth Timm

John L. Lahey (Former member)

The Report of the Audit and Compliance Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates the Report of the Audit and Compliance Committee by reference therein.

2017 Proxy Statement	58

Independent Registered Public Accounting Firm Engagement and Fees

The audit and compliance committee has selected KPMG as the company’s new independent registered public accounting firm for the year ending December 31, 2017, effective as of March 10, 2017. In connection with the selection of KPMG, the company notified E&Y that it would be dismissed as Avangrid’s independent registered public accounting firm, effective as of March 10, 2017 upon completion of E&Y’s audit of Avangrid’s financial statements for the year ended December 31, 2016.

In connection with E&Y’s audits reports of Avangrid’s consolidated financial statements for the years ended December 31, 2016 and 2015 and through March 10, 2017, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in its reports on such financial statements.

E&Y’s audit reports on Avangrid’s conslidated financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that E&Y issued an adverse audit report on the effectiveness of the Avangrid’s internal control over financial reporting as of December 31, 2016. In addition, during Avangrid’s two most recent fiscal years ended December 31, 2016 and 2015 and during the interim period through March 10, 2017, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that E&Y advised Avangrid of certain deficiencies in Avangrid’s internal controls over financial reporting identified during E&Y’s audit of Avangrid’s consolidated financial statements for the years ended December 31, 2016 and 2015, that individually or in the aggregate constituted a material weakness.

As disclosed in Avangrid’s annual report on Form 10-K for the year ended December 31, 2016, management identified certain deficiencies that rose to the level of a material weakness related to: (1) the accounting for the change in the estimated useful life of certain elements of the wind farms at Avangrid Renewables, LLC, an indirect wholly-owned subsidiary of Avangrid (“Renewables”), and other smaller deficiencies related to documentation of internal controls procedures and enhancement of review controls at Renewables, (2) the preparation of the consolidated financial statements, specifically the classification and disclosure of financial information, and (3) the measurement and disclosure of income taxes (collectively, the “2016 material weaknesses”). As a result of these material weaknesses, management concluded that, as of December 31, 2016, Avangrid’s internal control over financial reporting was not effective.

In addition, during E&Y’s audit of Avangrid’s consolidated financial statements for the year ended December 31, 2015, E&Y identified certain errors in the income tax and depreciation expense accounts that resulted in Avangrid making material corrections to its income tax provision, deferred income tax liabilities, depreciation expense and accumulated depreciation balances. Certain of these adjustments related to prior periods and Avangrid corrected the financial information such prior periods and disclosed this correction within Note 2 to its audited consolidated financial statements of its Annual Report on Form 10-K for the year ended December 31, 2015. These errors were due to the Company’s accounting personnel having insufficient time and resources combined with ineffective review controls sufficiently precise to detect errors in the financial statements and, as a result, E&Y concluded that there were material weaknesses in the Company’s internal control over financial reporting.

Avangrid’s management, with oversight from its audit and compliance committee, is actively engaged in remediation efforts to address the material weaknesses identified above. Management has taken and will take a number of actions to remediate the 2016 material weaknesses including the following remediation plan:

•	Implementing and enhancing additional management review controls;

•	Increasing accounting personnel to devote additional time and internal control resources;

•

Implementing enhanced controls to monitor the effectiveness of the underlying business process controls that are dependent on the data and financial reports generated from the relevant information systems;

•	Continuing to implement controls newly designed during the third and fourth quarters of 2016 that management has determined through testing are more precise;

•	Implementing specific enhanced review procedures in the property, plant and equipment area and income taxes including the estimation of useful lives;

2017 Proxy Statement	59

Independent Registered Public Accounting Firm (continued)

•

Educating and re-training internal control employees regarding internal control processes to mitigate identified risks and maintaining adequate documentation to evidence the effective design and operation of such processes; and

•	Enhancing the automation of processes and controls to allow for the more timely completion and enhanced review of internal controls surrounding financial information and disclosures.

These improvements are targeted at strengthening Avangrid’s internal control over financial reporting and remediating the 2016 material weaknesses. Avangrid remains committed to a strong internal control environment and management believes that these actions, and the improvements management expects to achieve as a result, will effectively remediate the 2016 material weaknesses. However, the material weaknesses in Avangrid’s internal control over financial reporting will not be considered remediated until the controls operate for a sufficient period of time and management has concluded, through testing that these controls operate effectively. Avangrid’s management currently plans to enhance review procedures and documentation standards in place and operating in the first quarter of 2017, and expects that the remediation of the material weaknesses will be completed by December 31, 2017. Avangrid believes that it has implemented, and will continue to implement, the internal controls and processes necessary for Avangrid to develop reliable financial statements and believes that the controls designed were adequate for financial disclosures required for the preparation of Avangrid’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

The audit and compliance committee discussed the material weaknesses with E&Y. Avangrid has authorized E&Y to respond fully to the inquiries from KPMG concerning the material weakness. There are no limitations placed on E&Y or KPMG concerning the inquiry of any matter related to Avangrid’s financial reporting.

We disclosed the matters above in a Current Report on Form 8-K filed with the SEC on March 10, 2017. We provided a copy of such report to E&Y and requested that E&Y furnish a letter addressed to the SEC stating whether it agreed with the statements made by us in such report, and if not, stating the respects in which it did not agree. We received the requested letter from E&Y and a copy of such letter was filed as an exhibit to the report.

During Avangrid’s two most recent fiscal years and the subsequent interim period through March 10, 2017, neither Avangrid, nor anyone on its behalf, consulted KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the financial statements of Avangrid, and no written report or oral advice was provided to Avangrid by KPMG that was an important factor considered by Avangrid in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Audit and Compliance Committee Pre-Approval Policy and Procedures

The audit and compliance committee must be informed of and authorize any audit and non-audit services and relationships with our independent registered public accounting firm, consistent with procedures adopted by the audit and compliance committee, which must be in compliance with applicable law, regulations, and NYSE rules. In conducting reviews of audit and non-audit services, the audit and compliance committee will determine whether the provision of such services would impair the independent registered public accounting firm’s independence and will only authorize services that it believes will not impair such firm’s independence. All services rendered by E&Y in 2016 were authorized pursuant to this process.

2017 Proxy Statement	60

Independent Registered Public Accounting Firm (continued)

Independent Registered Public Accounting Firm Fees

For the years ended December 31, 2016 and December 31, 2015, Avangrid paid E&Y the following fees for services rendered:

Audit Fees and Expenses	2016	2015
Audit Fees(1)	$16,161,062	$11,066,060
Acquisition Audit Fees(2)	—	7,667,902
Audit-Related fees(3)	195,000	120,000
Acquisition Audit-Related Fees	—	200,000
Tax Fees	—	—
All Other Fees(4)	2,500	2,500
Total Fees and Expenses	$16,358,562	$19,056,462

(1)

Audit Fees relate to the audit of the company’s annual consolidated financial statements for the years ended December 31, 2016 and 2015 and for review of the quarterly financial statements. Audit Fees and Expenses also include the audits of Networks and its wholly owned subsidiaries, NYSEG, RG&E, CMP for the year ended December 31, 2016 and 2015 and for The United Illuminating Company, The Southern Connecticut Gas Company, Connecticut Natural Gas Corporation, and The Berkshire Gas Company for the year ended December 31, 2016, including statutory filings for regulatory filing purposes. It also includes work performed to attest and report on the Sarbanes-Oxley Act of 2002, Section 404 compliance for the Networks consolidated financial statements arising under a regulatory requirement for such entity and its subsidiaries.

(2)	Acquisition Audit Fees relate to the audited financial statements required for the registration with the SEC in the filing of Form S-4, including responding to SEC comment letters

(3)	Audit-Related Fees include audit reports required to be issued on subsidiary employee benefit plans and comfort letter fees.

(4)	All Other Fees include fees for a license for access to an accounting standards research tool in both 2016 and 2015.

2017 Proxy Statement	61

Proposal Two: To Ratify the Selection of KPMG as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2017

The audit and compliance committee has selected KPMG US, LLP as the independent registered public accounting firm of the company for the year ending December 31, 2017. We have been advised by KPMG US, LLP that it is an independent registered public accounting firm with the PCAOB, and complies with the auditing, quality control and independence standards and rules of the PCAOB.

Representatives of KPMG US, LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

The board proposes that the shareholders ratify this selection at the annual meeting. Ratification of this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein. Abstentions will not be counted as votes cast for such purposes. Unless contrary instructions are given, shares represented by proxies solicited by the board will be voted for the ratification of the selection of KPMG US, LLP as our independent registered public accounting firm for the year ending December 31, 2017. If the selection of KPMG US, LLP is not ratified by the shareholders, the audit and compliance committee will reconsider the matter. Even if the selection of KPMG US, LLP is ratified, the audit and compliance committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.

Board Recommendation

Our board of directors unanimously recommends that shareholders vote “FOR” the ratification of the selection of KPMG as the company’s independent registered public accounting firm for the year ending December 31, 2017.

2017 Proxy Statement	62

Proposal Three: To Approve, on an Advisory Basis, Named Executive Officer Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010, an advisory vote on the frequency of shareholder votes on executive compensation was conducted in connection with the 2016 annual meeting of shareholders. At the meeting, our shareholders recommended that our Board of Directors hold say on pay votes on an annual basis. As a result, we are providing our shareholders the opportunity for an advisory approval of the compensation of our named executive officers (“say on pay” vote) as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this proxy statement. This proposal, gives shareholders an opportunity to approve, reject or abstain from voting with respect to our overall fiscal 2016 executive compensation programs and policies and the compensation paid to our named executive officers.

In connection with this proposal the board encourages shareholders to read the Compensation Discussion and Analysis section beginning on page 28 for additional details about our executive compensation program, including information about the fiscal year 2016 named executive officer compensation, and a comprehensive review of our named executive officer compensation objectives, program and rationale.

As described in more detail in the Compensation Discussion and Analysis section, the objective of our executive compensation programs is to attract and retain talented executives and motivate them to achieve our business goals through a combination of cash and stock-based compensation. Compensation for the named executive officers primarily consists of base salary, annual incentive, and long-term incentive. Other elements of compensation, including retirement benefits, life insurance, savings, health and welfare plans and other benefits offered to employees generally are also considered in order to evaluate the entire compensation package offered to executives. We regularly conduct risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. Our compensation program mitigates risk by emphasizing long-term compensation and financial performance measures rather than simply rewarding shorter-term performance and payout periods, which discourages imprudent short-term decision making and risk taking.

The guiding principles and objectives that govern our compensation decisions include:

•	recruitment, retention and motivation of key executive leadership talent;

•	focus on pay for performance; and

•	emphasis on performance over time.

Assuming a quorum is present at the meeting, the non-binding resolution will be approved if it receives the affirmative vote of a majority of the votes cast in person or by proxy by the holders of shares entitled to vote therein. Abstentions and broker non-votes will not be counted as votes cast for such purposes. Because your vote on this proposal is advisory, it will not affect existing compensation or be binding on the company or the board. However, the board will carefully consider the voting results on this proposal in future decisions on executive compensation. Your advisory vote will serve as an additional tool to guide the board in continuing to improve the alignment of the company’s executive compensation programs with the long-term interests of Avangrid and its shareholders, and is consistent with our commitment to high standards of corporate governance.

For the reasons stated in the Compensation Discussion and Analysis starting at page 28, we believe that our executive compensation program is tailored to our strategic plans, appropriately aligns executive pay with company performance and incentivizes management to work for the long-term growth of shareholder value.

As such, we are asking our shareholders to endorse our executive compensation program by voting for the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

Board Recommendation

Our board of directors unanimously recommends that shareholders vote “FOR” the non-binding resolution to approve the named executive officer compensation as disclosed in this proxy statement.

2017 Proxy Statement	63

Proposal Four: To Approve an Amendment to Avangrid’s By-Laws to Implement a Majority Voting Standard in Director Elections

Our board of directors recommends that the shareholders approve an amendment to the company’s by-laws to implement a majority voting standard for the election of directors in uncontested elections. Currently directors are elected using a plurality standard. Under the plurality voting standard, nominees receiving the greatest number of votes are elected directors. For the reasons described below, on March 16, 2017, on the recommendation of the compensation, nominating and corporate governance committee, the board unanimously adopted resolutions approving and recommending to shareholders the approval of amendments to our by-laws to adopt a majority voting standard in the uncontested elections of directors.

Under the proposed majority voting standard, for a nominee to be elected to the board in an “uncontested election,” the number of votes cast “FOR” the nominee’s election must exceed the number of votes cast “AGAINST” his or her election. Abstentions would not be considered votes cast “FOR” or “AGAINST” a nominee. An “uncontested election” is generally any meeting of shareholders at which the number of nominees does not exceed the number of directors to be elected. In all director elections other than uncontested elections, which we refer to as “contested elections,” the plurality voting standard would still apply.

In recent years, many public companies have eliminated plurality voting in uncontested elections and adopted “majority voting” by-laws or standards that provide shareholders with more influence over the outcome of uncontested director elections. As part of the ongoing review of our corporate governance, our board of directors determined that it is in the best interest of the company and our shareholders to implement a majority vote standard in uncontested director elections. The board of directors concluded that the adoption of a majority vote standard will reinforce the board’s accountability to our shareholders, by requiring that a nominee must obtain more “FOR” than “AGAINST” votes in order to be elected.

The board believes, however, that the plurality vote standard should continue to apply in contested director elections. If a majority vote standard is used in a contested election, fewer candidates could be elected to the board than the number of authorized board seats. Accordingly, we will retain plurality voting in contested elections.

If this proposal is approved by our shareholders and implemented, we will also implement conforming amendments to our corporate governance guidelines to address the treatment of “holdover” terms for any incumbent directors who fail to be re-elected under majority voting. Under the New York law, even if an incumbent director does not receive the vote required for re-election, that director will continue to serve as a “holdover director” until a successor is elected and qualified. Our amendments to our corporate governance guidelines will require an incumbent director who does not receive more votes cast “FOR” than “AGAINST” his or her election in an uncontested election to tender his or her resignation to the board and the board will decide, through a process managed by the compensation, nominating and corporate governance committee, whether to accept such resignation or to have such director serve on a holdover basis until a successor is appointed.

The implementation of the majority vote standard requires an amendment to our by-laws. This amendment consists of amending Article One, Section 1.2.12(a) and Article Three, Section 3.1(1)(c), which refers to plurality voting. The text of the revised bylaws marked with the proposed amendment, is attached as Annex B to this proxy statement. If approved by our shareholders, this amendment will become effective at the time of the shareholder vote.

If our shareholders do not approve the amendment of our by-laws to implement a majority vote standard in uncontested director elections, the corresponding amendments to our corporate governance guidelines discussed above will not be implemented.

Assuming a quorum is present at the meeting, the amendment to the company’s by-laws will be approved if it receives the affirmative vote of a majority of the votes cast in person or by proxy by the holders of shares entitled to vote therein. Abstentions and broker non-votes will not be counted as votes cast for such purposes.

The discussion above is qualified in its entirety by reference to the full text of the revised Article One, Section 1.2.12(a) and Article Three, Section 3.1(1)(c) attached as Annex B to this proxy statement.

2017 Proxy Statement	64

Proposal Four: To Approve an Amendment to Avangrid’s By-Laws to Implement a Majority Voting Standard in Director Elections (continued)

Board Recommendation

Our board of directors unanimously recommends that shareholders vote “FOR” the amendment to the by-laws to implement a majority voting standard for the election of directors in uncontested elections.

2017 Proxy Statement	65

Proposal Five: To Approve an Amendment to Avangrid’s By-Laws to Increase the Minimum Number of Independent Directors on the Board

Our board of directors recommends that the shareholders approve an amendment to the company’s by-laws to increase the minimum number of directors on our board that must qualify as “independent directors” in accordance with Section 301 of the Sarbanes-Oxley Act (or any successor rule), Rule 10A-3(b)(1) (or any successor rule) of the Exchange Act, and the NYSE listed company manual (“Independent Directors”), from three (3) to five (5) and to make certain other immaterial changes for purposes of clarity. For the reasons described below, on March 16, 2017, on the recommendation of the compensation, nominating and corporate governance committee, the board unanimously adopted resolutions approving and recommending to shareholders the approval of amendments to our by-laws to increase the minimum number of directors on our board that must quality as Independent Directors from three (3) to five (5) and to make certain other immaterial changes for purposes of clarity.

As described under the section entitled “Corporate Governance System—The Controlled Company Exemption,” the company is a “controlled company” within the meaning of the rules of the NYSE because Iberdrola, S.A. owns more than 50% of the company’s outstanding shares of common stock. Consequently, the company is not required to comply with certain of the NYSE listed company requirements, such as the requirement to have a majority of independent directors on the company’s board of directors. The company’s by-laws require that at least three (3) directors must qualify as Independent Directors; however, currently, there are five (5) directors on the board who qualify as Independent Directors.

Our Board believes that director independence is critical to effective corporate governance. As part of the ongoing review of our corporate governance, our board determined that it is in the best interest of the company and our shareholders to amend the company’s by-laws to increase the minimum number of directors on the board that must quality as Independent Directors. The board concluded that this increase will reinforce the board’s effectiveness, objectivity, and accountability to all of our shareholders.

The implementation of this increase and the other immaterial changes to the bylaws proposed requires an amendment to our by-laws. This amendment consists of amending Article One, Section 1.2.11 and Article Three, Sections 3.1.1(a) and 3.5.1(b). The text of the revised bylaws marked with the proposed amendments, is attached as Annex B to this proxy statement. If approved by our shareholders, this amendment will become effective at the time of the shareholder vote.

Assuming a quorum is present at the meeting, the amendment to the company’s by-laws will be approved if it receives the affirmative vote of a majority of the votes cast in person or by proxy by the holders of shares entitled to vote therein. Abstentions and broker non-votes will not be counted as votes cast for such purposes.

The discussion above is qualified in its entirety by reference to the full text of the revised Article One, Section 1.2.11, and Article Three, Sections 3.1.1(a) and 3.5.1(b) attached as Annex B to this proxy statement.

Board Recommendation

Our board of directors unanimously recommends that shareholders vote “FOR” the amendment to the by-laws to increase the minimum number of directors on the board that must qualify as Independent Directors.

2017 Proxy Statement	66

Certain Relationships and Related Party Transactions

The company expects all directors and executive officers to bring to the company’s attention any related party transactions, including transactions which may be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. The company maintains a written related party transactions policy, which provides that, in determining whether or not to approve or ratify a related party transaction, the company’s audit and compliance committee should consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the company; (ii) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the opportunity costs of other sources for comparable products or services, including whether the transaction is made on terms no less favorable than terms that would be generally available to an unaffiliated third-party under the same or similar circumstances; (iv) the terms of the transaction; and (v) the actual or apparent conflict of interest of the related party. The policy prohibits any director from participating in any review, discussion, consideration or approval of an interested transaction for which such director or his or her family member is a related party, except that such director is required to provide all material information concerning the interested transaction to the committee. In addition, the company annually sends each director and executive officer a questionnaire requiring such person to describe any transaction contemplated under Item 404 or in the case of independent directors, any transaction that might compromise their independence.

Relationship with Iberdrola, S.A.

Iberdrola, S.A. currently directly holds approximately 81.6% of the outstanding shares of Avangrid common stock. As the company’s controlling shareholder, Iberdrola, S.A. will continue to exercise significant influence over the company, including the composition of our board of directors and any action requiring the approval of our shareholders.

Transactions with the Iberdrola, S.A. relate predominantly to pass-through charges of corporate services/management fees. These corporate services are entered into on an arm’s length basis and are aimed at maximizing our operating efficiency in an efficient and flexible service model. The corporate services are provided at market quality, and subject to audit and dispute resolution procedures. In addition, we pay Iberdrola, S.A. fees for credit support, relating to parent company guarantees that Iberdrola, S.A. has provided to third parties to guarantee the performance of Avangrid Renewables Holdings, Inc. (“ARHI”) subsidiaries.

Cash Pooling Agreement

We manage our overall liquidity position as part of the broader Iberdrola Group and are a party to a notional cash pooling agreement with Bank Mendes Gans, N.V. (“BMG”), along with other Iberdrola, S.A. subsidiaries. The notional cash pooling agreement aids the Iberdrola Group in efficient cash management and reduces the need for external borrowing by the pool participants. Parties to the agreement, including us, may deposit funds with or borrow from BMG, provided that the net balance of funds deposited or borrowed by all pool participants in the aggregate is not less than zero. Under the cash pooling agreement, affiliates with credit balances have pledged those balances to cover the debit balances of the other affiliated parties to the agreement. Interest accrues on a daily basis at the rate of (i) overnight LIBOR minus 3 basis points for credit balances and (ii) overnight LIBOR plus 100 basis points for debit balances. Deposits are available for next day withdrawal. Deposits in the cash pooling account were $449 million, $353 million and $0 at December 31, 2014 December 31, 2015 and December 31, 2016, respectively. The deposit amounts are reflected in our consolidated balance sheet under cash and cash equivalents because our deposited surplus funds under the cash pooling agreement are highly-liquid short-term investment.

2017 Proxy Statement	67

Certain Relationships and Related Party Transactions (continued)

The Shareholder Agreement

On December 16, 2015, we completed the acquisition of UIL. The acquisition was effected pursuant to a merger agreement by and among us, Merger Sub, and UIL. Pursuant to the merger agreement, on December 16, 2015, we entered into the Shareholder Agreement. The Shareholder Agreement sets forth certain governance arrangements and contains various provisions relating to, among other things, representation on our board of directors, minority protections that limit the disposal or transfer of shares of the company by Iberdrola, S.A., registration rights, preemptive rights and protections for us relating to affiliate transactions and business opportunities.

Pursuant to the shareholder agreement, upon closing, the size of our board of directors was increased from nine directors to 12 directors. Three of these directors were directors who were serving as members of the board of directors of UIL immediately prior to completion of the acquisition, one of whom was the Chief Executive Officer of UIL and two of whom, the UIL director appointees, were selected by Avangrid from among UIL’s other directors as of closing. The board of directors has an unaffiliated committee made up of “independent” directors (as defined in the Shareholder Agreement). Under the Shareholder Agreement, a director will be considered “independent” if he or she is independent under the rules of NYSE with respect to the company, and would be independent under the rules of NYSE with respect to Iberdrola, S.A. if he or she was a director of Iberdrola, S.A. Arnold Chase, for so long as he is a director, may serve on the unaffiliated committee even if he is determined not to be “independent”. For a period of three years after the closing, our board of directors will nominate, and Iberdrola, S.A. will vote its shares in favor of the election of, the UIL director appointees (other than the former UIL chief executive officer). Upon the death, resignation or removal of any such UIL director appointee during this three year period, such director’s replacement will be nominated by vote of the unaffiliated committee. Iberdrola, S.A. will be required to cast its votes in favor of the election of any such replacement nominated by the unaffiliated committee.

Subject to the above limitations and applicable law, Iberdrola, S.A. has the right to designate nominees for our board of directors for so long as the combined voting power of Iberdrola, S.A. and certain of its affiliates over which it exercises control (controlled affiliates) is 50% or more; provided, however, if the combined voting power of Iberdrola, S.A. and its controlled affiliates is less than 50%,

Iberdrola, S.A. will have the right to designate a number of members to our board of directors based upon Iberdrola, S.A.’s and its controlled affiliates’ combined voting power as a proportion of the total voting power of the company. Iberdrola, S.A. also has the right, subject to the above limitations, to designate replacements to fill our board of directors in the event that a vacancy is created at any time by death, disability, retirement, disqualification or removal for so long as the combined voting power of Iberdrola, S.A. and its controlled affiliates is at least 50%. Further, as long as the combined voting power of Iberdrola, S.A. and its controlled affiliates is at least 50%, Iberdrola, S.A. is entitled to use its voting power from time to time to change the composition and size of our board of directors, subject to certain limitations.

While the merger agreement contained provisions requiring that at least six members of our board of directors be independent of the company and Iberdrola, S.A. within the meaning of the rules of the NYSE, we and UIL agreed that, instead of six independent members of the board of directors, the company would have at least five “independent” directors (as defined in the Shareholder Agreement) for a period of five years following the completion of the acquisition, and Arnold Chase and John Baldacci would be deemed to be independent directors solely for purposes of determining compliance with this obligation. Additionally, in the event of the resignation, removal or death of Mr. Baldacci and/or Mr. Chase (or their respective replacements on the board), or if Mr. Baldacci and/or Mr. Chase (or their respective replacements on the board) decide not to stand for reelection to our board of directors or are otherwise unwilling or unable to serve on our board, Iberdrola, S.A. will nominate a person to serve on our board of directors who qualifies as an independent director pursuant to the rules of the NYSE and applicable law. The Shareholder Agreement also provides that the company will, after such five-year period, have at least four “independent” directors (as defined in the Shareholder Agreement), provided that either Mr. Chase or Mr. Baldacci, but not both, may be deemed independent directors for this purpose. As a result, as of the completion of the acquisition, the combined company had three directors who are “independent” under the rules of the NYSE and other applicable law.

The Shareholder Agreement generally restricts Iberdrola, S.A. and its controlled affiliates from transferring any voting securities that are beneficially owned for a period of 18 months after December 16, 2015, subject to certain

2017 Proxy Statement	68

Certain Relationships and Related Party Transactions (continued)

exceptions. Iberdrola, S.A. is only permitted to transfer shares of the company if the unaffiliated committee, based upon the advice from a nationally recognized independent investment bank, approves the transfer. In addition, Iberdrola, S.A. is prohibited from effectuating a “going private” transaction, or any other similar transaction that results in the company no longer being a publicly traded company, without the prior approval of both the unaffiliated committee and a majority of the voting power of the shareholders not affiliated with the company. Subject to certain exceptions, the Shareholder Agreement generally prohibits Iberdrola, S.A. from causing the company to, and the company from, entering into or effectuating any transaction for the acquisition of the company by another entity, including any stock acquisition, reorganization, merger or consolidation, that results in all shareholders of the company exchanging their voting securities for cash or securities, unless all shareholders of the company are entitled to the same per share consideration to be received in such transaction as Iberdrola, S.A. The Shareholder Agreement also restricts Iberdrola, S.A. and its controlled affiliates, for a period of three years after December 16, 2015, from transferring more than an aggregate of 10% of the outstanding shares of the company in any transaction or series of transactions, unless all shareholders of the company are entitled to participate in such transaction (on a pro rata basis) and are entitled to the same per share consideration to be received in such transaction as Iberdrola, S.A. Iberdrola, S.A., on behalf of itself and its affiliates, is entitled to unlimited requests for demand registrations, piggyback registrations and shelf registration statement filings following the closing of the acquisition, in each case, subject to certain customary limitations. Iberdrola, S.A. also has the right to specify the method of distribution of securities, including an underwritten public offering, and approve the underwriters. Additionally, Iberdrola, S.A. has preemptive rights to protect against dilution for issuances of equity.

The Shareholder Agreement provides protections to us relating to transactions with Iberdrola, S.A. and its affiliates. The services provided by Iberdrola, S.A. or its affiliates to us and our subsidiaries and joint ventures at completion of the acquisition are provided by Iberdrola, S.A. or its affiliates at a cost to us not higher than the cost reflected in the expenses shown in our 2014 IFRS audited consolidated financial statements, except in the case of ordinary course, market adjustments of such costs made on an arms’ length basis, or (ii) as otherwise approved by the majority of the members of the unaffiliated committee. Furthermore, we will not enter into any transaction between, or involving, Iberdrola, S.A. or any of its subsidiaries or controlled joint ventures, on the one hand, and us or our subsidiaries or controlled joint ventures, on the other hand, unless the transaction is both approved by a majority of members of the unaffiliated committee and entered into on an arms’ length basis.

The Shareholder Agreement permits Iberdrola, S.A. and its affiliates to conduct business that may be competitive with our business, while restricting actions by Iberdrola, S.A. and its controlled affiliates that could interfere with the ability of our executive officers to conduct the company’s business. Pursuant to the Shareholder Agreement, we recognize and acknowledge that Iberdrola, S.A. and its affiliates own, engage or participate in businesses and business activities that compete, or may compete, with our business and the business of our subsidiaries. We acknowledge and agree that neither the execution of the merger agreement, Shareholder Agreement or the completion of any transactions contemplated thereby will preclude or limit Iberdrola, S.A. and its affiliates from, directly or indirectly, owning, engaging or participating in any business or business activity at any time and in any geographical location, including such businesses or business activities that compete, or may compete, with our business or the business activities of our subsidiaries or any of their respective businesses. However, the Shareholder Agreement provides that as long as Iberdrola, S.A. continues to own 50% or more of the outstanding voting stock of the company, Iberdrola, S.A. will not engage in any action that is reasonably expected to impair the executive officers of the company and its subsidiaries from conducting the business or operations in a manner consistent with such business or operation of the company and its subsidiaries immediately following completion of the acquisition.

The Shareholder Agreement will remain in effect as long as Iberdrola, S.A. owns more than 20% of the outstanding voting stock of the company. Following any termination of the Shareholder Agreement, Iberdrola, S.A. will have one demand registration right, subject to customary limitations and exceptions, and piggyback registration rights with respect to any registration proposed by the company, subject to customary “cut back” provisions.

Iberdrola, S.A. has been granted certain information and access rights to information related to our and our subsidiaries’ businesses, operations, plans and prospects. We and Iberdrola, S.A. will not be able to amend the Shareholder Agreement without the prior approval of both our board of directors and a majority of the members of the unaffiliated committee.

The laws of the State of New York will govern the Shareholder Agreement as long as we remain a New York corporation. If we are redomiciled to Delaware, the laws of the state of Delaware will govern the Shareholder Agreement.

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Certain Relationships and Related Party Transactions (continued)

The Framework Agreement and Declaration of Acceptance

In connection with the acquisition of UIL, we entered into the Declaration of Acceptance, dated July 16, 2015, with Iberdrola, S.A. (“2015 declaration of acceptance”), making us a party to the framework agreement for 2015 and detailing the corporate services Iberdrola, S.A. provided to us or to any of our affiliates in 2015. The framework agreement governs the relationship between Iberdrola, S.A. and the various Iberdrola, S.A. entities, with respect to the corporate services Iberdrola, S.A. contracts to provide each relevant entity. Pursuant to the framework agreement, and under the Iberdrola Group’s “One Corporation” structure, Iberdrola, S.A. provided efficient and flexible corporate services to us and our subsidiaries. Our entry into the 2015 declaration of acceptance was approved by a committee comprised solely of our independent directors. On July 14, 2016, the unaffiliated committee approved a new declaration of acceptance detailing the corporate services Iberdrola, S.A. provided to us or any of our affiliates for 2016 (“2016 declaration of acceptance” and together with the 2015 declaration of acceptance, the “declarations of acceptance”).

Pursuant to the declarations of acceptance, Iberdrola, S.A. provided various corporate services to us including, among other services, those relating to the management of buildings and leases, surveillance and maintenance of buildings, international and corporate security, human resources, brand management, procurement, management of the SAP corporate platform, research and development, quality control, insurance, information technology and general administration. Pursuant to the 2015 declaration of acceptance and in accordance with the merger agreement, the foregoing services and the price thereof were entered into on an arms’ length basis and on financial and other material terms no less favorable to us and our subsidiaries than applicable agreements or arrangements in respect of such corporate or other shared services existing as of February 25, 2015, and did not result in a higher cost to us or our subsidiaries and affiliates than the aggregate costs for such services reflected in the 2014 IFRS audited consolidated financial statements of Avangrid, except to the extent related to ordinary course, market adjustments made on an arm’s length basis. All new, future services to be provided by Iberdrola, S.A. or its affiliates to us and our subsidiaries must be on an arm’s length basis and approved by the unaffiliated committee

By entering into the 2016 framework agreement via the 2016 declaration of acceptance, any previous framework agreements between us and Iberdrola, S.A. were terminated by operation of law. The framework agreement covers any services provided by Iberdrola, S.A. as of January 1, 2016, and remains in force as long as we and/or our subsidiaries continue to operate as a subsidiary of Iberdrola, S.A. in accordance with the provisions of Article 42 of the Spanish Commercial Code. As soon as we or any of our subsidiaries ceases to be a subsidiary of Iberdrola, S.A., the contractual relationship under the framework agreement will be terminated between such Avangrid entity and Iberdrola, S.A. If parties do not formalize a new declaration of acceptance in 2017, the current declaration of acceptance will continue to remain in force under the same terms, unless any ground for termination of the framework agreement arises.

Under the framework agreement, Iberdrola, S.A. must provide the relevant services pursuant to standard market conditions. Iberdrola, S.A. cannot receive financial or other types of consideration on a more favorable basis than what a third party in a substantially similar circumstance would receive. Iberdrola, S.A. must provide the relevant services in a manner that will not impair our decision making capacity, while we must provide accurate and complete information to Iberdrola, S.A. to enable Iberdrola, S.A. to effectively provide the relevant services. Iberdrola, S.A. must provide the relevant services with a level of expertise, care and diligence that a company providing these services on the open market would provide. We assume any liability that may derive from damage or losses attributable to the instructions or information provided to Iberdrola, S.A.; provided that Iberdrola, S.A. will only be liable for non-performance, defective performance or negligence. Iberdrola, S.A. is also required to notify us before December 31 of each year regarding the estimated price for each service contracted for the following year.

The framework agreement contains provisions relating to confidentiality, requiring each party to safeguard all information received by the other under the framework agreement. However, we and Iberdrola, S.A. are required to disclose the transactions performed under the framework agreement to the public, both in our annual and periodic public reports in accordance with applicable law.

The framework agreement is governed by the laws of Spain and contains arbitration provisions for purposes of dispute resolution. The framework agreement cannot be modified or assigned without our prior written consent or the prior written consent of Iberdrola, S.A. We made payments to Iberdrola, S.A. pursuant to prior framework agreements in place during the periods indicated in the amount of $16.3 million, $27.8 million and $27.2 million for the years ended December 31, 2014, December 31, 2015, and December 31, 2016 respectively.

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Certain Relationships and Related Party Transactions (continued)

Other Agreements with Iberdrola, S.A. or its Affiliates

During 2016, the unaffiliated committee approved the additional arrangements between the company and Iberdrola, S.A. or its affiliates briefly described below, which primarily relate to the provision of additional corporate services and the recharge of expenses related to the employment of personnel from Iberdrola, S.A. or its affiliates by the company in 2016:

•

An annex to the agreement between Iberdrola, S.A. and Avangrid Service Company for the provision of services and resource allocation for 2016 regarding a recharge of costs of Iberdrola, S.A. personnel assigned to Avangrid Service Company for the provision of corporate services. The amount paid under this agreement was approximately $1 million for the year ended December 31, 2016.

•

An agreement between Iberdrola, S.A. and Avangrid Service Company for the provision of services related to a customer billing system. The amount paid under this agreement was approximately $100,000 for the year ended December 31, 2016.

•

An international cost recharge agreement between Scottish Power UK PLC and Avangrid Service Company regarding Scottish Power UK PLC employees working full-time in the U.S. The amount paid under this agreement was approximately $200,000 for the year ended December 31, 2016.

•

An international pension contributions recharge agreement between Scottish Power UK PLC and Avangrid Service Company regarding Scottish Power UK PLC employees working in the U.S. but who remain as contributing members of the UK Final Salary Scheme. The amount paid under this agreement was approximately $280,000 for the year ended December 31, 2016.

•	An international pension contributions recharge agreement between Scottish Power UK PLC and Avangrid Renewables LLC regarding Scottish Power UK PLC employees working in the U.S. but who remain as contributing members of the UK Final Salary Scheme. The amount paid under this agreement was approximately $24,000 for the year ended December 31, 2016.

•

An insurance framework agreement pursuant to which Iberdrola Financiación S.A.U. provides services to the company and certain of its subsidiaries related to the purchase and renewal of insurance policies, which are managed through corporate insurance programs. Each entity is charged an amount corresponding to its share under an established allocation formula. The aggregate amount charged to the company and its subsidiaries was approximately $1.8 million for the year ended December 31, 2016.

•

A framework agreement for solar development engineering support services between Iberdrola Energy Projects, Inc. and Avangrid Renewables, LLC. The amount paid under this agreement was approximately $1 million for the year ended December 31, 2016.

•

A services agreement for technical support services between Iberdrola Energia Altamira De Servicios, S.A. de C.V. and Enstor Operating Company, LLC. The amount paid under this agreement was approximately $800,000 for the year ended December 31, 2016.

•

A framework agreement for the provision of corporate development services between Iberdrola, S.A. and the company. The amount paid under this agreement was approximately $1.5 million for the year ended December 31, 2016.

On March 15, 2017, the unaffiliated committee approved additional arrangements between the company and Iberdrola, S.A. or its affiliates primarily related to the provision of additional corporate services and the recharge of expenses related to the employment of personnel from Iberdrola, S.A. or its affiliates by the company during 2017.

2017 Proxy Statement	71

Certain Relationships and Related Party Transactions (continued)

Guarantee and Support Agreement

On April 3, 2008, Iberdrola, S.A. and ARHI (formerly ScottishPower Holdings, Inc.), entered into the Guarantee and Support Agreement (guarantee and support agreement), which was amended on April 1, 2010 and April 1, 2015. Pursuant to the guarantee and support agreement, if ARHI is unable to meet its obligations set forth in a guarantee issued by ARHI or to meet its obligations to pay interest, principal or premium, if any, on any of its indebtedness for money borrowed, Iberdrola, S.A. guarantees to make payment of any such unpaid obligations, subject to certain limitations. In consideration for Iberdrola, S.A. undertaking its obligations under the guarantee and support agreement, ARHI agreed to pay to Iberdrola, S.A., after the end of each fiscal year of ARHI during the term of the guarantee and support agreement, an amount in cash equal to the product obtained by multiplying (a) the sum of the aggregate face value of obligations of ARHI relating to guarantees issued by ARHI in connection with any commodities trading arrangement consummated between any Iberdrola, S.A. subsidiary and a trading counterparty pursuant to a master trading agreement used in the United States with respect to energy, fuels, environmental commodities and derivatives markets and the aggregate exposure of ARHI to any obligations associated with guarantees issued to support structured transactions for which Iberdrola, S.A. provided any support pursuant to the guarantee and support agreement during the preceding fiscal year of ARHI, times (b) the guarantee fee.

Iberdrola, S.A. can terminate the guarantee and support agreement at any time by giving ARHI 60 days’ prior written notice; provided, however, termination of the guarantee and support agreement is without prejudice to Iberdrola, S.A.’s liability for any obligations in existence as of the date of termination. Further, at all times during the term of the guarantee and support agreement, Iberdrola, S.A. must continue to beneficially own, directly or indirectly, more than 50% of the voting stock of ARHI. ARHI incurred $4.9 million, $2.9 million and $0.9 million in guarantee fees to Iberdrola, S.A. for guarantees provided during 2014, 2015 and 2016, respectively. The guarantee fee was 30.0 basis points, 50.0 basis points and 50 basis points for 2014, 2015 and 2016, respectively.

On September 13, 2016, the unaffiliated committee approved a modification of the intercompany guarantee arrangement whereby Avangrid, in exchange for a pass-through of the guarantee fees otherwise paid by ARHI to Iberdrola, S.A, agreed to “step into the shoes” of Iberdrola, S.A. with respect to certain old guarantees that Iberdrola, S.A. had previously made for ARHI. Under the modification of the arrangement, Iberdrola, S.A. passed through to Avangrid $0.2 million of the guarantee fees incurred by ARHI in 2016.

New Haven Office Lease Agreement

Under the sixth amendment, dated February 15, 2012, to a lease agreement dated May 7, 1991, we lease offices in New Haven from 157 Church Street, LLC, which is controlled by Arnold L. Chase, a director and shareholder of the company, and members of his immediate family. During the year ended December 31, 2016, our lease payments to 157 Church Street, LLC totaled approximately $1.6 million.

Other Relationships

The law firm of Pierce Atwood LLP was retained by the company during the year ended December 31, 2016 to furnish legal services. John E. Baldacci, a member of our board, is Senior Advisor for Economic Development &

Government Relations to the law firm. During the year ended December 31, 2016, Pierce Atwood LLP received $2.3 million in fees from the company for its services.

2017 Proxy Statement	72

Director & Officer (“D&O”) Insurance

Avangrid has provided liability insurance for its directors and officers since 1997, under the entity name NGE Resources. National Union Fire Insurance Company of Pittsburgh, PA. is the principal underwriter of the current coverage, which extends until January 31, 2018 – 12:01 a.m. The annual cost of this coverage is approximately $181,000.

Date for Submission of Proposals by Shareholders

Shareholders who intend to present proposals for action at the 2018 annual meeting of shareholders are advised that such proposals must be received at our principal executive offices by December [29], 2017, which is the 120th day prior to the first anniversary of the date on which this proxy statement was first released to our shareholders in connection with the 2017 annual meeting, and must satisfy the conditions established by the SEC for such purpose in order to be included in the proxy statement and form of proxy for that meeting.

Written notice of proposals of shareholders to be considered at the 2018 annual meeting without inclusion in next year’s proxy statement must be received on or before March [14], 2018, which is the 45th day prior to the first anniversary of the date on which this proxy statement was first released to our shareholders in connection with the 2017 annual meeting. If a notice is received after March 14, 2018, then the notice will be considered untimely and the proxies held by management may provide the discretion to vote against such proposal, even though the proposal is not discussed in the proxy statement. Notices of intention to present proposals at the 2018 annual meeting should be addressed to R. Scott Mahoney, Senior Vice President—General Counsel and Secretary; Chief Compliance Officer, Avangrid, Inc., 157 Church Street, New Haven, Connecticut 06506.

2017 Proxy Statement	73

Frequently Asked Questions

Why am I receiving these proxy materials?

The proxy materials include our notice of annual meeting of shareholders, proxy statement and 2016 annual report. If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instructions form for the annual meeting. Our board of directors has made these materials available to you in connection with the solicitation of proxies by the board. The proxies will be used at our annual meeting, or any adjournment or postponement thereof. We made these materials available to shareholders beginning on or about April [28], 2017.

Our shareholders are invited to attend the 2017 annual meeting and vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may vote by completing, signing, dating and returning a proxy card or by executing a proxy via the internet or by telephone.

How can I access the proxy materials on the internet?

In accordance with SEC rules, we are using the internet as the primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We instead sent shareholders a Notice of Internet Availability of the Proxy Materials (the “Notice”) with instructions for accessing the proxy materials including the notice of annual meeting of shareholders, proxy statement and 2016 annual report, via the internet and voting via the internet or by telephone. The Notice was mailed on or about April [28], 2016. The Notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. Additionally, and in accordance with SEC rules, you may access our proxy materials at www.proxyvote.com.

The Notice provides you with instructions regarding how to:

•	view the proxy materials for the annual meeting on the internet and execute a proxy; and

•	instruct us to send future proxy materials to you in printed form or electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who can vote?

Only shareholders of record of our common stock at the close of business on April 24, 2017 (the “record date”), may vote, either in person or by proxy, at the annual meeting. On the record date, we had [•] shares of common stock outstanding. You are entitled to one vote for each share of common stock that you owned on the record date. There are no other voting securities of the company outstanding.

How do I know if I am a beneficial owner of shares?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instructions form.” If you request printed copies of the proxy materials by mail, you will receive a voting instructions form.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the annual meeting. You may do this by using one of the following methods:

•	Voting again by telephone or over the internet prior to 11:59 p.m., Eastern Time, on June 21, 2017

•	Giving timely written notice to the corporate secretary of our company

•	Delivering a timely later-dated proxy

•	Voting in person at the annual meeting

If you hold your shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm or by voting in person via legal proxy at the annual meeting.

2017 Proxy Statement	74

Frequently Asked Questions (continued)

How many votes must be present to hold the annual meeting?

In order for us to conduct the annual meeting, the holders of a majority of the shares of the common stock outstanding as of April 24, 2017, must be present at the annual meeting in person or by proxy. This is referred to as a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. Your shares will be counted as present at the annual meeting if you do one of the following:

•	Vote via the internet or by telephone
•	Return a properly executed proxy by mail (even if you do not provide voting instructions)
•	Attend the annual meeting and vote in person

We urge you to vote in advance of the annual meeting by voting by Internet, telephone or mail but you may vote in person by attending the annual meeting. If you do not hold your shares directly in your own name and your shares are held in the name of a brokerage firm or other nominee you must bring a valid “legal proxy.” You can obtain a legal proxy by contacting your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold your shares.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, your shares will not be voted if you do not vote them or provide a proxy. If your shares are held in the name of a brokerage firm or other nominee, under NYSE rules, your broker may vote your shares on “routine” matters even if you do not provide a proxy. The only routine matter to be voted on at the 2017 annual meeting is the ratification of the selection of our independent registered public accounting firm for the current calendar year. If a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the annual meeting for purposes of establishing a quorum and will count as “FOR” votes or “AGAINST” votes, as the case may be, depending on how the broker votes. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the annual meeting for quorum purposes and will be voted in connection with the selection of KPMG as our independent public accounting firm for the current year, but will not count as a “FOR” vote for any other matter, including the election of directors.

What are broker non-votes?

A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank or other nominee that holds our common stock for a beneficial owner returns a proxy to us but cannot vote the shares it holds as to a particular matter because it has not received voting instructions from the beneficial owner and the matter to be voted on is not “routine” under the NYSE rules.

What if I return my proxy but do not provide voting instructions?

If you hold your shares directly in your own name, and you sign and return your proxy card (including over the internet or by telephone) but do not include voting instructions, your proxy will be voted as the board recommends on each proposal.

What vote is required to adopt each of the proposals?

Each share of our common stock outstanding on the record date is entitled to one vote on each of the 14 director nominees and one vote on each other matter.

•

Proposal One: Election of directors: Directors will be elected by a plurality of votes, which means that the 14 nominees receiving the highest number of “FOR” votes will be elected directors. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Broker non-votes will not be counted as present and are not entitled to vote on this proposal. Abstentions will have no effect on this proposal.

•

Proposal Two: Ratification of KPMG as auditor for 2017: The affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein is required to ratify the audit and compliance committee’s appointment of KPMG as the company’s independent auditors for 2017. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal. Abstentions will not be counted as votes cast for such purposes.

•

Proposal Three: Advisory resolution to approve named executive officer compensation: Approval of the advisory resolution to approve named executive officer compensation requires the affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to

2017 Proxy Statement	75

Frequently Asked Questions (continued)

vote therein. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast for such purposes.

•

Proposal Four: Approval of the adoption of an amendment to the company’s by-laws: The affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein is required to ratify the proposal to approve the amendment to the company’s by-laws. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast for such purposes.

•

Proposal Five: Approval of the adoption of an amendment to the company’s by-laws: The affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein is required to ratify the proposal to approve the amendment to the company’s by-laws. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast for such purposes.

When will the voting results be announced?

We will announce preliminary voting results at the annual meeting. We will report final results on our website at www.avangrid.com and in a filing with the SEC on a Form 8-K.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Okapi Partners LLC (Okapi), toll free at (855) 208-8902.

2017 Proxy Statement	76

Additional Information

Annual meeting admission

Only shareholders and certain other permitted attendees may attend the annual meeting. Admission to the annual meeting will be on a first-come, first-served basis. Proof of Avangrid stock ownership as of the record date, along with photo identification, will be required for admission. Shareholders holding stock in an account at a brokerage firm, bank, broker-dealer or other similar organization

(“street name” holders) will need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the annual meeting.

Availability of additional materials and location of our principal executive office

The company will provide to any person whose proxy is solicited by this proxy statement, without charge, upon written request to the company’s corporate secretary at Avangrid, Inc., 157 Church Street New Haven, Connecticut 06506, a copy of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, or the company’s proxy statement. The company’s copying costs will be charged if exhibits to the 2016 Annual Report on Form 10-K are requested.

The information provided on the company’s website (www.avangrid.com) is referenced in this proxy statement for information purposes only. The information on the company’s website shall not be deemed to be a part of or incorporated by reference into this proxy statement or any other filings we make with the SEC.

The company’s principal executive office is located at 157 Church Street, New Haven, Connecticut 06506. During 2017 we expect to consolidate our corporate headquarters, including our principal executive office, and move to a building where we currently have corporate and support staff, located in Orange, Connecticut. Therefore, we will not renew the lease for the New Haven Office.

Expenses of solicitation

We pay all costs of soliciting proxies, including the cost of preparing, assembling and mailing the Notice, proxy statement and proxy. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or by other electronic means. We may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition, Okapi has been retained to aid in the solicitation. Its fees for this solicitation are not expected to exceed $7,500, exclusive of expenses.

Householding

To reduce the expense of delivering duplicate proxy materials to our shareholders, we are relying on the SEC rules that permit us to deliver only one set of proxy materials, including our proxy statement, our 2016 annual report and the Notice, to multiple shareholders who share an address unless we receive contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Each shareholder retains a separate right to vote on all matters presented at the annual meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you wish to receive a separate copy of the 2016 annual report or other proxy materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy materials, please mail your request to Avangrid, Inc., 157 Church Street New Haven, Connecticut 06506.

2017 Proxy Statement	77

Other Business

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

Annual Report on Form 10-K

Our 2016 annual report on Form 10-K (which is not a part of our proxy soliciting materials), is being mailed with this proxy statement to those shareholders that received a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability of Proxy Materials, this proxy statement and our 2016 annual report on Form 10-K are available at our website at www.avangrid.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com. The 2016 annual report on Form 10-K and the exhibits filed with it are available at our website at www.avangrid.com.

If you did not receive our annual report on Form 10-K, one will be provided to you without charge, if you request it in writing. Please direct your written requests to R. Scott Mahoney, Senior Vice President—General Counsel and Secretary; Chief Compliance Officer, Avangrid, Inc., 157 Church Street New Haven, Connecticut 06506. The company’s copying costs will be charged if exhibits to the 2016 annual report on Form 10-K are requested.

R. SCOTT MAHONEY

Senior Vice President –

General Counsel and Secretary;

Chief Compliance Officer

April [28], 2017

2017 Proxy Statement	78

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on June 22, 2017:

The notice of annual meeting of shareholders, proxy statement and 2016 annual report are available at www.proxyvote.com.

Annex A – Non-GAAP Financial Measures

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, the company considers certain non-GAAP financial measures that are not prepared in accordance with U.S. GAAP, including adjusted gross margin, adjusted EBITDA, adjusted net income and adjusted EPS. The non-GAAP financial measures we use are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries because it eliminates the impact of financing and certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted EBITDA as net income attributable to Avangrid, adding back income tax expense, depreciation, amortization, impairment of non-current assets and interest expense, net of capitalization, and then subtracting other income and earnings from equity method investments. We provide adjusted net income, which is adjusted to reflect the full twelve month period of results for UIL, excluding the costs of the merger with UIL, mark-to-market adjustments to reflect the effect of mark-to-market changes in the fair value of derivative instruments used by the company to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity, adjustments for the non-core Gas Storage business, and the impairment of certain investments and excludes the sale of certain equity investments. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of the company core lines of business and to more fully compare and explain our results. Additionally, we evaluate the nature of our revenues and expenses and adjust to reflect classification by nature for evaluation of our non-GAAP financial measures as opposed to by function. The most directly comparable U.S. GAAP measure to adjusted EBITDA and adjusted net income is net income. We also define adjusted gross margin as adjusted EBITDA adding back operations and maintenance and taxes other than income taxes and then subtracting transmission wheeling. We also define adjusted EPS as adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, Avangrid’sU.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to Avangrid, and should be considered only as a supplement to Avangrid’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools. Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

2017 Proxy Statement	A-1

Non-GAAP Financial Measures (continued)

Reconciliation of Adjusted Net Income, Adjusted EBITDA and Adjusted Gross Margin

The following table provides a reconciliation between net income attributable to Avangrid and adjusted gross margin (non-GAAP) and adjusted EBITDA (non-GAAP) by segment after the full 12-month period of results for UIL, excluding gain on the sale of equity method and other investment, impairment of investment, costs related to the merger with UIL, impact from mark-to-market activities in Renewables and Gas storage business, and after adjustments to reflect the classification of revenues and expenses by nature for the years ended December 31, 2016, 2015 and 2014, respectively:

	Year Ended December 31, 2016
	Total	Networks	Renewables	Corporate*	Gas Storage
	(in millions)
Net Income Attributable to Avangrid, Inc.	$630	$480	$112	$80	$(42)

Adjustments:
Sale of equity method and other investment	(36)	—	(3)	(33)	—
Impairment of investment	3	3	—	—	—
Mark-to-market adjustments—Renewables	(20)	—	(20)	—	—
Income tax impact of adjustments (1)	22	(1)	9	14	—
Gas Storage, net of tax	42	—	—	—	42

Adjusted Net Income	$641	$482	$98	$61	$—
Add: Income tax expense (2)	287	290	35	(38)	—
Depreciation and amortization (3)	985	566	415	4	—
Interest expense, net of capitalization (4)	131	132	28	(28)	—
Less: Other income and (expense)	(2)	1	(3)	—	—
Earnings (losses) from equity method investments	4	15	(11)	—	—

Adjusted EBITDA (6)	$2,042	$1,453	$589	$(1)	$—

Add: Operations and maintenance (5)	1,319	1,089	234	(5)	—
Taxes other than income taxes	513	463	44	6	—

Adjusted gross margin (6)	$3,873	$3,006	$867	$—	$—

(1) Income tax impact of adjustments: $14 million from sale of equity method investment, $1 million from sale of other investment, $(1) million on impairment of investment and $8 million from mark-to-market adjustment for the year ended December 31, 2016.

(2) In addition to adjustments to include a full 12-month period of results for UIL, adjustments have been made for production tax credit for the amount of $34 million for the year ended December 31, 2016,, as they have been included in operating revenues in Renewables based on the by nature classification.

(3) In addition to adjustments to include a full 12-month period of results for UIL, adjustments have been made for the inclusion of vehicle depreciation of $22 million, and bad debt provision of $50 million in Networks within depreciation and amortization from operations and maintenance based on the by nature classification for the year ended December 31, 2016. Additionally, government grants of $6.6 million in Networks and investment tax credits amortization of $91 million in Renewables have been presented within other operating income and not within depreciation and amortization based on the by nature classification for the year ended December 31, 2016.

(4) In addition to adjustments to include a full 12-month period of results for UIL, adjustments have been made for allowance for funds used during construction, debt portion, to reflect these amounts within other income and expenses in Networks for the years ended December 31, 2016.

(5) In addition to adjustments to include a full 12-month period of results for UIL, adjustments have been made for regulatory amounts to reflect amounts in revenues based on the by nature classification of these items. In addition, the vehicle depreciation and bad debt provision have been reflected within depreciation and amortization in Networks.

(6) Adjusted EBITDA and adjusted gross margin are non-GAAP financial measures and are presented after reflecting the full 12-month period of results for UIL, excluding gain on the sale of equity method and other investment, impairment of investment, costs related to the merger with UIL, impact from mark-to-market activities in Renewables and Gas storage business, and after adjustments to reflect the classification of revenues and expenses by nature explained in notes (1)-(5) above.

* Includes corporate and other non-regulated entities.

2017 Proxy Statement	A-2

Non-GAAP Financial Measures (continued)

Reconciliation of Adjusted EPS

The following tables provide a reconciliations between net income attributable to Avangrid and adjusted net income (non-GAAP), and EPS attributable to Avangrid and adjusted EPS (non-GAAP) after reflecting the full 12-month period of results for UIL, excluding gain on the sale of equity method and other investment, impairment of investment, costs related to the merger with UIL, impact from mark-to-market activities in Renewables and Gas storage business, for the years ended December 31, 2016, 2015 and 2014, respectively:

	Year Ended December 31,
	2016	2015	2014
	(in millions)
Networks	$480	$209	$288
Renewables	112	133	201
Corporate (1)	80	(6)	(61)
Gas Storage	(42)	(69)	(4)

Net Income	$630	$267	$424
Adjustments:
Net income representing the full 12-month period of results for UIL	—	133	110
Merger Costs	—	122	8
Sale of equity method and other investment	(36)	—	—
Impairment of investment	3	—	—
Mark-to-market adjustments—Renewables (2)	(20)	(25)	(34)
Income tax impact of adjustments	22	(45)	10
Gas Storage , net of tax	42	69	4

Adjusted Net Income (3)	$641	$521	$522

	Year Ended December 31,
	2016	2015	2014

Networks	1.55	0.83	1.14
Renewables	0.37	0.53	0.80
Corporate (1)	0.26	(0.03)	(0.24)
Gas Storage	(0.14)	(0.28)	(0.02)

Earnings Per Share	2.04	1.05	1.68

Adjustments:
Reduction for acquisition of UIL shares	—	(0.18)	(0.31)
Net income representing the full 12-month period of results for UIL	—	0.43	0.36
Merger costs	—	0.40	0.03
Sale of equity method and other investment	(0.12)	—	—
Impairment of investment	0.01	—	—
Mark-to-market adjustments—Renewables (2)	(0.07)	(0.08)	(0.11)
Income tax impact of adjustments	0.07	(0.15)	0.03
Gas Storage, net of tax	0.14	0.22	0.02

Adjusted Earnings Per Share (3)	$2.07	$1.68	$1.69

(1) Includes corporate and other non-regulated entities.

(2) Mark-to-market adjustments relate to changes in the fair value of derivative instruments used by Avangrid to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity and gas.

(3) Adjusted net income and adjusted earnings per share are non-GAAP financial measures and are presented after reflecting the full 12-month period of results for UIL, excluding gain on the sale of equity method and other investment, impairment of investment, costs related to the merger with UIL, impact from mark-to-market activities in Renewables and Gas storage business.

2017 Proxy Statement	A-3

Annex B – Amended and Restated By-Laws

AMENDED AND RESTATED BY-LAWS

OF

AVANGRID, INC.

Effective as of             2017~~16 December 2015~~

Amended and Restated By-Laws (continued)

PREAMBLE

These by-laws of Avangrid, Inc., a New York corporation (the “Corporation”), effective as of 16 December 2015 (these “Bylaws”), are subject to, and governed by, the Business Corporation Law of the State of New York (the “BCL”) and the certificate of incorporation of the Corporation then in effect (the “Certificate of Incorporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the BCL or the provisions of the Certificate of Incorporation, such provisions of the BCL or the Certificate of Incorporation, as the case may be, will control.

ARTICLE ONE. THE SHARE CAPITAL AND THE SHARES; SHAREHOLDERS

Section 1.1 The Share Capital: Records of Shareholder

1.

Share Capital. The authorized share capital of the Corporation may be increased or decreased by resolution of the board of directors of the Corporation (the “Board”), subject to approval of any necessary amendment of the Certificate of Incorporation by the shareholders of the Corporation (the “Shareholders”) and the other requirements established for such events under the BCL.

2.

Record of Shareholders. The shares will be recorded in a book of registered shares kept at the office of the Corporation or at the office of its transfer agent or registrar, and the Board is entitled to issue an aggregate certificate to include all the shares held by any Shareholder as permitted under New York law.

Section 1.2 Shareholders

1.

Annual Meeting. The “Annual Meeting” of the Shareholders for the election of members of the Board (the “Directors”) and the transaction of such other business as may properly be brought before the meeting shall be held within or without the State of New York, at a location to be determined by the Board (including, without limitation, telephonically and/or by internet access), on such date and time as may be fixed by the Board.

2.

Written Consent of Shareholders Without a Meeting. Any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shareholders having a right to vote thereon were present and voted. Prompt notice of the taking of the corporate action by the Shareholders without a meeting shall be given to those Shareholders who have not consented in writing.

3.

Special Meetings. A “Special Meeting” of the Shareholders may be called by the Chairman of the Board (the “Chairman”) or the chief executive officer of the Corporation (the “CEO”), and shall be called by the Chairman or the CEO at the written demand of a majority of the Directors then in office or Shareholder(s) then holding a majority of the outstanding voting shares of capital stock of the Corporation, and may not be called by any other person or persons. Any such call or demand shall state the purpose or purposes of the proposed meeting. Special Meetings shall be held at such place within or without the State of New York (including, without limitation, telephonically and/or by internet access) as may be specified in the notice thereof. At any Special Meeting only such business may be transacted which is set forth in the notice thereof, but any Special Meeting may be called and held in conjunction with an Annual Meeting of the Shareholders.

4.

Business at Meetings of the Shareholders. At any meeting of the Shareholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation’s notice of meeting, or (b) by or at the direction of the Board. The procedures referred to in clauses (a) and (b) of the immediately preceding sentence shall be the exclusive means for any person to submit business (other than Shareholder proposals properly submitted in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) to be considered or acted upon at a meeting of Shareholders.

5.

Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of Shareholders. Such date shall not be more than sixty (60) nor less than

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ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is so fixed by the Board, (a) the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is not given by reason of due waiver thereof, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholding for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted. A determination of Shareholders of record entitled to notice of or to vote at any meeting of Shareholders, made in accordance with this Section, shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section for the adjourned meeting.

6.

Notice of Meetings. Whenever Shareholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, unless it is the Annual Meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a Special Meeting (including any such meeting to be held in conjunction with an Annual Meeting) shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally, by electronic communications or by first class mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, such notice is given when deposited in the United States or other sovereign mail system, as appropriate, with postage thereon prepaid, directed to the Shareholder at its address as it appears on the record of Shareholders of the Corporation. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting, if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record on the new record date entitled to notice under this Section.

7.

List of Shareholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the Shareholders a complete list of the Shareholders entitled to vote at the meeting of Shareholders (provided, however, if the record date for determining the Shareholders entitled to vote is less than ten (10) days before the meeting, the list shall reflect the Shareholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each Shareholders and the number of shares of each class of capital stock registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present. Except as otherwise provided by applicable law or the rules of the New York Stock Exchange (“NYSE Rules”), the stock ledger of the Corporation shall be the only evidence as to who are the Shareholders entitled to examine the stock ledger and the list of Shareholders entitled to vote in person or by proxy at any meeting of Shareholders.

8.

Waivers of Notice. Notice of any meeting of Shareholders need not be given to any Shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting prior thereto or at its commencement the lack of notice of such meeting, shall constitute a waiver of notice by such Shareholder.

9.	Failure to Receive Notice. Failure to receive notice of any meeting shall not invalidate the meeting.

10.

Quorum at Meetings. Except as otherwise provided by law, the holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of the Shareholders for the transaction of any business, but the Shareholders present or represented by proxy may adjourn any meeting to another time or place despite the absence of a quorum, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any Shareholders. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

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11.

Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of the Shareholders as it shall deem appropriate. At any meeting of the Shareholders, the ~~CEO~~Chairman, ~~or in his or her absence or inability to act, the Secretary,~~ or, in his or her absence or inability to act or in such cases, as it may be determined by him or her, the person whom the ~~CEO~~ Chairman shall appoint, shall act as chairman of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of the Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) order of business for the meeting, (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting, (c) rules and procedures for maintaining order at the meeting and the safety of those present, (d) limitations on attendance at or participation in the meeting to Shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine, (e) restrictions on entry to the meeting after the time fixed for the commencement thereof, (f) limitations on the time allotted to questions or comments by participants, and (g) policies and procedures with respect to the adjournment of such meeting.

12.	Voting.

(a)

When a quorum is present at any meeting, unless otherwise required by applicable law, NYSE Rules or these Bylaws, the election of Directors shall be decided pursuant to the terms of Section 3.1(1)(c) and any advisory vote on the frequency of Shareholders votes related to the compensation of executives required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), shall be decided by a plurality of the votes cast at a meeting in person or by proxy by the holders of shares entitled to vote therein. When a quorum is present at any meeting, unless otherwise required by applicable law, NYSE Rules or these Bylaws, any matter, other than the election of Directors and an advisory vote on the frequency of Shareholder votes related to the compensation of executives required by Section 14A(a)(2) of the Exchange Act, brought before any meeting of Shareholders shall be decided by the vote of the holders of a majority of the votes cast in person or by proxy in favor of such action by the holders of shares entitled to vote therein. For the avoidance of doubt, abstentions and broker non-votes will not be counted as votes cast for such purposes.

(b)

Unless otherwise provided by applicable law or in the Certificate of Incorporation, each Shareholder shall at every meeting of the Shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such Shareholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of Shareholders need not be by written ballot.

13.

Inspectors. The Board, in advance of any meeting of Shareholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No

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ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless a New York State court upon application by a Shareholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Shareholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

ARTICLE TWO. OFFICERS, AGENTS AND EMPLOYEES

Section 2.1 Structure of the Corporation’s Management

1.

The business and affairs of the Corporation will be managed under the direction of the Board. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by these Bylaws required to be exercised or done by the Shareholders.

2.

The Board may delegate all or some of the authorities delegable by law or these Bylaws to the officers, agents and employees of the Corporation. The officers of the Corporation shall include a CEO, Chief Financial Officer, Treasurer and Secretary, and may also include a Chairman, one or more vice presidents, and one or more assistant secretaries and such other officers as the Board may from time-to-time designate. The officers shall be appointed by the Board. The Board may also appoint other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board. All officers shall hold office until such officer’s successor is elected or appointed by the Board or until such officer’s death, resignation or removal in the manner hereinafter provided. Any officer may resign at any time. Any two or more offices may be held by the same person. Any officer, agent or employee of the Corporation may be removed by the Board with or without cause. The appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights. The compensation of officers, agents and employees appointed by the Board shall be fixed by the Board, but this power may be delegated by the Board to any officer as to persons under his or her direction or control. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be determined by the Board consistent with these Bylaws.

3.

Powers and Duties of the Chief Executive Officer. The CEO shall be appointed by the Board and shall have general organizational duties as shall be determined by the Board. Subject to the authority of the Board, the CEO may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any Shareholders’ or other consents in respect thereof and may, in his or her discretion, delegate such powers by executing proxies or otherwise on behalf of the Corporation. The Board, by resolution from time to time, may confer like powers upon any other person or persons and may modify the powers of the CEO or any such other person.

4.	Powers and Duties of Vice Presidents. Each vice president shall have such powers and perform such duties as the Board or the CEO may prescribe.

5.

Powers and Duties of the Secretary. The Secretary shall have charge of the minutes of all proceedings of the Shareholders and of the Board. He or she shall attend to the giving of all notices to Shareholders and Directors. He or she shall have charge of the seal of the Corporation and shall attest the same by his or her signature whenever required. He or she shall have charge of the record of Shareholders of the Corporation, and of such other books and papers as the Board may direct. He or she shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the CEO or the Board.

6.

Powers and Duties of Assistant Secretaries. In the absence or inability of the Secretary to act, any assistant Secretary may perform all the duties and exercise all the powers of the Secretary. An assistant Secretary shall also perform such other duties as the Secretary or the Board may assign to him or her.

7.

Powers and Duties of Other Officers. The Board may appoint other officers and agents for any group, division or department into which the Corporation may be divided by the Board, with titles and powers as the Board may from time to time deem appropriate. All such officers and agents shall receive such compensation, have such tenure and exercise such authority as the Board may specify.

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ARTICLE THREE. THE BOARD OF DIRECTORS

Section 3.1 Election, Number, Composition and Competencies of the Board of Directors

1.	Number and Election of Directors.

(a)

The number of Directors which shall constitute the whole Board shall initially be twelve (12) and hereafter be determined by resolution of the Board; provided, however, that no decrease in the number of Directors shall have the effect of shortening the term of an incumbent Director.

(b)

A minimum of five~~three~~ (5~~3~~) Directors shall qualify as “independent directors” of the Corporation and Iberdrola, S.A. (the “Controlling Shareholder”) (assuming for such purpose that such Director is a Director of the Controlling Shareholder) under Section 301 of the Sarbanes-Oxley Act (or any successor rule), Rule 10A-3(b)(1) (or any successor rule) of the Securities and Exchange Act of 1934, and Rule 303A (or any successor rule) of the rules promulgated the New York Stock Exchange which apply to issuers whose common stock is listed on the New York Stock Exchange (the “Independent Directors”). The membership of the Board will at all times comply with the requirements of applicable law and NYSE Rules.

(c)

Except as provided in this paragraph and in Sub-section 2 of this Section below, the Directors shall be elected at the Annual Meeting of the Shareholders by a majority~~plurality~~ of the votes cast in person or by proxy by the holders of shares entitled to vote therein and each Director elected shall hold office until his or her successor is elected and qualified, unless he or she shall resign, die, become disqualified or disabled, or otherwise be removed. Directors need not be Shareholders; provided, however, that directors shall be elected by a plurality of the votes cast in a contested election. An election shall be considered contested if, as of the record date (or such later date as may be determined by the Board based on events occurring after the record date, but in no event later than the date the Corporation files its definitive proxy statement with the Securities and Exchange Commission), the number of nominees for election as a member of the Board exceeds the number of Directors to be elected. A “majority of votes cast” means that the number of shares voted “for” a nominee for election as a member of the Board exceeds the number of shares voted “against” the election of such nominee. Abstentions and broker non-votes shall not constitute votes “for” or “against”.

2.

Vacancies. Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board during the term of office, including, without limitation, the removal of Directors by the Shareholders or Director resignation, may be filled either by vote of the Directors or, if determined by the Board or requested (prior to the Board having filled any such vacancy) in writing by Shareholder(s) holding at least a majority of the outstanding voting shares of capital stock of the Corporation, by vote of the Shareholders. If the number of Directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of the Directors then in office or by vote of the Shareholders.

3.

Resignation; Removal. A Director may resign from his or her office at any time by delivering his or her resignation in writing to the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective. Any or all of the Directors may be removed, for cause or without cause, by vote of the Shareholders.

Section 3.2 Positions on the Board

1.	Chairman; Vice Chairman. The Board may elect, from among the Directors, a Chairman and, if so decided, one or more vice-chairmen (each, a “Vice Chairman”), to be proposed by the Chairman.

2.

Powers and Duties of the Chairman of the Board. The Chairman (if there be one) shall preside at all meetings of the Board at which he or she is present and shall perform such other duties as the Board may designate.

3.

Powers and Duties of the Vice Chairmen of the Board. Each Vice Chairman (if there be any) shall have such powers and perform such duties as the Board may prescribe. In the absence or disability of the Chairman, the Vice Chairman who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and exercise all the powers of the Chairman that flows from his or her capacity as Director.

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Section 3.3 Meetings of the Board of Directors

1.

Meetings. Meetings of the Board, regular or special, may be held at any place within or without the State of New York (including, without limitation, telephonically and/or by internet access) as the Board from time to time may fix or as shall be specified in the respective notice or waivers of notice thereof. Any one or more members of the Board or of any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting of the Board or committee thereof. The Board may fix times and places for regular meetings of the Board and no notice of such meetings need be given. Special meetings of the Board may be called by the Chairman, any Vice Chairman or the CEO on two (2) days’ prior written notice to each Director by mail or forty-eight (48) hours’ prior notice to each Director either personally or by facsimile, telegram or electronic mail; special meetings shall be called by the Chairman, any Vice Chairman, the CEO or the Secretary, in like manner and on like notice, on the written request of two (2) Directors unless the Board consists of only one Director, in which case special meetings shall be called by the Chairman, the CEO or the Secretary in like manner and on like notice on the written request of the sole Director.

2.

Notice. Notice of each such meeting shall be given by the Secretary or by a person calling the meeting in accordance with these Bylaws to each Director in the manner provided in Sub-section 1 above. Notice of a meeting need not be given to any Director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

3.

Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee consent in writing or by electronic submission to the adoption of a resolution authorizing such action. Each resolution so adopted and the written consents thereto by the members of the Board or such committee shall be filed with the minutes of the proceedings of the Board or such committee.

4.

Quorum and Voting. A majority of the entire Board shall constitute a quorum for the transaction of any business. Except as otherwise provided by law or the Certificate of Incorporation or these Bylaws, the vote of a majority of the entire Board shall be the act of the Board, but a majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. No notice of any such adjournment need be given.

Section 3.4 Formalization of the Resolutions

1.

Minutes Book. The deliberations and the resolutions of the Board will be recorded in the minute book, and will be signed by the Chairman and the Secretary, or whosoever has the authority to act in their stead.

2.

Certifications. The certifications, total or partial, necessary to evidence the resolutions of the Board, will be issued and signed by the Secretary or an assistant Secretary, and countersigned by the Chairman or, as appropriate, a Vice Chairman.

Section 3.5 Committees of the Board of Directors

1.	Committees.

(a)

The Board shall establish and maintain (i) an Audit and Compliance Committee, (ii) an Unaffiliated Committee in accordance with the Shareholder Agreement dated 16 December 2015 between the Corporation and the Controlling Shareholder (the “Shareholder Agreement”), and (iii) any other committee required by applicable law or NYSE Rules.

(b)

The Board, by resolution adopted by a majority of the entire Board, may establish and maintain one or more committees composed of those designated from among its members such as a compensation, nominating and corporate governance committee or a combination thereof. Moreover, t~~T~~he Board may accordingly establish and maintain an Executive Committee to which it may delegate, unless otherwise decided by the Board, all the authorities of the Board, to the extent permitted by applicable law and provided that any of the authorities assigned to the Unaffiliated Committee (as defined in the Shareholder Agreement) or the Audit and Compliance Committee may not be so delegated.

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2.

Members. Each committee will be composed of one or more Directors designated by the Board, with the favorable vote of a majority of the entire Board, and such positions will be renewed in the terms, manner and number as decided by the Board, which will also establish such committee’s rules of operation.

3.	Alternate Members. The Board may designate one or more eligible Directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

4.

Powers. Subject to applicable law and NYSE Rules, any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

5.

Quorum; Procedures. Unless the Board or the applicable committee charter provides otherwise, at all meetings of such committee, a majority of the then-authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the then-authorized members of the committee shall be the act of the committee. A quorum, once established shall not be broken by the subsequent withdrawal or departure of Directors to leave less than a quorum. Each committee shall keep regular minutes of its meetings and report the same to the Board. Unless the Board otherwise determines, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bylaws.

6.	Audit and Compliance Committee.

(a)

The Board shall establish a permanent Audit and Compliance Committee, made up of at least three Directors appointed by the Board, the composition of which will comply with applicable law and NYSE Rules.

(b)	The Audit and Compliance Committee may have a chairman and a secretary who will be appointed by the Audit and Compliance Committee.

(c)

The Directors who are members of the Audit and Compliance Committee will hold such post for as long as they remain as Directors of the Corporation, except as otherwise determined by the Board. The renewal, re-election and removal of the Directors who are members of the Committee will be determined from time to time by the Board.

(d)

The Corporation may have a “Compliance Division” that is an independent internal business unit functionally connected to the Audit and Compliance Committee. Any “Compliance Division” will have expertise in the field of regulatory compliance and the prevention and correction of illegal or fraudulent acts, as determined by the Board.

(e)	The Audit and Compliance Committee’s responsibilities may include the following activities, as determined by the Board:

1.	Oversee the Corporation’s internal audit department and report activities to the Board;

2.

Ensure the independence and effectiveness of each internal audit, provide guidance and approve action plans and propose to the Board the appointment or removal of any “Director of Internal Audit” or similar responsible person;

3.

Monitor the preparation and presentation of regulated financial information, assessing any proposal for changes in accounting policies and practices and internal control systems related to risks relevant to the Corporation, in order to identify the main risks that should be managed and disclosed;

4.	Analyze, together with the auditors, the significant weaknesses of the internal control system detected during the audit;

5.

Establish appropriate relationships with the auditors to receive information on any issues that may jeopardize their independence, for consideration by the Audit and Compliance Committee, and any other matters related to the audit process and other communications provided by law and auditing standards in the remaining audit. In any case, receive annually from the auditors written confirmation of their independence from the Corporation, as well as information on additional services of any kind provided to the Corporation by the auditors account, or by persons or entities related to them as required by applicable law or NYSE Rules;

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6.

Issue annually, prior to the audit report, a report expressing an opinion on the independence of the auditors including during the provision of additional services referred to in the preceding paragraph;

7.	Receive information from the “Compliance Division” (if any) regarding any relevant matter relating to regulatory compliance and the prevention and correction of illegal or fraudulent acts;

8.

Review, through the “Compliance Division” (if any), policies and procedures of the Corporation to prove its effectiveness in preventing misconduct and identify any policies or procedures that are more effective in promoting ethical standards, for submission to the Board;

9.

Review and endorse the annual operating budget of the “Compliance Division” (if any), for submission to the Board, and confirm that the “Compliance Division” has the necessary human and material resources to carry out its functions, and ensure its independence and effectiveness;

10.	Approve the annual plan of activities of the “Compliance Division” (if any);

11.	Report on any proposed appointment of any Chief Compliance Officer; and

12.	Such other powers, if any, it has been assigned by the Board.

Section 3.6 Personal Interest

Subject to applicable law, no transaction entered into by the Corporation shall be affected by the fact that the Directors, their respective affiliates, or any of them, were personally interested in it, or solely because the interested Directors are present at or participates in the meeting of the Board or a committee thereof which authorizes such transaction, or solely because his, her or their votes are counted for such purpose; and every Director is hereby relieved from any disability which might otherwise prevent his or her, or any of his or her affiliates, contracting with the Corporation for the benefit of himself, herself, itself or of any firm, association or corporation in which he or she may be anywise interested or affiliated. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee thereof which authorizes any such transaction. No Director shall be disqualified from voting or acting on behalf of the Corporation in contracting with any other firm, association or corporation in which he or she may be an affiliate, director, officer or shareholder, or may otherwise have an interest.

Section 3.7 Remuneration of the Directors

Subject to applicable law and NYSE Rules, Directors may receive compensation for their services as Directors in such form and amounts and at such times as may be prescribed from time to time by the Board or designated committee thereof. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director payable in cash, stock, stock options, or other compensation or a combination thereof. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and reimbursement of expenses for attending committee meetings

Section 3.8 Assistance of Experts

In performing his or her duties, a Director shall be entitled to rely on information, opinions, reports or statements including financial statements and other financial data, in each case prepared or presented by:

(a)	one or more officers or employees of the Corporation or any of its subsidiaries;

(b)	counsel, public accountants, or other persons as to matters which the Director believes to be within such person’s professional competence; or

(c)	a committee of the Board upon which he or she does not serve as to matters within its designated authority.

A request for the engagement of an expert will be made through the Chairman, who may make it conditional on authorization first being obtained from the Board, which may be denied by the Board.

2017 Proxy Statement	B-9

Amended and Restated By-Laws (continued)

ARTICLE FOUR. STOCK CERTIFICATES

Section 4.1 Stock Certificates

Upon written request, every holder of capital stock in the Corporation shall be entitled to have a certificate, signed by, in the name of the Corporation, the Chairman or a Vice Chairman, or the president or a vice-president, and by the Treasurer or an assistant Treasurer, or the Secretary or an assistant Secretary, certifying the number of shares owned by him, her or it in the Corporation; provided that the Board may provide by resolution or resolutions that some or all of the capital stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates such certificates shall be in a form approved by the Board. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 4.2 Lost Certificate

The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his her or its legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.3 Transfer of Shares

1.	Transfer Agent. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

2.

Transfer of Shares. Shares of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the person named as the holder thereof on the shares records of the Corporation, by such person’s attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the Treasurer, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

3.

Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.

ARTICLE FIVE. MISCELLANEOUS

Section 5.1 Financial Year

The financial year of the Corporation will begin on January 1 of each year and close on December 31 of each year.

2017 Proxy Statement	B-10

Amended and Restated By-Laws (continued)

Section 5.2 Indemnification

1.

Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation, while a Director or officer of the Corporation, as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against losses, costs and expenses (including, without limitation, fines, penalties and attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense, resolution or settlement of such Proceeding, if he or she acted in accordance with the Certificate of Incorporation and these Bylaws or otherwise acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and shall further indemnify him or her to the extent that a New York State court or the court in which such action or suit was brought may determine upon application that, despite any adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity which a New York State court or such other court shall deem proper; provided, however, that, except with respect to Proceedings to enforce rights to indemnification pursuant to this Section 5.2, the Corporation shall indemnify a Director or officer of the Corporation in connection with a Proceeding (or part thereof) initiated by him or her against the Corporation or any of its affiliates only if such Proceeding (or part thereof) was authorized by the Board.

2.

Advancement of Expenses. Expenses incurred by a person entitled to indemnification pursuant to Sub-section 1 above in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation pursuant to this Section 5.2.

3.

Other Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.2 shall not limit the Corporation from providing any other indemnification or advancement of expenses permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

4.

Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section 5.2.

5.

Successors. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.2 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

6.

Other Indemnitees. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and to advancement of expenses, to any employee or agent of the Corporation to the maximum extent of the provisions of this Section 5.2 with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

7.

Construction. For the purposes of this Section 5.2, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 5.2 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

2017 Proxy Statement	B-11

Amended and Restated By-Laws (continued)

8.

Powers. This Section 5.2 shall be construed to give the Corporation the broadest power permissible by the BCL, as it now stands and as heretofore amended. Any amendment, modification or repeal of this Section 5.2 (or any part thereof) shall not adversely affect any right or protection of any person pursuant to this Section 5.2 in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 5.3 Amendments

These Bylaws may be adopted, amended or repealed by vote of the Shareholders.

Section 5.4 Seal

The seal of the Corporation shall be circular in form and contain the name of the Corporation, the words “Corporate Seal” and “New York” and the year the Corporation was formed in the center, or in such other form as may be approved from time to time by the Board. The Corporation may use the seal by causing it or a facsimile to be affixed or impressed or reproduced in any manner.

Section 5.5 Dividends

Dividends upon the capital stock of the Corporation may be declared by the Board at any regular or special meeting, pursuant and subject to applicable law. Dividends may be paid in cash, in property, in shares of the capital stock of the Corporation or out of any other assets of the Corporation legally available therefor, subject to the provisions of applicable law.

Section 5.6 Corporation Opportunities

To the maximum extent permitted from time to time under the laws of the State of New York, except as expressly provided in the Shareholder Agreement, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its Directors or Shareholders, their respective affiliates or any firm, association or corporation in which any of them may be interested or affiliated. No amendment or repeal of this Section 5.6 shall apply to expand or have any effect that would expand the liability or alleged liability of any such Director, Shareholder or affiliate for or with respect to any business opportunities of which such Director, Shareholder or affiliate becomes aware prior to such amendment or repeal.

Section 5.7 Offices

The Corporation may have offices at such places, both within and without the State of New York, as the Board may from time to time determine or the business of the Corporation may require.

Section 5.8 Notices

1.

General. Whenever, under the provisions of applicable law or these Bylaws, notice is required to be given to any Director or Shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, personally, by overnight mail, telegram, facsimile, or electronic mail or by mail, addressed to such Director or Shareholder, at his or her or its address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given when by United States mail, at the time when the same shall be deposited in the United States mail, and upon delivery if personally delivered, sent via telegram, overnight mail, facsimile, or electronic mail.

2.

Waivers. Whenever any notice is required to be given under the provisions of applicable law or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders, Directors, or members of a committee need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

2017 Proxy Statement	B-12

Amended and Restated By-Laws (continued)

Section 5.9 Subject to Certificate of Incorporation

These Bylaws and the provisions hereof are subject to the terms and conditions of the Certificate of Incorporation (including any certificates of designations filed thereunder), and in the event of any conflict between these Bylaws and the Certificate of Incorporation, the Certificate of Incorporation shall control.

Section 5.10 Governing Law; Forum for Resolution of Disputes

1.

Governing Law. These Bylaws and the internal affairs of the Corporation shall be governed by and interpreted under the laws of the State of New York, without regard to its conflict of laws principles or rules that would mandate the application of the laws of any other jurisdiction.

2.

Forum. Unless the Corporation expressly consents in writing to the selection of an alternative forum, the state courts of the State of New York located in New York County shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the Shareholders, (iii) any action asserting a claim arising pursuant to any provision of the BCL or the Certificate of Incorporation or these Bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

2017 Proxy Statement	B-13

AVANGRID, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION:

To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E27998-P92169                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVANGRID, INC.		For All	Withhold All	For All Except
The board of directors recommends that you vote FOR the following nominees:		☐	☐	☐
1.	ELECTION OF DIRECTORS Nominees:
	01) Ignacio Sánchez Galán 02) John E. Baldacci 03) Pedro Azagra Blázquez 04) Felipe de Jesús Calderón Hinojosa 05) Arnold L. Chase 06) Alfredo Elías Ayub 07) Carol L. Folt	08) John L. Lahey 09) Santiago Martinez Garrido 10) Juan Carlos Rebollo Liceaga 11) José Sainz Armada 12) Alan D. Solomont 13) Elizabeth Timm 14) James P. Torgerson

The board of directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	RATIFICATION OF THE SELECTION OF KPMG US LLP AS AVANGRID, INC.‘S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.	☐	☐	☐

3.	NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
4.	APPROVAL OF AN AMENDMENT TO THE AVANGRID, INC. BY-LAWS TO ADOPT A MAJORITY VOTING STANDARD IN THE ELECTION OF DIRECTORS IN UNCONTESTED ELECTIONS.	☐	☐	☐

5.	APPROVAL OF AN AMENDMENT TO THE AVANGRID, INC. BY-LAWS TO INCREASE THE MINIMUM NUMBER OF INDEPENDENT MEMBERS OF THE BOARD OF DIRECTORS FROM THREE (3) TO FIVE (5).	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3, 4 and 5. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

ATTENDANCE TICKET

If you plan on personally attending the annual meeting of shareholders, you will be asked to verify that you are a shareholder by presenting this attendance ticket together with a proper form of identification. Cameras, recording devices and other electronic devices including telephones or other devices with photographic capability should not be used during the meeting and are subject to confiscation. For the safety of attendees, all bags, packages, briefcases, and similar items are subject to inspection. Your compliance is appreciated.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

ON JUNE 22, 2017:

The notice of annual meeting of shareholders, proxy statement and 2016 annual report are available at www.proxyvote.com.

E27999-P92169

AVANGRID, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

JUNE 22, 2017

The shareholder(s) hereby appoint(s) R. Scott Mahoney, as proxy, with the power to appoint his substitute; and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of Avangrid, Inc. that the shareholder(s) is/are entitled to vote at the annual meeting of shareholders to be held at 10:30 a.m. on June 22, 2017 at WilmerHale, 60 State Street, Boston, Massachusetts 02109, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND AS RECOMMENDED FOR EACH PROPOSAL AS WELL AS IN THE DISCRETION OF THE APPOINTED PROXIES WITH RESPECT TO ANY OTHER ITEMS THAT MAY PROPERLY COME BEFORE THE MEETING.

FOR PARTICIPANTS IN THE UIL EMPLOYEE STOCK OWNERSHIP PLAN (KSOP), THE BERKSHIRE GAS COMPANY UNION 401(k) PLAN and THE CONNECTICUT NATURAL GAS CORPORATION UNION EMPLOYEE SAVINGS PLAN: This Proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of THE UIL EMPLOYEE STOCK OWNERSHIP PLAN (KSOP), THE BERKSHIRE GAS COMPANY UNION 401(k) PLAN and THE CONNECTICUT NATURAL GAS CORPORATION UNION EMPLOYEE SAVINGS PLAN. This Proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m. Eastern time on June 21, 2017, the shares represented by this proxy will be voted in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

V.1.1